Exhibit 99.3

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re	X
	:	Chapter 11 Case No.
ALLEGIANCE TELECOM, INC., et al.,	:	03-13057 (RDD)
:
Debtors.	:	Jointly Administered
X

DEBTORS’ SECOND AMENDED DISCLOSURE STATEMENT PURSUANT
TO SECTION 1125 OF THE BANKRUPTCY CODE

KIRKLAND & ELLIS LLP

Attorneys for the Debtors

Citigroup Center

153 East 53rd Street

New York, NY 10022

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

Matthew A. Cantor

Jonathan S. Henes

Lisa G. Laukitis

Dated:	New York, New York
April 22, 2004

	3.	Non-Consensual Confirmation	57
	4.	Risk of Insufficient Cash to Pay Holders of Allowed Senior Lender Claims in Full	57
	5.	Cures	57
B.	CLOSING CONDITIONS TO THE SALE OF THE ASSETS		57
C.	RISKS TO RECOVERY BY HOLDERS OF CLAIMS WITH RESPECT TO REORGANIZED STFI		57
	1.	Risks relating to ATLT’s holding of New STFI Common Stock	57
	2.	Technological changes and new product offerings may adversely affect Reorganized STFI sales	57
	3.	The success of Reorganized STFI depends on key personnel and it may not be able to retain and/or replace key employees	58
	4.	The success of Reorganized STFI depends on retaining good relations with the employees	58
	5.	Reorganized STFI is dependent on effective billing, customer service and information systems and it may have difficulties in developing, maintaining and enhancing these systems	58
	6.	Reorganized STFI is dependent on many vendors and suppliers and their financial difficulties may adversely affect its business	58
	7.	Reorganized STFI’s financial results could be adversely affected by the termination of its maintenance service contracts and the financial difficulties of its customers	58
	8.	Reorganized STFI may need to acquire new businesses in order to grow which in turn creates certain business risks	59
	9.	Reorganized STFI’s success will be dependant on strategic alliances that may not continue	59
	10.	Reorganized STFI’s inability to successfully compete in its market place may cause sales and profits to decline	59
	11.	Varying results from quarter to quarter and seasonal swings in sales may cause volatility in Reorganized STFI’s stock price	59
	12.	Projected Financial Information	60
	13.	Under certain circumstances, Reorganized STFI will need additional capital and such capital may not be available	60
	14.	Reorganized STFI may have future operating and net losses which will require additional financing	60
	15.	The stock of Reorganized STFI may be publicly traded	60
	16.	Reorganized STFI may be subject to competition from new providers and services	60
D.	RISKS TO RECOVERY BY HOLDERS OF CLAIMS WITH RESPECT TO XO COMMON STOCK		60
	1.	XO’s common stock trades less frequently than the common shares of many companies of similar size	61
	2.	The failure of XO’s operations support systems, including the systems for sales tracking, order entry and provisioning, and billing that XO is currently in the process of updating and replacing, to perform as XO’s expects could impair XO’s ability to retain customers and obtain new customers, or provision their services, or result in increased capital expenditures, which would adversely affect XO’s revenues or capital resources	61
	3.	XO’s rights to the use of the unlit capacity that make up XO’s network may be affected by the financial health of XO’s fiber providers	61
	4.	XO may not be able to continue to connect XO’s network to the incumbent carrier’s network or maintain Internet peering arrangements on favorable terms, which would impair XO’s growth and performance	61
	5.	If XO’s selection of IP technology is incorrect, ineffective or unacceptably costly, implementation of XO’s business strategy could be delayed, which would adversely affect XO’s growth and operating results	62

	6.	XO may be unable to adequately protect XO’s intellectual property or rights to licenses for use of third-party intellectual property, and may be subject to claims that XO infringes the intellectual property of others, which could substantially harm XO’s business	62
	7.	XO incurred a substantial net loss in 2003 and, in the near term, will not generate funds from operations sufficient to meet all of XO’s cash requirements	62
	8.	As a result of XO’s commitment to purchase substantially all of the assets of the Debtors, XO has committed to expend a majority of the cash reflected on XO’s balance sheet as of December 31, 2003, and, as a result, XO may be required to seek additional capital to fund XO’s operations	62
	9.	The covenants in XO’s Credit Agreement restrict XO’s financial and operational flexibility, which could have an adverse affect on XO’s results of operations	63
	10.	XO may not successfully consummate the acquisition of the Acquired Assets	63
	11.	XO may not realize the network and selling, operating, and administrative synergies that XO estimates in connection with the acquisition of the Acquired Assets	63
	12.	Technological advances and regulatory changes are eroding traditional barriers between formerly distinct telecommunications markets, which could increase the competition XO faces and put downward pressure on prices, which could impair XO’s results	64
	13.	XO’s company and industry are highly regulated, which restricts XO’s ability to compete in XO’s target markets and imposes substantial compliance costs on XO that adversely impact XO’s results	64
	14.	Attempts to limit the basic competitive framework of the Telecom Act could interfere with the successful implementation of XO’s business plan	64
	15.	An entity owned and controlled by Mr. Carl C. Icahn is XO’s majority stockholder	64
	16.	Future sales of XO’s Common Stock could adversely affect its price and/or XO’s ability to raise capital	64
	17.	There may be risks related to XO’s use of Arthur Andersen as XO’s independent auditors for the year ended December 31, 2001 and prior periods	65

X. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN			65
A.	CONSEQUENCES TO DEBTORS		66
	1.	Sale of Assets and Transfers to ATLT	66
	2.	Tax Consequences to STFI	66
B.	TAX TREATMENT OF POST-CONFIRMATION ESTATE		67
	1.	Classification of ATLT	67
	2.	Tax Reporting	67
	3.	Reserve for Disputed Claims	67
C.	CONSEQUENCE TO HOLDERS OF ALLOWED CLAIMS		67
	1.	Recognition of Gain or Loss	67
	2.	Distributions in Discharge of Accrued but Unpaid Interest	68
	3.	Character of Gain or Loss; Tax Basis; Holding Period	68
	4.	Tax-Free Treatment	68
D.	WITHHOLDING		69

XI. SECURITIES LAWS MATTERS			69
A.	Issuance of XO Common Stock to ATLT		70
B.	Issuance of New STFI Common Stock to ATLT		71
C.	Applicable Law		71
D.	ATLT Likely Not an Investment Company		72

XII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN			73
A.	LIQUIDATION UNDER CHAPTER 7		73
B.	ALTERNATIVE PLAN OF REORGANIZATION		73

XIII. CONCLUSION AND RECOMMENDATION			74

EXHIBITS(1)

EXHIBIT A	Plan of Reorganization

EXHIBIT B	Purchase Agreement

EXHIBIT C	Sale Order

EXHIBIT D	Disclosure Statement Order

EXHIBIT E	Allegiance Telecom, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2003

EXHIBIT F	Allegiance Telecom, Inc. Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003

EXHIBIT G	Reorganized STFI Projected Financial Information

EXHIBIT H	Liquidation Analysis

EXHIBIT I	Reorganized STFI Equity Valuation

EXHIBIT J	XO Communications, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2003

(1)                                  The Exhibits to the Disclosure Statement are voluminous.  Accordingly, such Exhibits will be filed with the Bankruptcy Court but will not be annexed to the Disclosure Statement for purposes of solicitation.  Parties can obtain copies of the Exhibits to the Disclosure Statement from the website of the Debtors’ notice and claims agent, Bankruptcy Management Corporation, at www.bmccorp.net/allegiance.

I.  INTRODUCTION

Allegiance Telecom, Inc., a Delaware corporation (“ATI”), Allegiance Telecom Company Worldwide, a Delaware corporation (“ATCW”), and ATCW’s direct and indirect subsidiaries (the “Subsidiaries”) (collectively the “Debtors” or “Allegiance”), as debtors and debtors in possession, submit this second amended disclosure statement (the “Disclosure Statement”),(2) pursuant to section 1125 of title 11 of the United States Code (the “Bankruptcy Code”), to Holders of Claims against and Equity Interests in the Debtors in connection with (i) the solicitation of acceptances of the Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated April 22, 2004, as the same may be amended from time to time (the “Plan”), filed by the Debtors with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on April 22, 2004, and (ii) the hearing to consider confirmation of the Plan (the “Confirmation Hearing”) scheduled for June 7, 2004, commencing at 10:00 a.m., prevailing Eastern Time.

Attached as exhibits to this Disclosure Statement are copies of the following documents:

(i)                                     The Plan (Exhibit A);

(ii)                                  The Purchase Agreement (Exhibit B);

(iii)                               Sale Order (Exhibit C);

(iv)                              The Order of the Bankruptcy Court, dated April 22, 2004 (the “Disclosure Statement Order”), approving, among other things, this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (Exhibit D);

(v)                                 ATI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Exhibit E);

(vi)                              ATI’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003 (Exhibit F);

(vii)                           Reorganized STFI’s Projected Financial Information (Exhibit G);

(viii)                        The Debtors’ Liquidation Analysis (Exhibit H);

(ix)                                Reorganized STFI Equity Valuation (Exhibit I); and

(x)                                   XO Communications, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Exhibit J).(3)

In addition, a Ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the Holders of Claims that are entitled to vote to accept or reject the Plan.

(2)                                  Unless otherwise defined herein, all capitalized terms contained herein shall have the meanings ascribed to them in the Plan.

(3)                                  This Form 10-K of XO Communications, Inc. was prepared by XO Communications, Inc.  The Debtors did not review or otherwise participate in the preparation of such Form 10-K.  As such, the Debtors do not take any position whatsoever with respect to the reliability of the information set forth therein.

On April 22, 2004, after notice and a hearing on April 16, 2004, the Bankruptcy Court entered the Disclosure Statement Order, approving this Disclosure Statement, pursuant to section 1125 of the Bankruptcy Code, as containing adequate information of a kind and in sufficient detail to enable a hypothetical, reasonable investor, typical of the Debtors’ creditors, to make an informed judgment whether to accept or reject the Plan.  APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

The Disclosure Statement Order, a copy of which is annexed hereto as Exhibit D, sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes and the applicable standards for tabulating Ballots.  In addition, detailed voting instructions accompany each Ballot.  EACH HOLDER OF A CLAIM ENTITLED TO VOTE ON THE PLAN SHOULD READ THE DISCLOSURE STATEMENT, THE PLAN, THE DISCLOSURE STATEMENT ORDER AND THE INSTRUCTIONS ACCOMPANYING THE BALLOT CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.  These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes, Distributions under the Plan and the tabulation of votes.  No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

A.                                    HOLDERS OF CLAIMS ENTITLED TO VOTE

Pursuant to the provisions of the Bankruptcy Code, only Holders of Allowed Claims or Equity Interests in Classes that are Impaired and that are not deemed to have rejected the Plan are entitled to vote to accept or reject the Plan.  Holders of Claims or Equity Interests in classes that are Unimpaired, pursuant to section 1124 of the Bankruptcy Code, are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.  Holders of Claims or Equity Interests in Classes that will receive no recovery under the Plan are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.  For a detailed description of the treatment of Claims and Equity Interests under the Plan, see Article II below, entitled “OVERVIEW OF PLAN -- Summary of Classification and Treatment of Claims and Equity Interests Under the Plan.”

In summary, Classes 4 and 5 under the Plan are Impaired and, to the extent Claims in such Classes are Allowed Claims, the Holders of such Claims will receive distributions under the Plan.  As a result, in accordance with sections 1126 and 1129 of the Bankruptcy Code, the Holders of Allowed Claims in each of these Classes are entitled to vote to accept or reject the Plan.  Classes 1, 2 and 3 under the Plan are Unimpaired.  As a result, in accordance with sections 1126 and 1129 of the Bankruptcy Code, the Holders of Allowed Claims in each of these Classes are conclusively presumed to have accepted the Plan, and the solicitation of acceptances with respect to such Classes is not required under section 1126(f) of the Bankruptcy Code.  By operation of law, any Class of Claims or Equity Interests that are not entitled to receive or retain any property of the Debtors under the Plan are deemed to have rejected the Plan and, therefore, the Holders of Subordinated Claims in Class 6 and Holders of Equity Interests in Class 7 are not entitled to vote on the Plan and are conclusively deemed to have rejected the Plan.

The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that actually timely cast ballots for acceptance or rejection of such plan.  Thus, acceptance of the Plan by Classes 4 and 5 will occur only if at least two-thirds in dollar amount and a majority in number of the Holders of such Claims in each Class that actually cast their Ballots vote in favor of acceptance of the Plan.  A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.  For a more detailed description of the requirements for confirmation of the Plan, see Section VII.C. below, entitled “Confirmation.”

Any Holder of a Claim in Class 4 or 5 (i) that has a Claim listed by the Debtors in the Schedules filed with the Bankruptcy Court (provided that such Claim has not been scheduled as disputed, contingent or unliquidated) or (ii) that filed a proof of claim on or before November 26, 2003, or any proof of claim filed within any other applicable period of limitations or with leave of the Bankruptcy Court, provided that such Claim is not the subject of an objection or request for estimation, is entitled to vote on the Plan.

Any Claim in Class 4 or 5 as to which an objection or request for estimation is pending, or which is scheduled by the Debtors as unliquidated, disputed or contingent and for which no proof of claim has been filed, is not entitled to vote unless the Holder of such Claim has timely obtained an order of the Bankruptcy Court temporarily allowing such Claim for the purpose of voting on the Plan.

If a Class of Claims entitled to vote on the Plan rejects the Plan, the Debtors reserve the right, with the consent of the Creditors Committee, which shall not be unreasonably withheld, to amend the Plan or request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code or the “cramdown” provision or both.  Section 1129(b) permits the confirmation of a plan of reorganization notwithstanding the nonacceptance of a plan by one or more impaired classes of claims or equity interests.  Under that section, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each nonaccepting class.  For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section IX.A.3. below, entitled “Non-Consensual Confirmation.”

In the event that a Class of Claims entitled to vote on the Plan votes to reject the Plan, the Debtors’ determination whether to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code will be announced prior to or at the Confirmation Hearing.

B.                                    VOTING PROCEDURES

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan.  If you hold Claims in more than one Class and you are entitled to vote such Claims in more than one Class, you will receive separate Ballots, which must be used for each separate Class of Claims.  Please vote and return your Ballot(s) to:

(a)                                  if by courier or hand delivery:

Allegiance Telecom, Inc. Ballot Processing Center

c/o Bankruptcy Management Corporation

1330 E. Franklin Avenue

El Segundo, CA 90245

(b)                                 if by mail:

Allegiance Telecom, Inc. Ballot Processing Center
c/o Bankruptcy Management Corporation
P.O. Box 909
El Segundo, CA 90245-0909

DO NOT RETURN ANY NOTES, SECURITIES OR ANY OTHER DOCUMENTS WITH YOUR BALLOT.

FOR YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN TO BE COUNTED, IT MUST BE RECEIVED BY NO LATER THAN 5:00 P.M., PREVAILING EASTERN TIME, ON JUNE 1, 2004.

The Bankruptcy Court set April 23, 2004 as the record date for voting on the Plan.  Accordingly, only Holders of record as of April 23, 2004 that otherwise are entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

If you are a Holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call the Debtors’ voting agent, Bankruptcy Management Corporation (“BMC”), at 1-888-909-0100 (toll free).

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF.  HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE PLAN, PRIOR TO VOTING ON THE PLAN.

FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE MATERIAL PROVISIONS AND TERMS OF THE PLAN.  IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING.  THE DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS, OR CONSTITUTE A WARRANTY OR REPRESENTATION AS TO THE CONSIDERATION TO BE RECEIVED OR DISTRIBUTED UNDER THE PLAN.  CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY THEIR NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES, PROJECTIONS AND ASSUMPTIONS.  THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES.  ALL HOLDERS OF CLAIMS SHOULD CAREFULLY READ AND CONSIDER FULLY THE RISK FACTORS SET FORTH IN ARTICLE IX OF THIS DISCLOSURE STATEMENT BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

THE DEBTORS BELIEVE THE PLAN WILL ENABLE THEM TO SUCCESSFULLY REORGANIZE STFI, SELL THE MAJORITY OF THEIR ASSETS, DISTRIBUTE THE PROCEEDS OF THE SALE AND THE STOCK OF REORGANIZED STFI AND THEREBY ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS, THEIR CREDITORS AND EQUITY INTEREST HOLDERS.

THE DEBTORS AND THE CREDITORS COMMITTEE URGE THAT HOLDERS OF ALLOWED CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

II.  OVERVIEW OF THE PLAN

SUMMARY OF CLASSIFICATION AND TREATMENT
OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN(4)

The following is a brief overview of the material provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan.  For a more detailed description of the terms and provisions of the Plan, see Article V below, entitled, “The Plan of Reorganization.”  The Plan provides for the classification and treatment of Claims against and Equity Interests in the Debtors.  The Plan designates six (6) Classes of Claims and

(4)                                  This summary is also included in Liquidation Analysis which is attached hereto as Exhibit H.

one (1) Class of Equity Interests, which classify all Claims against and Equity Interests in the Debtors.  These classes take into account the differing nature and priority under the Bankruptcy Code of the various Claims and Equity Interests.

The treatment of Allowed Claims in Class 4 (ATCW Unsecured Claims) and Class 5 (ATI Unsecured Claims) under the Plan is the result of the proposed Compromise and Settlement, as well as the deemed substantive consolidation of the ATCW Debtors for Plan purposes only, each discussed in Section V.A. of this Disclosure Statement.  Absent the proposed Compromise and Settlement, absent any threatened litigation regarding the priority of Claims and assuming that contrary to the Debtors’ historical booking of certain Intercompany Claims as debt obligations notwithstanding the absence of any promissory notes or other similar evidence of indebtedness, such Intercompany Claims were deemed equity contributions, the Debtors estimate that Holders of Allowed Claims in Class 4 would receive payment in full, while Holders of Allowed Claims in Class 5 would receive an estimated recovery of between 14.5% and 27.7% of the amount of their Claims.  However, based on the existence of certain legal and factual issues raised by the ATI Note Trustees affecting the priority of Claims in Classes 4 and 5, which are described in Section V.A. of this Disclosure Statement, the Debtors, the Creditors Committee and the ATI Note Trustees negotiated the proposed Compromise and Settlement, which proposes to treat Holders of Allowed Claims in Class 4 and Holders of Allowed Claims in Class 5 in the same manner (except Holders of Allowed Claims in Class 4 will have the right to elect the Cash Recovery Election -- which is described in Section II.C. of this Disclosure Statement, provides for Cash equal to 50% of the value of the consideration that otherwise would have been received absent such election -- before Holders of Allowed Claims in Class 5 may make such an election).  If, on the other hand, the ATI Note Trustees were successful in their assertions, with respect to the Intercompany Claims, Holders of Allowed Claims in Class 4 would receive recoveries of between 23.1% and 25.5%, and the Holders of Allowed Claims in Class 5 would receive between 39.6% and 43.8% of their Claims.  Under the Plan, and as a result of the proposed Compromise and Settlement, both Classes of Allowed Claims are expected to receive an estimated recovery of between 35.4% to 40.4% of the amount of their Claims.  The Debtors and the Creditors Committee believe that the proposed Compromise and Settlement is in the best interests of all Holders of Allowed Claims in Classes 4 and 5 and the Debtors’ Estates.  See Section V.A.2.(a) below.  Certain of the Debtors’ large telecommunications creditors have stated that they disagree with the proposed Compromise and Settlement.  For more information on the position of such creditors, see Section V.A.2.(d) of this Disclosure Statement.

A.                                    DESCRIPTION OF PROPERTY TO BE DISTRIBUTED UNDER THE PLAN

Pursuant to the Plan, the majority of the Subsidiaries are being reorganized and XO Communications, Inc. (“XO”) is purchasing the stock of these Reorganized Subsidiaries and substantially all of the assets of ATI and ATCW.   Additionally, some remaining de minimis assets will be transferred to ATLT and liquidated in an orderly fashion.  Substantially all of the assets of four Subsidiaries (i.e., Hosting.com, Allegiance Internet, Inc., Adgrafix Corporation and Virtualis Systems, Inc. (collectively, the “Hosting Debtors”)) will be sold pursuant to an auction and subject to Bankruptcy Court approval and the proceeds of the sale will be transferred to ATLT.(5)  The Debtors are currently negotiating a “stalking horse” bid for the Hosting Debtors and intend to sell substantially all of the assets of the Hosting Debtors through an auction (or other commercially reasonable means).  The Debtors anticipate that the sale of the Hosting Debtors will result in proceeds of at least $1,500,000.   Finally, one Subsidiary, STFI, will be restructured and the stock of Reorganized STFI will be transferred to ATLT.  As described above, ATLT will distribute to Holders of Allowed Claims in Classes 4 and 5, subject to the Cash Recovery Election, the ATLT “B” Trust Interests, which represent the value of the New STFI Common Stock.  The Plan contemplates a sale of substantially all of the assets of the Debtors (other than STFI, the assets of the Hosting Debtors constituting Excluded Assets and certain other assets constituting Excluded Assets) to XO (the “Sale Transaction”).  The Sale Transaction will close as of the Initial Effective Date.  All remaining assets of the Debtors, including the XO Common Stock, will be transferred to ATLT.  As described above, ATLT will distribute to

(5)                                  Under the Purchase Agreement, the stock of the Hosting Debtors will be transferred to XO on the Initial Effective Date.  Nonetheless, the assets of the Hosting Debtors used to provide shared web hosting services constitute Excluded Assets (as defined in the Purchase Agreement).

Holders of Allowed Claims in Classes 4 and 5, subject to the Cash Recovery Election, the ATLT “A” Trust Interests, which represent the value of the XO Common Stock.  The ATLT Assets will be liquidated and the proceeds distributed pursuant to the Plan (provided, however, that if applicable, the XO Common Stock  (or such shares of XO Common Stock remaining after selling such shares as and if necessary to pay Holders of Allowed Senior Lender Claims in full) or New STFI Common Stock may be distributed by ATLT to Holders of Allowed Unsecured Claims that elect to receive ATLT Trust Interests in lieu of the Cash Recovery or otherwise receive ATLT Trust Interests as a result of oversubscription to the Cash Recovery Election).   Holders of Allowed Claims in Classes 4 and 5 will also receive their pro rata share of ATLT “C” Trust Interests, which represent an interest in all of the other ATLT Assets.  See Section II.C. of this Disclosure Statement for a description of the Cash Recovery Election.

ATLT will be responsible for liquidating through prosecution, settlement or other disposition, Avoidance Actions, claims and Causes of Action of the Debtors, as well as any other assets remaining after the Sale Transaction is consummated.

PURSUANT TO THE PLAN, ALL EXISTING EQUITY INTERESTS IN THE DEBTORS (INCLUDING ALL ISSUED AND OUTSTANDING COMMON STOCK) WILL BE EXTINGUISHED AND CANCELED.

B.                                    SUMMARY OF CLASSIFICATION AND TREATMENT OF ALLOWED CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

The following chart(6) summarizes distributions to Holders of Allowed Claims and Equity Interests under the Plan.  The recoveries set forth below are projected recoveries and may change based upon changes in Allowed Claims and proceeds available.

(6)                                  This chart reflects recoveries based on (a) an intercreditor compromise and settlement and (b) the deemed substantive consolidation of the ATCW Debtors for Plan purposes only.  This chart is only a summary of the classification and treatment of Allowed Claims and Equity Interests under the Plan.  Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Allowed Claims and Equity Interests.

Class	Claim/Equity Interest	Treatment of Claim/Equity Interest	Estimated Aggregated Amount of Allowed Claims or Equity Interests	Estimated Percentage Recovery of Allowed Claims or Equity Interests
Class 1	Priority Non-Tax Claims	Unimpaired	$88,000	100.0%
Class 2	Secured Claims	Unimpaired	$100,000	100.0%
Class 3	Senior Lender Claims	Unimpaired	$477.8 million	100.0%
Class 4	ATCW Unsecured Claims	Impaired	$148.2 million to $226.2 million(7)	35.4% to 40.4%
Class 5	ATI Unsecured Claims	Impaired	$700.1 million	35.4% to 40.4%
Class 6	Subordinated Claims	Impaired	N.A.	0%
Class 7	Equity Interests	Impaired	N.A.	0%

THE TREATMENT AND DISTRIBUTIONS PROVIDED TO HOLDERS OF ALLOWED CLAIMS PURSUANT TO THE PLAN ARE IN FULL AND COMPLETE SATISFACTION OF THE ALLOWED CLAIMS ON ACCOUNT OF WHICH SUCH TREATMENT IS GIVEN AND DISTRIBUTIONS ARE MADE.

C.                                    CASH RECOVERY ELECTION FOR HOLDERS OF CLAIMS IN CLASSES 4 AND 5

Pursuant to Sections 3.4 and 3.5 of the Plan, and set forth in detail in Sections V.B.7. and V.B.8. of this Disclosure Statement, to the extent there is sufficient Available Cash, Holders of Claims in Classes 4 and 5 will be deemed to have elected the Cash Recovery unless they affirmatively elect on their applicable Ballot to (i) receive the ATLT “A” Trust Interests (which represents the value of ATLT’s ownership of XO Common Stock  (or such shares of XO Common Stock remaining after selling such shares as and if necessary to pay Holders of Allowed Senior Lender Claims in full)) rather than the Cash Recovery and/or (ii) receive the ATLT “B” Trust Interests (which represents the value of ATLT’s ownership of New STFI Common Stock) rather than the Cash Recovery.  The “election” to receive Cash is designated as the “Cash Recovery Election.”  Unless the Holder of Allowed Claims in such Classes elects not to take the Cash Recovery (or there is not enough Available Cash to pay the Cash Recovery), such Holder will receive Cash equal to fifty percent (50%) of the stated value of the ATLT “A” Trust Interests and/or the ATLT “B” Trust Interests.(8)  In the event that the Available Cash is not sufficient to satisfy the

(7)                                  The Creditors Committee believes that after the claims reconciliation process is complete the estimated aggregate amount of Allowed Claims in Class 4 may be lower than the Debtors’ estimate.   Though the Debtors first omnibus objection to claims was filed with the Bankruptcy Court on April 6, 2004, no claims objections have been prosecuted to fruition.

(8)                                  As an example, if a Holder had an Allowed ATCW Unsecured Claim that entitled such Holder to a 1% interest in ATLT, such Holder would be entitled to elect 1% of the ATLT “B” Trust Interest (among other things).  The ATLT “B” Trust Interest represents ATLT’s ownership of the New STFI Common Stock, which has a projected equity value of $40 million for purposes of the Cash Recovery Election. If such Holder elected the Cash Recovery rather than the ATLT “B” Trust Interests, such Holder would receive Cash equal to fifty percent (50%) of the stated value of the Holder’s ATLT “B” Trust Interest.  In this case, such Holder would receive $200,000 in Cash.  The benefit of the Cash Recovery Election in this case would be the Holder’s ability to obtain Cash on or soon after the Initial Effective Date, while absent the Cash Recovery Election, such Holder would be required to wait to receive any liquid recovery.  The detriment to the Cash Recovery Election is the possibility that the present value of Reorganized STFI is more than present value of the Cash Recovery.  The potential benefit of receiving the ATLT “B” Trust Interests would be that the Plan Administrator could monetize the New STFI Common Stock and such Holder could receive more value than the Cash from the Cash Recovery.  Based on the foregoing, each Holder of an Allowed Claim in Classes 4 and 5 should carefully consider its decision regarding the Cash Recovery.

Cash Recovery Elections of Holders of Allowed Claims in Classes 4 and 5, Holders of Allowed Claims in Class 4 shall have the first right to a pro rata Cash Distribution on account of their Cash Recovery Election.  While this right afforded to the Holders of Allowed Claims in Class 4 enables such Holders to receive a priority as to the consideration they will receive under the Plan (Cash or ATLT Trust Interests), the value of this right is not currently quantifiable.  PLEASE NOTE THAT EACH HOLDER OF A CLAIM IN CLASS 4 AND/OR 5 IS NOT REQUIRED TO ELECT CASH OR ATLT TRUST INTERESTS WITH RESPECT TO BOTH THE ATLT “A” TRUST INTERESTS AND THE ATLT “B” TRUST INTERESTS.  FOR EXAMPLE, A HOLDER OF A CLASS 4 CLAIM IS PERMITTED TO ELECT TO RECEIVE THE ATLT “A” TRUST INTERESTS TO THE EXTENT IT DESIRES TO HAVE A BENEFICIAL INTEREST IN ATLT IN RESPECT OF THE XO COMMON STOCK HELD BY ATLT, BUT IS FREE TO ELECT TO RECEIVE A CASH RECOVERY AS OPPOSED TO ATLT “B” TRUST INTERESTS, WHICH REPRESENT ATLT’S INTEREST IN THE NEW STFI COMMON STOCK.  PLEASE NOTE FURTHER THAT IF A HOLDER FAILS TO ELECT TO RECEIVE ATLT TRUST INTERESTS IN LIEU OF THE CASH RECOVERY, SUCH HOLDER WILL BE DEEMED TO HAVE ELECTED THE CASH RECOVERY ELECTION.

The value of the ATLT “A” Trust Interests are tied directly to the value of the XO Common Stock.  As of the close of the market on April 21, 2004, the price per share of XO Common Stock was $5.28.  Based on such quoted price and the total number of shares to be distributed to ATLT (i.e., 45,380,000), the market value of such shares on April 21, 2004 was approximately $239.6 million.  Between April 21, 2003 and April 21, 2004, the value of XO Common Stock has fluctuated materially over time, reaching a value as low as $4.48 per share and as high as $8.36 per share.  The volatility of XO Common Stock may or may not continue and such stock may or may not have a value within the range realized within the preceding twelve-month period at anytime in the future, including any date or dates on which the XO Common Stock is distributed to Holders of Allowed Unsecured Claim or sold by ATLT.  For purposes of valuing the Cash Recovery with respect to the ATLT “A” Trust Interests, the Debtors will multiply the average closing market price per share for the fifteen (15) day period ending on May 24, 2004 (i.e., five (5) business days prior to the Voting Deadline) by the total number of shares of XO Common Stock (the product of which shall be defined as the “Deemed XO Stock Value”).(9)  Accordingly, the deemed value of the ATLT “A” Trust Interests for Cash Recovery purposes only will be the Deemed XO Stock Value  (i.e., if a creditor receives a Cash Recovery instead of an ATLT Trust Interest, it would receive Cash equal to fifty percent (50%) of its pro rata share of the Deemed XO Stock Value). (10)

The value of the ATLT “B” Trust Interests are tied directly to the equity value of Reorganized STFI.  As set forth in Section VIII.B. of this Disclosure Statement, the Debtors believe that the equity value of

(9)                                  For example, if the average market price per share for the fifteen (15) day period ending May 24, 2004 is $5.28 (i.e., the closing price on April 21, 2004), then the Deemed XO Stock Value would be $239.6 million.  Thus, a creditor receiving a Cash Recovery instead of ATLT “A” Trust Interests would receive Cash equal to fifty percent (50%) of its pro rata share of $239.6 million.  Based on the potential market fluctuations discussed above, the actual amount of the Deemed XO Stock Value could be significantly higher or lower than $239.6 million.

(10)                            As described in Section 3.3 of the Plan, Senior Lenders are to be paid in full.  To the extent there is insufficient Cash on the Initial Effective Date to pay Senior Lenders in full, the Plan Administrator will sell, in a commercially reasonable manner, the number of shares of XO Common Stock as are necessary to realize proceeds sufficient to pay the Senior Lenders in full.  The Debtors believe that in the worst case scenario, the insufficiency of Cash with which to pay Senior Lenders could reach $15 million.  To the extent such insufficiency occurs, ATLT will hold less than 45,380,000 shares of the XO Common Stock.  This will not effect creditors making the Cash Recovery Election.  However, creditors electing to receive ATLT “A” Trust Interests would be effected in such a scenario.

Reorganized STFI is $35 million to $45 million.  For purposes of the Cash Recovery Election only, the deemed value of the ATLT “B” Trust Interests will be $40 million (i.e., if a creditor receives a Cash Recovery instead of an ATLT Trust Interest, it would receive Cash equal to fifty percent (50%) of its pro rata share of the $40 million).

The discount percentage applied to the Cash Recovery Election for the ATLT “A” Trust Interests has been applied, among other things, due to the volatile price per share of the XO Common Stock and the small number of shares of XO Common Stock available for public trading.  Discount percentages are applied to the Cash Recovery Election for the ATLT “B” Trust Interests because the New STFI Common Stock is an illiquid security, i.e., (i) it will not be traded in the public markets, and (ii) ATLT will represent the majority shareholder of Reorganized STFI.

D.                                    INTERCREDITOR COMPROMISE AND SETTLEMENT AND SUBSTANTIVE CONSOLIDATION OF ATCW DEBTORS AFFECTING HOLDERS OF CLAIMS IN CLASSES 4 AND 5

Section V.A.1. of this Disclosure Statement describes the proposed deemed substantive consolidation of the ATCW Debtors for Plan purposes only and the rationale therefor.  Section V.A.2. of this Disclosure Statement describes a proposed intercreditor compromise and settlement relating to the following issues:  (i) the proofs of Claim filed by the ATI Note Trustees regarding the amount and nature of the Claims held by the Holders of ATI Note Claims, (ii) whether Holders of ATI Note Claims are entitled to equitable liens on certain assets of the Debtors and equal and ratable guaranties from each of the Debtors as a result of certain liens and guaranties granted by the Debtors to the Senior Lenders, and (iii)  the recharacterization of or voidability of certain intercompany transfers and the enforceability of certain Intercompany Claims, which have been accounted for as debt obligations of the respective Debtors on the Debtors’ books and records.  Both the proposed compromise and settlement and the deemed substantive consolidation may significantly impact the recoveries of Holders of Allowed Claims in Classes 4 and 5.

III.  GENERAL INFORMATION

A.                                    OVERVIEW OF CHAPTER 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and its equity interest holders.  In addition to permitting the rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor’s assets.

The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the commencement date.  The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case.  A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor.  Confirmation of a plan of reorganization by the bankruptcy court binds the debtor, any issuer of securities under the plan, any Person acquiring property under the plan and any creditor or equity interest holder of a debtor.  Subject to certain limited exceptions, the order approving confirmation of a plan discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

Certain holders of claims against and interests in a debtor are permitted to vote to accept or reject the plan.  Prior to soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding the plan.  The Debtors are submitting this Disclosure Statement to Holders of Claims against and Equity Interests in the Debtors to satisfy the requirements of section 1125 of the Bankruptcy Code.

B.                                    DESCRIPTION AND HISTORY OF BUSINESS

1.                                      The Debtors.  Allegiance is a facilities-based national local exchange carrier that provides integrated telecommunications products and services to small and medium-sized business customers, large businesses (i.e., national customers with multiple locations), governmental entities, national service providers and other institutional users.  Allegiance offers its customers a variety of services, including:

•                  local and long distance voice services, including basic telephone services and advanced calling features;

•                  broadband and other Internet and data services, including high-speed Internet access, wide area network interconnection, domain name registration, web hosting, email and colocation services;

•                  integrated local long distance/Internet access offerings, which provide customers with integrated voice and Internet access over a single broadband line;

•                  services to other regional and national service providers, including equipment colocation, managed modem ports and Internet protocol traffic aggregation; and

•                  customer premise equipment sales and maintenance services.

As of December 31, 2003, Allegiance served more than 100,000 business customers in major markets throughout the United States.  As of December 31, 2003, Allegiance employed approximately 3,000 people, of which approximately 91 employees are covered by collective bargaining agreements.  As of December 31, 2003, Allegiance is colocated in 849 central offices and has a Tier 1 internet backbone.

2.                                      The Debtors’ Business Operations.  In 1997, a management team of industry veterans launched Allegiance and focused on building a reliable nationwide network based on proven technologies, a nationwide direct sales force primarily focused on the small to medium-sized business enterprise and a state-of-the-art information processing system to support its operations.  Allegiance was one of the first major local exchange carriers to open markets utilizing the “smart build” strategy.  This strategy allowed a more rapid ramp-up in operations than the traditional competitive local exchange model in which extensive networks were built, including fiber networks, prior to the generation of significant revenues.  In contrast, Allegiance’s initial network build-out simply required (a) deploying digital switching platforms and (b) leasing transport facilities from the incumbent local exchange carriers and other competitive local exchange carriers to connect its switches with its transmission equipment colocated in the incumbent local exchange carrier’s central offices.  Once traffic volume justified further “success-based” investment, Allegiance leased dark fiber or built specific network segments.  This strategy offered two major economic benefits.  First, it enabled Allegiance to enter new markets with alacrity and reduce up-front capital requirements for entering individual markets prior to revenue generation.  Second, in contrast to the traditional competitive local exchange carriers that generally built their networks in highly concentrated downtown areas due to the high cost of constructing fiber networks, Allegiance’s business model enabled it to provide services to customers in downtown areas as well as the more geographically dispersed, less competitive areas of its targeted markets.

Allegiance’s initial business plan proposed entering into 24 of the largest metropolitan areas in the United States.  Subsequently, management expanded its business plan to (a) increase the total number of target markets to 36, (b) increase its service area, i.e., its colocation “footprint” in its original 24 markets, and (c) acquire long-term rights to use dark fiber rings to replace certain network elements leased by the Debtors from the incumbent local exchange carriers.

In addition to internal growth, Allegiance’s business plan included growth through strategic acquisitions.  For example, in December 2001, Allegiance acquired certain assets of Intermedia Business Internet

(the “IBI Acquisition”).  The IBI Acquisition enabled Allegiance to (a) become a Tier 1 Internet access provider, (b) provide the capability to transmit large quantities of data at high-speeds over the Internet to and from a customer’s premises, (c) efficiently exchange traffic with other Internet backbone providers giving Allegiance greater control over its Internet access, and (d) leverage its local service presence to provide additional services to its target market.  In June 2003, Allegiance acquired certain assets of STFI Fairchild (the “STFI Acquisition”).  The STFI Acquisition (a) added customer premises equipment sales, installation and maintenance to Allegiance’s portfolio of integrated products and services, (b) strategically enhanced Allegiance’s target market of small to medium-size business enterprises, and (c) allowed Allegiance to provide a complete communications solution to business customers.

As of December 31, 2003, the Debtors had approximately $282.2 million of unrestricted cash on hand.  As of December 31, 2003, the Debtors’ consolidated books and records reflected assets totaling approximately $1.139 billion and liabilities totaling approximately $1.337 billion.  For the twelve months ending December 31, 2003, the Debtors, on a consolidated basis, reported revenues of approximately $777.3 million and net losses of approximately $360 million.

3.                                      Market Information.  As of the date hereof, Allegiance provides its telecommunications services in major metropolitan areas across the United States, including the following 36 markets: Atlanta, Austin, Baltimore, Boston, Chicago, Cleveland, Dallas, Denver, Detroit, Fort Lauderdale, Fort Worth, Houston, Long Island, Los Angeles, Miami, Minneapolis/St. Paul, New York City, Northern New Jersey, Oakland, Ontario/Riverside, CA, Orange County, Philadelphia, Phoenix, Pittsburgh, Portland, Sacramento, St. Louis, San Antonio, San Diego, San Francisco, San Jose, Seattle, Tampa, Washington, D.C., West Palm Beach/Boca Raton and White Plains.

4.                                      Prepetition Capital Structure

(a)                                  Capital Stock.  ATI has two classes of authorized stock: (a) 750,000,000 shares of common stock, with par value of $0.01 per share and (b) 1,000,000 shares of preferred stock, with par value of $0.01 per share.  As of December 31, 2003, ATI had (i) 120,350,803 shares of common stock issued and outstanding, with 295 registered Holders and at least 20,000 beneficial owners, and (ii) no shares of preferred stock outstanding.  ATI’s common stock is publicly traded on the Over the Counter Bulletin Board under the symbol “ALGXQ.OB.”

ATI owns 100% of the capital stock of ATCW, and ATCW directly or indirectly owns 100% of the capital stock of each of the Subsidiaries.

(b)                                  Prepetition Notes.  In 1998, ATI issued two series of notes: (i) 11 3/4% Senior Discount Notes with a face value of $445 million, due on February 15, 2008 (the “Senior Discount Notes”) and (ii) 12 7/8% Senior Notes with a face value of $205 million, due on May 15, 2008 (the “Senior Notes,” and, together with the Senior Discount Notes, the “ATI Notes”).  The Senior Discount Notes were issued under that certain Indenture, dated as of February 3, 1998, between ATI and The Bank of New York, as Indenture Trustee.  The Senior Notes were issued under that certain Indenture, dated as of July 7, 1998, between ATI and The Bank of New York, as Indenture Trustee.  Neither the Senior Discount Notes nor the Senior Notes are secured by any assets of the Debtors or guaranteed by any of the Debtors.

(c)                                  Prepetition Credit Agreement.  Prior to the Commencement Date, ATCW entered into that certain Credit and Guaranty Agreement, dated as of February 15, 2000, as amended as of November 27, 2002 (the “Credit Agreement”), among ATCW, as borrower; all of the other Debtors, as guarantors; Goldman Sachs Credit Partners L.P. (“Goldman Sachs”), as syndication agent and sole lead arranger; General Electric Capital Corporation (“GECC”) (as successor to Toronto Dominion (Texas), Inc.), as administrative agent; BankBoston, N.A. (“BankBoston”) and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as co-documentation agents; Goldman Sachs, GECC, BankBoston, Morgan Stanley, certain managing agents, and lenders party thereto from time to time (collectively, the “Senior Lenders”).  As of the Commencement Date, the amount outstanding under the Credit Agreement was approximately $465.3 million.  Certain Senior Lenders funded loans under the Credit Agreement after the Commencement Date.  As a result, on December 31, 2003, the amount outstanding under the Credit Agreement was approximately $477.8 million.  The Debtors have pledged substantially all of their assets as collateral under the Credit Agreement, including (a) the capital stock of ATCW and (b) substantially all of the assets of ATCW and its direct and indirect subsidiaries, including the capital stock owned by ATCW in each of its Debtor subsidiaries.  As of the Commencement Date, there were 27 Senior Lenders under the Credit Agreement.

C.                                    EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES

The distressed economic environment in the United States that followed the economic boom of the late 1990s has had a global and adverse impact on the telecommunications industry.  In the late 1990s, in an effort to finance operations and build their networks, telecommunications companies borrowed significant amounts of money from lenders and the public through the issuance of debt.  The resulting significant indebtedness incurred by telecommunications companies combined with poor economic conditions, required many companies, including the Debtors, to focus on reducing their debt either through out of court restructurings or the chapter 11 process.

Many of Debtors’ existing and potential customers have experienced their own financial difficulties, thereby decreasing customer demand for existing and new services.  The financial difficulties of the Debtors’ customers has led to non-payment, partial payment, or slow payment of bills for services provided by the Debtors.  The financial instability of other companies in the telecommunications industry has adversely affected the willingness of potential customers to move their telecommunications services to the Debtors.  In addition, certain of the Debtors’ suppliers have requested deposits, letters of credit, or other types of security. Moreover, telecommunications carriers that owe reciprocal and/or intercarrier compensation to the Debtors have either refused to pay or failed to pay in a timely manner for the services provided by the Debtors.

As a consequence of the foregoing, the Debtors’ business operations were adversely impacted and, due to revenue trends and continuing operating and net losses, the Debtors determined that their current level of indebtedness needed to be significantly reduced.  Thus, in order to maximize the long-term wealth generating capacity of their business operations, the Debtors, among other things, retained restructuring advisors, and commenced extensive negotiations with the Senior Lenders and Holders of the Senior Discount Notes and the Senior Notes.

The Debtors, in the exercise of their sound business judgment - and in recognition of the distressed economic environment and the need for the Debtors’ businesses to focus on profitability instead of high revenue growth - determined that a meaningful de-leveraging of their capital structure was crucial for the preservation and maximization of the value of their businesses.  The Debtors, in conjunction with their financial advisors and the Board of Directors of ATI, commenced the process of determining the appropriate capital structure for their business operations.  After determining the appropriate capital structure, the Debtors commenced negotiations with the Senior Lenders and the Ad Hoc Committee (as defined below) to effectuate a restructuring transaction.

In October of 2002, Allegiance began negotiations with its Senior Lenders regarding a potential restructuring of its long-term debt.  On November 27, 2002, Allegiance and its Senior Lenders entered into that certain First Amendment to the Credit Agreement (the “Amendment”).  Pursuant to the Amendment, the Debtors obtained a moratorium on defaults under their financial covenants through April 30, 2003.  In exchange for the Amendment, Allegiance agreed, among other things, (a) that an event of default would occur on April 30, 2003 unless it reduced its long term debt to a level not to exceed $645 million, and (b) to repay $15 million to the Senior Lenders on account of debt owed under the Credit Agreement.  During the latter part of 2002 and early 2003 and to meet covenants under the Amendment, the Debtors significantly lowered their capital expenditures, reduced headcount, substantially decreased growth, eliminated less profitable products and services, and continued to optimize their existing network assets.

After entering into the Amendment, the Debtors commenced negotiations with the Senior Lenders to consummate a permanent restructuring.  In connection with the negotiations regarding the permanent restructuring, the Debtors commenced negotiations with an ad hoc committee of bondholders, comprised of certain Holders of the Senior Notes and the Senior Discount Notes (the “Ad Hoc Committee”).  The Debtors, the Senior Lenders and the Ad Hoc Committee were not able to reach an agreement concerning the permanent restructuring prior to the deadline of April 30, 2003.  On April 29, 2003, in order to avoid the occurrence of certain events of default under the Credit Agreement, the Debtors and the Senior Lenders entered into a forbearance agreement (the “Forbearance Agreement”), which expired on May 15, 2003.  The Forbearance Agreement provided for, among other things, a pay down of $5 million of principal owed under the Credit Agreement and the forbearance by the Senior Lenders of any action on Debtor’s default under the Credit Agreement.

After entering into the Forbearance Agreement, the Debtors continued their negotiations with the Senior Lenders and the Ad Hoc Committee.  However, the parties were unable to reach an agreement prior to the expiration of the term of the Forbearance Agreement.  Consequently, the Debtors, in the exercise of their prudent business judgment, determined that it was in the best interests of all of their stakeholders and for the maximization of the value of their businesses to commence the Chapter 11 Cases and consummate a restructuring of their indebtedness under the auspices of the Bankruptcy Court.

IV.  EVENTS DURING THE CHAPTER 11 CASES

On May 14, 2003, the Debtors commenced the Chapter 11 Cases in the Bankruptcy Court.  The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

The following is a brief description of certain major events that have occurred during the Chapter 11 Cases.

A.                                    APPOINTMENT OF THE CREDITORS COMMITTEE

On May 28, 2003, the United States Trustee for the Southern District of New York appointed the Official Committee of Unsecured Creditors (the “Creditors Committee”) in these Chapter 11 Cases.

CREDITORS COMMITTEE MEMBERS

Nortel Networks, Inc.(11) c/o Lovells 900 Third Avenue, 16th Floor New York, NY 10022	Broadwing Communications Services, Inc.(12) 1122 Capital of Texas Highway, S. Legal Department Austin, TX 78746

BellSouth Telecommunications, Inc. 675 West Peachtree Street, Suite 4300 Atlanta, GA 30375 Attn: Mary Jo Peed	The Bank of New York, as Trustee 101 Barclay St., 8W New York, NY 10286 Attn: Stuart Kratter, Vice President

Romulus Holdings, Inc. & Affiliates(13) 560 Sylvan Avenue Englewood Cliffs, NJ 07632	LC Capital Master Fund, Ltd. 730 Fifth Avenue, Suite 1002 New York, NY 10019 Attn: Steven Lampe

(11)                            Nortel Networks, Inc. (“Nortel”) has advised the Debtors that it will resign from membership in the Creditors Committee prior to the Confirmation Hearing.  Nortel has agreed to a settlement with the Debtors whereby its contract would be assumed on a modified basis more favorable to the Debtors.

(12)                            On August 16, 2003, Broadwing Communications Services, Inc. resigned from membership in the Creditors Committee.

(13)                            On January 20, 2004, Romulus Holdings, Inc. & Affiliates resigned from membership in the Creditors Committee.

Loeb Partners Corp. 61 Broadway New York, NY 10006 Attn: Robert Grubin, Vice President

CREDITORS COMMITTEE PROFESSIONALS

Counsel to the Creditors Committee	Financial Advisor to the Creditors Committee
Akin Gump Strauss Hauer Feld LLP 590 Madison Avenue New York, NY 10022	Houlihan Lokey Howard & Zukin 685 Third Avenue, 15th Floor New York, New York 10017

Industry and Technology Advisors to the Creditors Committee Communications Technology Advisors, LLP 18 Corporate Woods Boulevard, Third Floor Albany, New York 12211

Since the formation of the Creditors Committee, the Debtors have kept the Creditors Committee informed about their business operations and have sought the concurrence of the Creditors Committee in connection with certain actions and certain transactions taken by the Debtors outside of the ordinary course of business.  The Creditors Committee has participated actively, together with the Debtors’ management and professionals, in, among other things, reviewing the Debtors’ business operations and actions taken in the Chapter 11 Cases to begin the process of rehabilitating and reorganizing the Debtors’ business capital structure and corporate structure.

B.                                    STABILIZATION OF BUSINESS AND OPERATIONAL RESTRUCTURING ADVISOR

During the initial stages of the Chapter 11 Cases, the Debtors devoted substantial efforts to stabilizing their operations and restoring their relationships with vendors, customers, employees and utilities that had been impacted by the commencement of the Chapter 11 Cases.

1.                                      First Day Orders.  Shortly after the Commencement Date, the Bankruptcy Court entered several orders authorizing the Debtors to pay various prepetition Claims.  These orders were designed to ease the strain on the Debtors’ relationships with employees, vendors, and taxing authorities as a consequence of the commencement of the Chapter 11 Cases and to provide for an orderly transition into chapter 11.  The Bankruptcy Court entered orders authorizing the Debtors to, among other things, pay substantially all of the Debtors’ prepetition wages and certain benefits to employees, pay certain prepetition Claims held by trade vendors deemed by the Debtors to be “critical” to the operation of their business, and pay certain pre-petition tax obligations.

2.                                      Stabilizing Operations.The Debtors devoted substantial efforts to responding to the disruption to their businesses caused by the commencement of the Chapter 11 Cases and stabilizing their business operations.  In that regard, the Debtors engaged in in-depth and detailed communications with critical suppliers and customers and employees to provide them with an understanding of the Debtors’ financial situation and general plan for emergence from chapter 11.  As a result, the Debtors believe that they have generally controlled the adverse impact of the commencement of the Chapter 11 Cases.

3.                                      Cash Collateral.On June 23, 2003, the Bankruptcy Court entered the Final Order Authorizing Use of Cash Collateral By Consent (the “Cash Collateral Order”).  Pursuant to the Cash Collateral Order, the Debtors were authorized to use cash collateral of the Senior Lenders in the ordinary course of business in accordance with an agreed upon budget that is updated throughout the Chapter 11 Cases.  On June 26, 2003, the Bankruptcy Court approved the First Amended Cash Collateral Order.  On December 18, 2003, the Bankruptcy Court approved the Second Amended Cash Collateral Order.  On March 1, 2003, the Bankruptcy Court approved the Stipulation and Consent Order Extending the Expiration Date of the Second Amended Final Order Authorizing Use of Cash Collateral by Consent.

4.                                      The Key Employee Retention Program. Prior to the Commencement Date, the Debtors implemented a key employee retention program.  This program was designed to stem employee attrition and increase morale.  In connection with the restructuring process, the Debtors have significantly reduced the employee headcount, which has had the attendant affect of increasing employees’ concerns that their jobs may not be secure.  The commencement of the Chapter 11 Cases exacerbated this situation.  As a result, on August 11, 2003, the Debtors filed a Motion for an Order Approving and Authorizing the Key Employee Retention Program (the “KERP Motion”).  On August 22, 2003, the Bankruptcy Court approved the KERP Motion as it related to certain priority key employees.  On September 4, 2003, the Court approved the KERP Motion as it related to all remaining key employees (other than the top ten executives).  On September 29, 2003, the Bankruptcy Court approved the KERP Motion as it related to three additional key employees (other than the top six executives).  On November 7, 2003, the Bankruptcy Court approved the KERP Motion, as it relates to the remaining top six executives.

5.                                      Retention of an Operational Restructuring Advisory Firm.In connection with the negotiations between the Debtors and the Senior Lenders regarding a restructuring plan, the Senior Lenders requested that the Debtors retain a restructuring advisory firm to assist the Debtors in their operational restructuring.  After extensive discussions with the Senior Lenders and significant internal consideration, the Debtors determined that retaining the services of such a firm was desirable.  In that regard, the Debtors located a number of potential candidates, which were based on referrals from the Senior Lenders and other parties, to interview for the position.  After conducting extensive interviews of each candidate, the Debtors selected Impala Partners LLC (“Impala”) to be the Debtor’s Operational Restructuring Advisory Firm.  Accordingly, on July 11, 2003, the Debtors filed the Motion to Approve the Services Agreement with Impala, and on July 29, 2003, the Bankruptcy Court approved the Services Agreement with Impala on an interim basis.  The Services Agreement was approved by the Bankruptcy Court on a final basis on October 14, 2003.  Impala focused its efforts primarily on analyzing the Debtors’ business operations including its cost structure, working with the Debtors’ management team to determine the long-term strategic business plan for the Debtors and preparing such business plan.

6.                                      Other Professionals.  To assist them in carrying out their duties as debtors in possession and to otherwise represent their interests in the Chapter 11 Cases, the Debtors employed, with authorization from the Bankruptcy Court, the following professionals:  Kirkland & Ellis LLP as counsel, Togut, Segal & Segal as conflicts counsel, Greenhill & Co. LLC (“Greenhill”) as financial advisors and investment bankers, KPMG LLP as auditors, and Bankruptcy Management Corporation as noticing and ballot agent.  Nationwide, the Debtors employ numerous attorneys and other professionals to represent or assist them in a variety of situations.  Such professionals are referred to as “Ordinary Course Professionals.”  By Order of the Bankruptcy Court dated May 14, 2003, (the “OCP Order”), to prevent loss of professional services and disruption to their operations, the Debtors were authorized to employ and pay Ordinary Course Professionals for post-Commencement Date services required to assist and advise the Debtors in the operation of their businesses and to defend the Debtors in matters arising in the ordinary course of the Debtors’ businesses.  Pursuant to the OCP Order, the Debtors have the right to amend the list of retained Ordinary Course Professionals.

7.                                      Settlement with Certain Senior Lenders.  Prior to the Commencement Date, pursuant to a notice properly issued under the Credit Agreement, dated June 20, 2002 (the “2002 Funding Notice”), the Debtors requested an advance by the Senior Lenders of the remaining portion of the then unfunded Revolving Loan Commitments (as defined in the Credit Agreement).  Bayerische Hypo-und Vereinsbank AG (“Bayerische”), Bank Austria Creditanstalt Corporate Finance, Inc. (“Bank Austria”) and Dresdner Bank AG (“Dresdner and together with Bayerische and Bank Austria, the “Defaulting Lenders”) declined to fund their respective pro rata share of such unfunded Revolving Loan Commitments.  The Defaulting Lenders’ refusal to fund their respective pro rata share of the 2002 Funding Notice resulted in a dispute between the Defaulting Lenders and the Debtors relating to the Defaulting Lenders’ respective obligations under the Credit Agreement to honor the 2002 Funding Notice (the “Funding Dispute”).  On July 29, 2003, the Bankruptcy Court approved of the terms of that certain Settlement Agreement and Release, dated as of July 15, 2003, among the Debtors, Bayerische and Bank Austria (collectively, the “Banks”), settling the Funding Dispute as it relates to Bayerische and Bank Austria and on July 31, 2003, the Banks delivered the net funding obligation under this settlement agreement of $7.4 million.  On November 19, 2003, the Bankruptcy Court approved of the terms of that certain Settlement Agreement and Release, dated as of October 24, 2003, between the Debtors and Dresdner, settling the Funding Dispute as it relates to Dresdner and on November 20, 2003, Dresdner delivered the net funding obligations under the settlement agreement of $5.1 million.

8.     Settlement with Level 3 Communications.  Subsequent to the Commencement Date, and after extensive negotiations, the Debtors resolved a complex dispute with Level 3 Communications LLC (“Level 3”), the Debtors’ largest customer.  This dispute was related to, among other things, alleged breaches by the Debtors of that certain Integrated Network Solution Purchase Agreement (the “INSPA”), between ATCW and Level 3 (as successor in interest to Genuity Solutions, Inc.), and alleged actions taken by Level 3 with regard to their activities in connection with the INSPA.  As a result, subject to Bankruptcy Court approval, ATCW and Level 3 entered into that certain Amended and Restated Confidential Settlement Agreement and Mutual Release, dated as of February 27, 2004 (the “Level 3 Settlement Agreement”).  As of the Early Funding Date, which took place on April 13, 2004, XO became a party to the Level 3 Settlement Agreement.  Pursuant to the Level 3 Settlement Agreement, among other things, upon certain conditions being met, (a) Level 3 agreed to pay the Debtors $54 million; (b) Level 3 agreed to reimburse the Debtors for amounts paid to KMC Telecom XI (“KMC”) since February 1, 2004 and additional amounts intended to reimburse the Debtors for expenses associated with operating the dial-up access business for Level 3 since February 1, 2003; (c) the Debtors shall pay Level 3 an amount equal to all reciprocal compensation related to traffic under the INSPA; (d) the INSPA will terminate; (e) the transfer of the dedicated physical assets used by the Debtors to provide the dial-up services to Level 3; (f) the assignment of the KMC agreement which is used to support the Debtors obligations to Level 3; and (g) a significant reduction (an ultimate cessation of revenues to Debtors under the INSPA on a going-forward basis.  The Level 3 Settlement Agreement also provides that the Debtors will retain a continuing obligation to provide certain termination assistance services to Level 3 and that XO will assume this obligation after the closing of the Sale under the Purchase Agreement.  On March 5, 2004, the Debtors filed a Motion of the Debtors for an Order, Pursuant to (A) Rule 9019 of the Federal Rules of Bankruptcy Procedure, Approving the Confidential Settlement Agreement and Mutual Release, Dated February 27, 2004, Among Level 3 Communications, LLC and the Debtors; (B) Section 363 of the Bankruptcy Code Authorizing the Transfer, as a Part of Such Settlement, of Certain Assets Free and Clear of Liens, Claims and Encumbrances, and (C) Section 365 of the Bankruptcy Code, Approving and Authorizing, as a Part of Such Settlement, the Assumption and Assignment of an Executory Contract  (the “Level 3 Motion”).  On March 25, 2004, the Bankruptcy Court granted the relief requested in the Level 3 Motion.  An order approving the Level 3 Settlement (the “Level 3 Order”) was entered by the Bankruptcy Court on March 31, 2003.  On April 6, 2004, the Bankruptcy Court entered an amended version of the Level 3 Order.  On April 19, 2004, the primary transactions under the Level 3 Settlement Agreement closed and Level 3 paid ATCW $54 million.

C.            ANALYSIS OF UNEXPIRED LEASES AND EXECUTORY CONTRACTS AND RELATED TRANSACTIONS

Shortly after the Commencement Date, the Debtors, together with their attorneys, commenced the process of reviewing and analyzing each of their unexpired leases and executory contracts to determine which, if any, of such leases or contracts should be assumed or rejected during the Chapter 11 Cases.  In that regard, the Debtors have filed motions to reject numerous burdensome executory contracts and unexpired leases.  As part of the Purchase Agreement, XO is entitled to determine which leases and executory contracts it will assume, and those not assumed may be rejected by the Debtors.  The Debtors are continuing to review their executory contracts and unexpired leases.  As a result, the Debtors anticipate that prior to the Confirmation Date, they may file additional motions to assume beneficial executory contracts and unexpired leases or reject additional burdensome executory contracts and unexpired leases.

1.     Personal Property Leases and Other Executory Contract Rejections.  As part of the aforementioned review and analysis, the Debtors analyzed their personal property lease portfolio.  To date, the Bankruptcy Court has authorized the Debtors’ rejection of approximately 26 personal property leases and 369 executory contracts.  As a result, with respect to the personal property leases, the Debtors have realized savings of approximately $21,000 per month and over $343,000 in total.  With respect to executory contracts, the Debtors have realized savings of approximately $814,000 per month and over $11 million in total.

2.     Nonresidential Real Property Leases; Extension of Time to Assume or Reject.  On the Commencement Date, the Debtors were parties to 120 unexpired leases of nonresidential real property.  Pursuant to section 365(d)(4) of the Bankruptcy Code, absent an extension of time by the Bankruptcy Court, the Debtors were required to assume or reject their unexpired leases of nonresidential real property on or before July 14, 2003.  By order dated July 2, 2003, the Bankruptcy Court extended the Debtors’ time to assume or reject their unexpired leases through and including January 14, 2004.  By order dated January 9, 2004, the Bankruptcy Court extended the

Debtors’ time to assume or reject their unexpired leases through the date of confirmation of a plan of reorganization.  Since the Commencement Date, the Debtors have rejected approximately 36 unexpired leases of nonresidential real property, which has realized approximately $716,000 of monthly gross savings for the estates and over $4.4 million of savings in total.  As of the date hereof, the Debtors are parties to approximately 85 unexpired leases of nonresidential real property.  The assumption or rejection of the remaining unexpired leases of nonresidential real property will be governed by Section 6.1 of the Plan and is described in Section V.H.1. of this Disclosure Statement.

3.     Collective Bargaining Agreements.  STFI employs 91 employees who are covered by one of the two collective bargaining agreements entered into by a predecessor in interest to STFI, with (a) IBEW Local 3, dated May 10, 2001, and (b) IBEW Local 164, dated August 15, 2002.  The Debtors are continuing to analyze these collective bargaining agreements and their impact on the Debtors’ reorganization.  The Debtors anticipate that prior to the Initial Effective Date such analysis will be completed.

D.            CLAIMS PROCESS AND BAR DATES

1.     Schedules and Statements.  On or about July 15, 2003, the Debtors filed their Statements of Financial Affairs, Schedules of Assets and Liabilities, Schedules of Executory Contracts and Unexpired Leases and Lists of Equity Security Holders (collectively, the “Schedules”) with the Bankruptcy Court for 29 of the Debtors.  On July 22, 2003, the Debtors filed the Schedules for the remaining 10 Debtors.  On September 5, 2003, the Debtors filed supplements to Schedule F for 29 of the Debtors and supplements to Schedule G for two of the Debtors.

2.     Bar Dates.

(a)           Bar Date for Filing Proofs of Claim.  In accordance with the provisions of the Bankruptcy Code and Bankruptcy Rules, the Debtors requested that the Bankruptcy Court issue an order (the “Bar Date Order”) establishing the date (the “Bar Date”) by which proofs of Claims against the Debtors are to be filed in the Chapter 11 Cases.  Additionally, the Debtors requested that the Bankruptcy Court direct that Claims arising from the rejection of executory contracts and unexpired leases subsequent to the relevant Bar Date are to be filed no later than thirty days after issuance of an order authorizing rejection.  By Order dated September 23, 2003, the Bankruptcy Court approved the Debtors requests and authorized a Bar Date of November 26, 2003.  Notice of the Bar Date was published in USA Today (National Edition) and posted on the Debtors’ website (http://www.algx.com).  Proof of Claim forms were mailed to all known Holders of Claims on or about September 30, 2003, approximately 57 days before the Bar Date.

(b)           Administrative Expense Claims Bar Date.  The Bankruptcy Court has fixed the date that is the forty-fifth (45th) day following the Initial Effective Date as the deadline by which creditors must file requests for allowance of Administrative Expense Claims.  The Administrative Expense Claims Bar Date applies to all unpaid Administrative Expense Claims arising from and after the Commencement Date through and including the Initial Effective Date, except for (i) Administrative Expense Claims of professionals retained pursuant to sections 327, 328 and 1103 of the Bankruptcy Code, (ii) expenses of members of the Creditors Committee, (iii) all fees payable and unpaid under 28 U.S.C. § 1930, and (iv) any fees or charges assessed against the estates of the Debtors under 28 U.S.C. § 123.  The Debtors have given notice of the Administrative Expense Claims Bar Date by First Class United States Mail to (i) all parties who have requested notice pursuant to Bankruptcy Rule 2002, (ii) the United States Trustee, (iii) counsel to Creditors Committee, (iv) counsel to the Senior Lenders, (v) all of the Debtors’ lessors and any party who has provided post-Commencement Date goods or services to the Debtors, and (vi) all other parties known by the Debtors that may hold Administrative Expense Claims.  In addition to serving the notice on the foregoing, in order to provide notice of the Administrative Expense Claims Bar Date to unknown Creditors in accordance with Bankruptcy Rule 9008, the Debtors will also publish notice of the Administrative Expense Claims Bar Date in the National Edition of USA Today within 10 days of the Initial Effective Date.

E.             DEVELOPMENT OF BUSINESS PLAN AND INITIAL PLAN NEGOTIATIONS

1.     Business Plan.  After achieving an initial stabilization of their business operations during the early stages of the Chapter 11 Cases, the Debtors engaged in an extensive review and evaluation of the constituent parts of their business in the context of formulating a long-range business plan (the “Business Plan”) and, eventually, a plan of reorganization.

2.     Initial Plan Negotiations.

Shortly after the Commencement Date, the Debtors commenced negotiations with the Senior Lenders regarding a stand-alone restructuring of the Debtors’ businesses.  On May 22, 2003, the Debtors met with the Senior Lenders to discuss the terms of such stand-alone restructuring.  Based on the meeting and the views and information exchanged in connection therewith, on June 11, 2003, the Debtors provided the Senior Lenders with a term sheet for a stand-alone restructuring, which was intended to act as the foundation for a chapter 11 plan of reorganization. As set forth above, the Debtors engaged Impala as their chief restructuring officer.  Impala, together with the Debtors’ management team, began preparing the Debtors’ strategic long term business plan.  The Senior Lenders were reluctant to engage in meaningful plan negotiations until after the Debtors business plan was substantially complete.  On July 30, 2003, the Debtors’ management team and Impala met with the Senior Lenders and provided them with an update on the Debtors’ progress with respect to the preparation of the business plan and the significant and beneficial operational changes and cost cutting measures that the Debtors had implemented.  On July 31, 2003, the Debtors’ management and Impala made a similar presentation to the Creditors Committee.

On (a) September 19, 2003 and (b) September 22, 2003, the Debtors’ management and Impala separately met with the Senior Lenders and the Creditors Committee to provide both constituencies with the proposed business plan for a reorganized Allegiance.  Thereafter, the Debtors and the Senior Lenders (but not the Creditors Committee) commenced meaningful negotiations over the terms of a stand-alone restructuring plan.  After extensive negotiations, the Debtors and the Senior Lenders agreed to the terms of a stand-alone restructuring plan.  After obtaining the support of the Senior Lenders, the Debtors presented the plan to the Creditors Committee to garner its support therefor.  The Creditors Committee did not support the stand-alone plan, as the terms of the stand-alone plan provided unsecured creditors with a de minimis recovery.  The Debtors determined that a sale transaction might provide greater value to the Debtors’ creditors. In an effort to find a plan alternative that might win the joint support of the Senior Lenders and the Creditors Committee, the Debtors investigated their options for selling their businesses.

F.             EVALUATION OF OFFERS TO PURCHASE THE DEBTORS

During the course of the chapter 11 proceedings, the Debtors received varying degrees of interest from third parties regarding a potential purchase of substantially all of their businesses.  Two parties delivered letters of intent to the Debtors.  Representatives of the Debtors met with these parties to gauge the level of their respective interest.  Based on these meetings, the Debtors directed their management team and professionals to establish a process that would enable all interested parties to conduct business and legal due diligence in connection with a potential sale transaction.  At the same time, the Debtors met with any and all parties who expressed interest in acquiring the Debtors’ businesses and permitted them to conduct due diligence in a limited and less formal manner.

After consulting with the Senior Lenders and the Creditors Committee and collectively determining that the Debtors could realize greater value through a sale transaction, the Debtors determined it was in the best interests of their estates to authorize their management team and professionals to commence negotiations regarding a potential sale transaction (while finalizing the negotiations (which as described above were finalized) with the Senior Lenders regarding a potential stand-alone restructuring).  On October 17, 2003, the Debtors’ financial advisors, Greenhill, sent a letter (the “Stalking Horse Letter”) to each of the three most interested potential bidders inviting them to submit non-binding offers for the Debtors’ businesses.  In exchange for the receipt of such non-binding offers, the Debtors agreed to provide such interested parties with certain access to the Debtors’ management, financial advisors and facilities to supplement their due diligence and evaluation of the Debtors’ businesses.

On October 21, 2003, in response to the Stalking Horse Letter, two of the three parties (the “Potential Stalking Horse Bidders”) submitted non-binding offers to purchase substantially all of the Debtors’ businesses.  Based on a comparison of these non-binding bids to the negotiated stand-alone restructuring plan, the Debtors determined that it was in the best interests of their estates to attempt to negotiate a “stalking horse” asset purchase agreement with the Potential Stalking Horse Bidders.  Accordingly, the Debtors and their professionals commenced negotiations with each of the Potential Stalking Horse Bidders with respect to an asset purchase agreement.

The negotiations with each of the Potential Stalking Horse Bidders were extensive and conducted in good faith and at arm’s-length.  In addition, the Debtors communicated their progress and provided multiple drafts of the respective asset purchase agreements to each of the Senior Lenders and the Creditors Committee.  At the conclusion of these negotiations with the Potential Stalking Horse Bidders,(14) the Debtors considered, among other things, the value of the offers, the financing of the offers and the conditionality of both agreements.   After extensive deliberation regarding the merits and risks of both asset purchase agreements, the Debtors determined that it was in the best interests of the estates to select Qwest Communications International, Inc. (“Qwest”) as the stalking horse bidder.  On December 18, 2003, the Debtors executed an asset purchase agreement with Qwest (the “Qwest Purchase Agreement”).  On January 15, 2004, the Court entered an order (the “Bid Procedures Order”) establishing the bidding procedures and the date of an auction for the sale of the Debtors and approving the break-up fee (the “Break-Up Fee”) and related bid protections contemplated in the purchase agreement.

G.            AUCTION AND XO’S SUCCESSFUL BID TO PURCHASE THE DEBTORS

On February 9, 2004, the Bid Deadline established pursuant to the Bid Procedures Order, XO submitted the only Qualified Bid (as defined in the Bid Procedures Order) for the purchase of substantially all of the Debtors’ assets.  Accordingly, the Debtors commenced an auction for substantially all of the assets of the Debtors in the New York offices of Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, New York on February 12, 2004.  At the conclusion of the auction, after over twenty hours of bidding, the Debtors, in consultation with the Senior Lenders and the Creditors Committee, determined that XO had submitted the “highest and best” bid for the Acquired Assets.

On February 19, 2004, the Bankruptcy Court considered, inter alia, the Debtors’ sale of the Acquired Assets to XO, and the assumption of the Assumed Liabilities by XO in accordance with the terms and conditions of the Purchase Agreement.  On February 20, 2004, the Bankruptcy Court entered the Sale Order, which among other things, approved the sale of the Acquired Assets to XO in accordance with the terms and conditions set forth in the Sale Order and in the Purchase Agreement.  Unless an Early Closing Election (described below) is made, the Confirmation Order shall provide any other Bankruptcy Court authorizations necessary or required to consummate the purchase and sale of the Acquired Assets to XO, the assumption of the Assumed Liabilities and all transactions contemplated in connection therewith, on the terms and conditions set forth in the Purchase Agreement and the Plan; provided, however, that in the event of any inconsistency between the Purchase Agreement and the Plan, the terms of the Purchase Agreement shall control.

The summary of the Purchase Agreement set forth below is qualified in its entirety by reference to the provisions of the Purchase Agreement.  In the event of any inconsistency between the terms of the Purchase Agreement and this Disclosure Statement, the terms of the Purchase Agreement shall control.

1.     XO

XO is a leading independent broadband telecommunications services provider that markets a comprehensive array of telecommunications services, including local and long distance voice, Internet access, private data networking and hosting services.

(14)         The Debtors received two additional non-binding offers from third parties.  The Debtors shared these offers with each of the Senior Lenders and the Creditors Committee.  The Debtors expended significant time and effort negotiating with these third parties; however, due to their late entry into the process and the structure of their bids (which were not optimal as compared with the structure of the bids received from the Potential Stalking Horse Bidders) the Debtors focused their efforts on the Potential Stalking Horse Bidders, but, nevertheless, continued to communicate and share information with these third parties throughout the negotiations.

XO provides business customers with a comprehensive array of telecommunications services, including local and long distance voice, Internet access, private data networking and hosting services.  XO’s services are designed to be provided through its network assets, which are capable of carrying high volumes of all types of telecommunications traffic.  XO markets its services primarily to business customers, including small and middle-market businesses, Fortune 500 companies, and carrier and wholesale customers.   XO’s services include voice services, data services and integrated voice and data services.  XO conducts its business primarily through the more than 70 subsidiaries that it owns and manages.

2.     XO’s Business Operations

The initial predecessor entity of XO was formed as a Washington limited partnership in 1994.  In 1995, that entity merged into a Washington limited liability company that became known as “NEXTLINK Communications, L.L.C.”  In January 1997, NEXTLINK Communications, L.L.C. merged into NEXTLINK Communications, Inc., a Washington corporation, which in June 1998 reincorporated in Delaware under the same name. On June 16, 2000, in connection with the acquisition of Concentric Network Corporation, NEXTLINK Communications, Inc. merged with and into a new corporation and that corporation, as the surviving corporation in the merger, changed its name to NEXTLINK Communications, Inc. On September 25, 2000, NEXTLINK Communications, Inc. began doing business as “XO Communications” and, on October 25, 2000, changed its name to XO Communications, Inc.

On June 17, 2002, XO filed for protection under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. On November 15, 2002, the Bankruptcy Court confirmed XO’s plan of reorganization, and, on January 16, 2003, XO consummated the plan of reorganization and emerged from its Chapter 11 reorganization proceedings with a significantly restructured balance sheet.  In December 2001, XO voluntarily delisted its pre-petition class A common stock from the Nasdaq National Market, which was traded under the symbol “XOXO”, and, on December 17, 2001, began trading on the Over-the-Counter Bulletin Board, or OTCBB. As of January 16, 2003, XO’s pre-petition class A common stock stopped trading on the OTCBB and all interests in XO’s prepetition class A common stock were terminated pursuant to the plan of reorganization. The shares of common stock issued by the reorganized XO pursuant to its plan of reorganization began trading in January 2003 on the OTCBB and in the Pink Sheets under the symbol “XOCM.OB” shortly after the first distribution of common stock pursuant to its plan of reorganization.

3.     Significant Provisions of the Purchase Agreement

(a)           Early Funding Date.   The Purchase Agreement contemplates that upon the satisfaction of certain of the conditions to closing (including, without limitation, the expiration or early termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)) and the receipt by the parties of FCC Consent (as defined in the Purchase Agreement) (the “Early Funding Date”), XO shall transfer the Purchase Price (as described below) into escrow, and XO shall commence operating the Acquired Assets pursuant to the Operating Agreement subject to the Debtors’ continued ownership and control and as required under applicable law, in accordance with the Operating Agreement.   At the Closing the Purchase Price will be released from escrow to ATI (on behalf of the sellers) and title of the Acquired Assets shall pass to XO.  The Early Funding Date occurred on April 13, 2004.

(b)           Purchased Assets.   At Closing, the Debtors agree to sell to XO, free and clear of all Liens and Liabilities (other than certain Permitted Liens) and Interests (as defined in the Sale Order) and XO agrees to purchase from the Debtors the Acquired Assets, which include, among other things, the following by way of summary only: (i) the Equipment (as defined in the Purchase Agreement); (ii) all Communications Licenses and any other Licenses (each as defined in the Purchase Agreement); (iii) the Assumed Contracts (as defined in the Purchase Agreement); (iv) all equity interests including capital stock held by ATCW in each of its direct and indirect subsidiaries (except STFI); (v) certain Claims; (vi) any books, records files or papers of the Debtors (excluding STFI); and (vii) the Intellectual Property (as defined in the Purchase Agreement).

(c)           Excluded Assets.  The Purchase Agreement provides for Excluded Assets including, among others, Cash and Cash Equivalents, assets used primarily in the Shared Hosting Business, STFI, the Owned Real Property, and the Avoidance Actions and other Causes of Action.

(d)           Assumed Liabilities.  On the Closing Date, XO shall assume, among others, the following Liabilities (as defined in the Purchase Agreement) of the Debtors: (i) certain Liabilities arising out of or relating to the ownership of the Acquired Assets and the operation of the Business (as defined in the Purchase Agreement) by XO or any of its assignees after the Early Funding Date; (ii) certain Liabilities under the Assumed Contracts arising after the Early Funding Date; (iii) certain Liabilities under trade accounts payable arising in the Ordinary Course of Business (as defined in the Purchase Agreement) arising post-Commencement Date; (iv) Liabilities for fifty percent (50%) of any and all Transfer Taxes (as defined in the Purchase Agreement) due as a result of the transactions contemplated by the Purchase Agreement, if any; (v) certain Liabilities for severance costs; and (vi) certain Liabilities associated with customers of the Business arising after the Early Funding Date.

(e)           Excluded Liabilities.  The Purchase Agreement provides that the Excluded Liabilities are not assumed by XO, including, among others, (i) any Liabilities arising out of or in connection with any indebtedness of the Debtors to their lenders, noteholders or otherwise; (ii) Liabilities related to the Owned Real Property; (iii) Liabilities related to STFI or the Shared Hosting Business (as defined in the Purchase Agreement); (iv) all Liabilities arising from or relating to the employment, or termination of employment, of any of the Debtors’ employees, including pursuant to Employee Benefit Plans (as defined in the Purchase Agreement), other than those specifically assumed pursuant to Section 2.3 or 6.8 of the Purchase Agreement; and (v) any Liabilities that arise, whether before, on or after the Closing, out of, or in connection with, the Excluded Assets, including any contract that is not an Assumed Contract.

(f)            Early Closing Election.   At any time prior to the Closing, the Debtors may deliver an election (an “Early Closing Election”) to XO that the Debtors choose to close the transactions contemplated by the Purchase Agreement pursuant to an asset sale rather than a sale of stock of the subsidiaries of ATCW.  XO shall be entitled to make an Early Closing Election (i) if the Debtors fail to comply with the timeline on Exhibit J to the Purchase Agreement, or (ii) any time from and after June 30, 2004.

(g)           Purchase Price.  In consideration for the Acquired Assets, and subject to the terms and conditions of the Purchase Agreement, XO shall (a) pay to ATI (on behalf of the Debtors) in immediately available funds, by wire transfer to an account or accounts designated by ATI, an amount in cash equal to $311,200,000 (subject to adjustment); (b) deliver 45,380,000 shares of common stock of XO, par value $.01 per share (the “XO Common Stock”) (subject to adjustment, and subject to additional adjustment for stock splits, stock dividends, share exchanges, recapitalizations, share combinations and reorganizations and other similar transactions after the date of execution of the Purchase Agreement) ((a) and (b) are referred to herein as the “Purchase Price”); and (c) assume the Assumed Liabilities.  Notably, there may be disputes by and between the Debtors and/or the Creditors Committee, on the one hand, and XO, on the other hand, with respect to XO’s obligations under the Purchase Agreement, including disputes related to, among other things, XO’s obligations to register the XO Common Stock and the assumption and satisfaction of certain liabilities of the Debtors by XO under the Purchase Agreement.

(h)           Certain Conditions to Closing:

(i)                    Approval of Plan.  Unless there has been an Early Closing Election, all conditions to the “Initial Effective Date” set forth in the Plan (including the entry of the Confirmation Order by the Bankruptcy Court) shall have been satisfied, or duly waived with the express written consent of XO, in accordance with the applicable provisions of the Plan and the transactions contemplated by the Plan to occur on or prior to the Closing shall have been or shall be consummated simultaneously with the Closing in accordance with the Plan.

(ii)                   HSR and FCC Consent.  Any applicable waiting period under the HSR Act shall have expired or shall have been earlier terminated.  In addition, the parties shall have received the FCC Consent (as defined in the Purchase Agreement).  As of April 5, 2004, the necessary HSR and FCC Consents had been received.

(iii)                  Non-Transferred Assets.  The Non-Transferred Assets shall have been retained by ATI or ATCW, respectively.

(iv)                  Sellers’ Deliveries.  The Debtors shall have delivered to XO all items set forth in Section 3.1(b) of the Purchase Agreement.

(v)                   Buyer’s Deliveries.  XO shall have delivered to the Debtors all items set forth in Section 3.1(c) of the Purchase Agreement.

4.     Business Justifications for the Sale.  The Debtors’ Chapter 11 Cases have been pending for nine months.  During that time period, the Debtors have worked diligently to reduce operating expenses, dispose of unprofitable operations, develop strategic initiatives for the foundation of a chapter 11 plan and perform valuations with respect to their assets.

The Sale Transaction provides the Debtors with a known amount of proceeds and XO Common Stock to be distributed pursuant to a plan of reorganization.  Moreover, since the sale of the Debtors’ assets was subject to higher and better offers, the Debtors have been ensured of realizing the best price obtainable for the assets.

Immediately after the entry of the Sale Order, the Debtors engaged in arms-length negotiations with the Senior Lenders, the Creditors Committee, XO and other parties in interest regarding the terms of a chapter 11 plan.  During the course of these negotiations, the Debtors have shared all relevant financial and other information with the Creditors Committee, the Senior Lenders and XO and have consulted with these parties prior to taking any significant actions related to resolution of the outstanding chapter 11 plan issues.  As a result of protracted negotiations and having resolved, compromised and settled the significant and complex disputes existing between and among the Debtors and the major creditor constituencies, the Debtors have formulated and filed the Plan, which is supported by the Senior Lenders and the Creditors Committee.

V.  THE PLAN OF REORGANIZATION

This Section of the Disclosure Statement summarizes the Plan, which is set forth in its entirety as Exhibit A hereto.  This summary is qualified in its entirety by reference to the Plan.  YOU SHOULD READ THE PLAN CAREFULLY AND IN ITS ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

The Plan provides for the liquidation and discharge of all the debt from the Debtors’ capital structure.  Specifically, the Plan provides for the cancellation of approximately $477.8 million of debt under the Credit Agreement and approximately $668.7 million of the Senior Notes and Senior Discount Notes.  The Plan further provides for a distribution of XO Common Stock and New STFI Common Stock to ATLT for the benefit of Holders of Allowed Unsecured Claims.  The Debtors believe that through the Plan, Holders of Allowed Claims will obtain a greater recovery from the estates of the Debtors than the recovery that they would receive if the assets of the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement.  The summary of the Plan set forth below is qualified in its entirety by reference to the provisions of the Plan.

A.            RATIONALE UNDERLYING PLAN’S TREATMENT OF CLAIMS:  SUBSTANTIVE CONSOLIDATION AND INTERCREDITOR SETTLEMENT

The terms of the Plan are the result of arm’s-length negotiations among the Debtors, the Creditors Committee, certain Holders of Senior Lender Claims and the ATI Note Trustees.  In that regard, the Plan incorporates certain proposed compromises and settlements with respect to the following issues:  (i) the proofs of Claim filed by the ATI Note Trustees regarding the amount and nature of the Claims held by the Holders of ATI Note Claims, (ii) whether Holders of ATI Note Claims are entitled to an equitable lien on certain assets of the Debtors as a result of certain liens and guaranties granted by the Debtors to the Senior Lenders, (iii) whether the Holders of ATI Note Claims are entitled to equal and ratable guarantees from each of the Debtors, and (iv) the recharacterization of or voidability of certain intercompany transfers and the enforceability of certain Intercompany Claims.  Additionally, the Debtors have proposed to substantively consolidate, for Plan purposes only, the ATCW Debtors.

1.     Deemed Substantive Consolidation of the ATCW Debtors for Plan Purposes Only

The Plan is premised upon the deemed substantive consolidation of the ATCW Debtors for Plan treatment, voting and distribution purposes only.  Substantive consolidation is an equitable remedy that a bankruptcy court may be asked to apply in chapter 11 cases involving affiliated debtors.  Substantive consolidation involves the pooling and merging of the assets and liabilities of the affected debtors.  All of the debtors in the substantively consolidated group are treated as if they were a single corporate and economic entity.  Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors, and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored.  Notwithstanding the foregoing, the consolidation of the ATCW Debtors for Plan treatment, voting and distribution will not affect the legal and organizational structure of the ATCW Debtors following the Initial Effective Date of the Plan in any way whatsoever.

Substantive consolidation of two or more debtors’ estates generally results in (i) the deemed consolidation of the assets and liabilities of the debtors; (ii) the deemed elimination of intercompany claims, subsidiary equity or ownership interests, multiple and duplicative creditor claims, joint and several liability claims and guarantees; and (iii) the payment of allowed claims from a common fund.

The Plan provides that on the Initial Effective Date, for Plan purposes only, the ATCW Debtors shall be deemed merged into ATCW, and (i) all assets and all liabilities of the ATCW Debtors shall be deemed merged into ATCW, (ii) all guaranties of any ATCW Debtor of the payment, performance, or collection of obligations of another ATCW Debtor shall be eliminated and canceled, (iii) any obligation of any ATCW Debtor and all guaranties thereof executed by one or more of the other ATCW Debtors shall be treated as a single obligation, and such guaranties shall be deemed a single Claim against the consolidated ATCW Debtors, (iv) all joint obligations of two or more ATCW Debtors, and all multiple Claims against such entities on account of such joint obligations shall be treated and allowed only as a single Claim against the consolidated ATCW Debtors, (v) all Claims between or among the ATCW Debtors shall be canceled, and (vi) each Claim filed in the Chapter 11 Cases of any ATCW Debtor shall be deemed filed against the consolidated ATCW Debtors and a single obligation of the consolidated ATCW Debtors on and after the Initial Effective Date.

The Debtors believe that the foregoing deemed substantive consolidation, for Plan purposes only, of the ATCW Debtors’ estates is warranted.  It is well established that section 105(a) of the Bankruptcy Code empowers a bankruptcy court to authorize substantive consolidation.  The United States Court of Appeals for the Second Circuit, the circuit in which the Chapter 11 Cases are pending, has articulated a test for evaluating a request for substantive consolidation.  Union Sav. Bank v. Augie/Restivo Baking Co. (In re Augie/Restivo Baking Co.), 860 F.2d 515 (2d Cir. 1988).  The test, as formulated by the Second Circuit, considers (i) whether creditors dealt with the ATCW Debtors as a single economic unit and did not rely on their separate identity in extending credit, or (ii) whether the affairs of the ATCW Debtors are so entangled that consolidation will benefit all creditors.  Id. At 518.  With respect to the first factor, creditors who make loans on the basis of the financial status of a separate entity expect to be able to look to the assets of their particular borrower for satisfaction of that loan.  The second factor involves whether there has been a commingling of assets and business functions and considers whether all creditors will benefit because untangling is either impossible or so costly as to consume the assets.  If either factor is satisfied, substantive consolidation is appropriate.

(a)           The Basis for Deemed Substantive Consolidation of ATCW Debtors for Plan Purposes Only.

The Debtors believe that there is an ample factual basis for the substantive consolidation of the ATCW Debtors in these Chapter 11 Cases, which demonstrate a substantial identity and an extensive and inseparable interrelationship and entanglement between and among the ATCW Debtors.  Such facts include, but are not limited to, the following:

•              The ATCW Debtors’ trade creditors dealt with substantially all the ATCW Debtors as a single economic unit and did not rely on their separate identity in extending credit;

•              The ATCW Debtors file consolidated federal income tax returns and prepare financial statements, annual reports and other documents filed with the Securities and Exchange Commission on a consolidated basis;

•              All financial information of the ATCW Debtors disseminated to the public, including to customers, suppliers, landlords, lenders and credit rating agencies, is prepared and presented on a consolidated basis;

•              The Debtors’ cash is swept on a daily basis into a concentration account held by ATCW;

•              The ATCW Debtors share common directors and officers;

•              The vast majority of ATCW Debtors exist solely to operate the ATCW business in an individual state;

•              The ATCW Debtors share overhead, management, accounting and other related expenses;

•              ATCW pays the expenses and salaries of the Subsidiaries; and

•              All of the ATCW Debtors act from the same business location.

Additionally, the Debtors submit that it would be incredibly difficult, and perhaps even impossible, to determine appropriate recoveries for Holders of Claims against each individual ATCW Debtor.  The Debtors believe that creditors would not be prejudiced to any significant degree by the deemed substantive consolidation proposed in the Plan, which is consistent with many of the creditors having dealt with the ATCW Debtors as a single economic unit.  The ATCW Debtors further believe that such deemed substantive consolidation would best utilize the ATCW Debtors’ assets to make distributions under the Plan.

Important to any analysis of whether the benefits of the deemed substantive consolidation proposed herein outweigh any harm to creditors is the fact that such deemed substantive consolidation is a condition to the Plan being confirmed.  Thus, if this condition is not met, the Plan can only be confirmed if the condition is waived by the Debtors and the Creditors Committee.  The Debtors and the Creditors Committee arduously negotiated the Plan, an element of which is the deemed substantive consolidation proposed herein.  Therefore, a waiver of this condition to confirmation is highly unlikely, if not unattainable, because the elimination of the deemed substantive consolidation would alter the fundamental underpinning of the Plan.  Accordingly, if the deemed substantive consolidation is not approved and, therefore, the Plan is not confirmed, the Debtors and the Creditors Committee would need to commence the laborious process of negotiating an alternative plan.  The Debtors believe that any such process will take a considerable amount of time and, as a result, any distributions to creditors would be significantly delayed, if an agreement can be reached at all.  See also Section IX.A.1. hereof discussing the substantial monetary risk to the Debtors under the XO transaction if the Plan is not confirmed by June 9, 2004.  Thus, the Debtors believe that the benefits of the deemed substantive consolidation outweigh any harm or prejudice to creditors.

(b)           Effect of Deemed Substantive Consolidation of ATCW Debtors for Plan Purposes Only.

In accordance with the settlement of Claims and controversies under the Plan and for purposes of voting and Distributions under the Plan only:  (a) the assets and all liabilities of the ATCW Debtors will be treated as though the ATCW Debtors were merged; (b) any pre-Initial Effective Date obligation of any ATCW Debtor and all guarantees thereof executed by one or more of the ATCW Debtors will be deemed to be one obligation of the consolidated ATCW Debtors; (c) any Claims filed or to be filed in connection with any such obligation and such guarantees will be deemed one Claim against the consolidated ATCW Debtors; and (d) each and every Claim filed in the individual Chapter 11 Case of any of the ATCW Debtors will be deemed filed against the consolidated ATCW Debtors in the consolidated case.

In addition, on the Initial Effective Date each Debtor that holds an Intercompany Claim against a direct subsidiary shall contribute such Intercompany Claim to the capital of such direct subsidiary.  In the event the obligor under the Intercompany Claim is an indirect subsidiary, the holder shall contribute such Intercompany Claim to the capital of the direct subsidiary through which such holder indirectly controls such obligor.  Such direct subsidiary (and, to the extent applicable, each of its direct or indirect subsidiaries to which the Intercompany Claim is then contributed) shall, in turn, be treated as the holder of such Intercompany Claim and shall contribute such Intercompany Claim to the capital of its direct subsidiaries in accordance with the immediately preceding two sentences.  An Intercompany Claim shall continue to be contributed to the capital of subsidiaries until it is contributed to the capital of the subsidiary that is the obligor under such Claim, thereby eliminating such Intercompany Claim.  On the Initial Effective Date, all other Intercompany Claims (including without limitation Intercompany Claims that a Debtor holds against a direct or indirect parent corporation) shall be eliminated and discharged.  Notwithstanding the foregoing, at the election of XO and in its sole discretion, any Intercompany Claims between two ATCW Debtors may be eliminated other than through capital contributions as described above or may not be eliminated and discharged hereunder.  In no event shall Distributions be made hereunder on account of any Intercompany Claims.

Notwithstanding the foregoing, the deemed consolidation and substantive consolidation (each for Plan purposes only) shall not (other than for purposes related to funding Distributions under the Plan) affect (w) the legal and organizational structure of the ATCW Debtors or the Reorganized Subsidiaries, (x) pre- and post-Commencement Date guaranties, liens and security interests that were required to be maintained (i) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed by the ATCW Debtors or  (ii) pursuant to the Plan or the Purchase Agreement, (y) distributions out of any insurance policies or proceeds of such policies, and (z) the tax treatment of the ATCW Debtors.

(c)           Approval of Deemed Substantive Consolidation of ATCW Debtors for Plan Purposes Only.

Pursuant to the Plan, entry of the Confirmation Order will constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Initial Effective Date, of the deemed substantive consolidation of the Chapter 11 Cases for purposes of voting on, confirmation of and distribution under the Plan.  On and after the Initial Effective Date, (i) no distributions will be made under the Plan on account of Intercompany Claims among the ATCW Debtors, (ii) all guarantees of the ATCW Debtors of the obligations of any other ATCW Debtor will be eliminated so that any claim against any ATCW Debtor and any guarantee thereof executed by any other ATCW Debtor and any joint or several liability of any of the ATCW Debtors will be deemed to be one obligation of the consolidated ATCW Debtors and (iii) each and every Claim filed or to be filed in the Chapter 11 Cases of any of the ATCW Debtors will be deemed filed against the consolidated ATCW Debtors, and will be deemed one Claim against and obligation of the consolidated ATCW Debtors.

2.     The Proposed Intercreditor Compromise and Settlement

(a)           The Basis for the Proposed Compromise and Settlement.

Based only on the deemed substantive consolidation of the ATCW Debtors described above and not taking into account Intercompany Claims or the assertions made by the ATI Note Trustees or the Creditors Committee in respect of Intercompany Claims and violations of the Prepetition Credit Agreement and the ATI Note Indentures, the Debtors estimate that Holders of Allowed Senior Lender Claims would be paid in full, Holders of Allowed ATCW Unsecured Claims would be paid in full (i.e., would be paid 100 cents on the dollar, although the majority of such payment would be in the form of the ATLT Trust Interests) and the Holders of Allowed ATI Note Claims would receive an estimated recovery of between 14.5% and 27.7% (collectively, these recoveries constitute the “No Settlement Scenario”).  However, in negotiating the Plan, the Debtors and the Creditors Committee considered various potential litigation issues that were raised during the course of the Chapter 11 Cases that could affect the recoveries of Holders of Allowed ATCW Unsecured Claims and Holders of Allowed ATI Unsecured

Claims.   As a result of extensive and arm’s-length settlement discussions and negotiations, the Debtors, the Creditors Committee and the ATI Note Trustees have agreed to a proposed settlement (the “Compromise and Settlement”) that consensually resolves these disputes.(15)

Compromises are “a normal part of the process of reorganization.”  Case v. Los Angeles Lumber Prods. Co., 308 U.S. 106, 130 (1939).  Section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019 permit a plan to include a settlement or adjustment of any claim or interest belonging to a debtor or its estate.  Compromises reached during the course of insolvency proceedings must be “fair and equitable.”  Protective Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968).  Furthermore, the terms of the settlement, in light of the strengths and weaknesses of each side, must not fall “below the lowest point in the range of reasonableness.”  Cossoff v. Rodman (In re W.T. Grant Co.), 699 F.2d 599, 613 (2d Cir. 1983).

The proposed Compromise and Settlement adjusts the recoveries to Holders of Allowed Claims under the Plan, giving what the Debtors believe is due consideration to the strengths and weaknesses of potential litigation arguments made by each of the Debtors, the Creditors Committee, the Senior Lenders and the ATI Note Trustees with respect to the disputes outlined below.  The Debtors, the Creditors Committee, the Senior Lenders and the ATI Note Trustees believe that the proposed Compromise and Settlement is within the range of likely results in the event each issue was pursued to judgment.  The Debtors also believe that the proposed Compromise and Settlement adequately addresses the probability of success in litigation, the complexity, expense and likely duration of litigation, and are fair and equitable to the Debtors, their creditors and other parties in interest and, thus, satisfies the requirements of Bankruptcy Rule 9019 and the standards enunciated in TMT Trailer, 390 U.S. at 424 (1968).

(b)           The Potential Litigations Considered in Evaluating the Proposed Compromise and Settlement.

The treatment under the Plan for Classes of Allowed Claims was based upon the following potential litigation issues:

(i)                    Potential Violation of Negative Pledge Covenants in the ATI Note Indentures.  The ATI Note Trustees filed proofs of Claim against each of the Debtors, which raise issues related to the validity and priority of ATI Note Claims.  Specifically, based on the ATI Note Trustees’ review of the Credit Agreement, the ATI Note Indentures and applicable law, the applicable proofs of Claim allege that the Debtors may have granted certain liens on the assets of the Subsidiaries and guaranties by all of the Subsidiaries to the Senior Lenders under the Credit Agreement in violation of affirmative negative pledge covenants contained in the ATI Note Indentures that prohibit the granting of both liens and guaranties without granting equal and ratable liens and guaranties to the ATI Note Trustees.  The ATI Note Trustees allege that the Debtors violated these covenants by granting liens and guaranties to the Senior Lenders and failing to do the same for the ATI Note Trustees.  As a result of the alleged violation, the ATI Note Trustees assert that the Holders of ATI Note Claims may be entitled to (i) claims against all of the Debtors based on guaranties and (ii) equal and ratable liens against all of the assets of the Debtors.  See Kaplan v. Chase National Bank, 281 N.Y.S. 825 (Sup. Ct. 1934) (holding that a negative “equal and ratable” clause created a security interest from the time the debtor granted a security interest to another creditor); Chase National Bank v. Sweezy, 281 N.Y. S. 487

(15)         Statements as to the rationale underlying the treatment of Claims under the Plan are not intended to, and shall not, waive, compromise or limit any rights, claims or causes of action in the event the Plan is not confirmed or becomes effective.  The distributions contemplated by the Plan derive, in part, from the Compromise and Settlement without the necessity for a final judicial determination of the underlying issues and disputes.  The Debtors cannot assure that an ultimate judicial determination of the compromised issues would not result in treatment which is more or less favorable to any particular creditor.

(Sup. Ct. 1931), aff’d, 259 N.Y.S. 1010 (1932), aff’d, 261 N.Y. 710 (1933) (same); In re Associated Gas & Electric Co., 61 F. Supp. 11 (S.D.N.Y. 1944), aff’d on other grounds, 149 F.2d 996 (2d Cir.), cert. denied, 326 U.S. 736 (1945).  Consequently, the ATI Note Trustees assert that the ATI Note Claims are secured claims against, and equally and ratably guaranteed by, each of the Debtors.

The Debtors and the Senior Lenders dispute the ATI Note Trustees’ allegations.  The Debtors and the Senior Lenders believe that in order to create a security interest, the ATI Note Indentures must have stated an affirmative intention to create a lien.  Hassett v. Revlon, Inc. (In re O.P.M. Leasing Servs., Inc.), 23 B.R. 104, 119 (Bankr. S.D.N.Y. 1982).  See also Hechinger Liq. Trust v. BankBoston Retail Finance, Inc. (In re Hechinger Investment Company of Delaware, Inc.), 2004 WL 724960, *4 (D. Del. March 28, 2004).  The language in ATI Note Indentures does not “clearly establish the intention that the premises [to be secured] would be held, given or transferred as security for the obligation of the contract.”  See Pennsylvania Oil Products Refining Co. v. Willrock Producing Co., 267 N.Y. 427, 435 (1935).  Nor does the intention to create such a lien clearly appear from the language and attendant circumstances.  See Cherno v. Dutch Am. Mercantile Corp. (In re Itemlab, Inc.), 353 F.2d 147, 153 (2d Cir. 1965).  The provision is merely “[a]n agreement . . .. not to do certain things in respect thereto” and cannot be construed as affirmatively giving the Holders of ATI Notes any interest in the Debtors’ property.  See Kelly v. Central Hanover Bank & Trust Co., 11 F.Supp. 497, 507 (D.C. N.Y. 1935), rev’d and remanded on other grounds, 85 F.2d 61 (2d Cir. 1936).   Additionally, the Debtors believe that the Holders of ATI Notes were aware that they were lending to a holding company and were, therefore, accepting the risk that their claims would be structurally subordinated to claims against ATI’s direct and indirect subsidiaries.  Indeed, the offering memoranda for the ATI Notes disclosed that “[t]he Company [i.e., ATI] is a holding company and its principal assets consist of the common stock of its operating subsidiaries . . . The subsidiaries, however, are legally distinct from the Company and such subsidiaries will have no obligation, contingent or otherwise, to pay amounts due pursuant to the Notes or to make funds available for such payment. . . Accordingly, the [ATI] Notes will be effectively subordinated to the liabilities (including the trade payables and indebtedness under the Lease Facility) of the subsidiaries of the Company.”   See Allegiance Telecom, Inc. Form S-4 Registration Statement Under the Securities Act of 1933, dated March 31, 1998, at 19.  The ATI Note Trustees assert, however, that while the principal assets of ATI are the stock in its Subsidiaries, other assets available to ATI, which may be used to satisfy the ATI Note Claims, include intercompany receivables.

Nonetheless, the Debtors believe that an objective reading of the ATI Note Indentures raises legitimate issues as to whether certain of the liens granted to the Senior Lenders were in contravention of the negative pledge clause in the ATI Note Indentures.  Moreover, there does not appear to be seminal case law providing the remedy for such a contravention (to the extent it occurred).  Thus, any litigation might raise factual issues, issues of the intent of the parties and legal issues.  The Debtors believe that all of these issues are complex and the litigation thereof would be hotly contested.  Thus, the result of the litigation would be uncertain.  If the Bankruptcy Court determined that the ATI Note Trustees’ allegations were legally valid and, accordingly, that the ATI Note Claims constituted Allowed Secured Claims of something less than the principal amount of their Claims, then the ATI Note Claims would be treated pari passu with the Senior Lender Claims to the extent of such amount.  As a result, if the ATI Notes constituted Allowed Secured Claims for a portion of such Claims and the deficiency claims in respect of the ATI Note Claims were treated pari passu with other Unsecured Claims, the Holders of ATI Note Claims would receive recoveries substantially in excess of the recoveries to the Holders of Allowed ATCW Unsecured Claims and the recovery for Holders of ATCW Unsecured Claims, if any, would be substantially less than those proposed by the Compromise and Settlement.  Accordingly the Debtors, for purposes of negotiating and evaluating the Compromise and Settlement, considered that the Holders of ATI Notes may be entitled to a greater recovery than contemplated in the No Settlement Scenario.(16)

(ii)                   Intercompany Claims Between ATI and ATCW.  The Debtors believe that serious issues exist related to the existence of Intercompany Claims between the Debtors.  The books and records of the Debtors reflect a large amount of Intercompany Claims evidencing, among other things, advances from ATI to fund and build the Debtors’ operations, upstream funds to ATI for the payment of indebtedness, the allocation of corporate overhead and the transfer of property from one Debtor to another.  The Creditors Committee and its advisors conducted an investigation of the Debtors’ intercompany books and records and centralized cash management system.  Based on the Creditors Committee’s investigation, it is unclear whether the transactions underlying the majority of such Intercompany Claims should be characterized as (a) capital contributions from ATI to ATCW or (b) loans to ATCW and the Subsidiaries. Notably, ATI’s books and records reflect a more than $1 billion payable owed to ATI by ATCW.  The determination of the true nature of the Intercompany Claims would require a highly complex, and, potentially, impossible analysis.  Specifically, the Intercompany Claims were poorly and incompletely documented.  In that regard, it would be incredibly difficult to accurately reconstruct and appropriately document the Intercompany Claims, particularly in light of personnel changes that limit identity and memory.  Moreover, such an effort would not be cost effective.  The Debtors utilize a centralized cash management system.  If the Bankruptcy Court determined that the transactions underlying the Intercompany Claims were capital contributions, such Intercompany Claims would be in the nature of Equity Interests, and, thus, ATI would receive only the residual value of the Debtors’ assets while distributions to Holders of Claims against ATCW and the Subsidiaries would be made in full.  However, if the Bankruptcy Court characterized the aforementioned transactions as loans and determined that the full amount of such Intercompany Claims constituted Allowed Claims, the distributions to ATI on account of its Claims would reduce the distributions made to Holders of Allowed Claims against ATCW and the Subsidiaries.  As a result, Holders of the ATCW Unsecured Claims would receive distributions of between 23.1% and 25.5% of their Claims instead of the 35.4% to 40.4% proposed in the Plan.  Accordingly the Debtors, for purposes of negotiating and evaluating the proposed Compromise and Settlement, considered that the Holders of ATCW Unsecured Claims may be entitled to a lesser recovery than contemplated in the No Settlement Scenario.

(16)         In addition, in accordance with the terms of the Court’s Amended Final Order Authorizing the Use of Cash Collateral by Consent, dated June 26, 2003 (as subsequently further amended), the Creditors Committee and its advisors conducted an investigation of the validity, amount, perfection, priority and enforceability of the Senior Lenders’ liens, claims and security interests, and the Debtors’ obligations arising under the Credit Agreement.  As a result of this investigation, the Creditors Committee believes that (a) approximately $26 million (the “Unencumbered Cash”), held in a separate bank account of the Debtors is unencumbered (i.e., not subject to any liens or security interests of the Senior Lenders) and (b) the Estates have claims that could equitably subordinate the Senior Lender Claims pursuant to section 510(c) of the Bankruptcy Code.  The Debtors believe that the Unencumbered Cash is unencumbered, but do not take a position with respect to the Creditor Committee’s submission that the Senior Lender Claims may be equitably subordinated.  The Senior Lenders dispute the Creditors Committee’s allegations.  Given the value of the Senior Lenders’ other collateral, which is apparently sufficient to pay the Senior Lenders in full, as well as the cost of resolving this dispute, the Plan provides for the full payment of the Senior Lenders’ Allowed Claims.

The Debtors believe that any litigation related to the foregoing issues would be complex, expensive and time-consuming.  The Debtors also believe that the questions raised by the Creditors Committee with respect to the Intercompany Claims may present significant intercreditor issues.  Due to the complexity of these issues, the likelihood of any of the parties succeeding in all aspects of any litigation is uncertain and difficult to predict.  The Debtors submit that unless the aforementioned disputes and controversies are resolved, the prospect of confirming a chapter 11 plan would be diminished, with the effect that protracted litigation would delay the Debtors’ reorganization.  The Debtors believe that the Compromise and Settlement is necessary for the confirmation of the Plan and is in the best interests of the Debtors, their creditors and all parties in interest.  The Debtors, the Senior Lenders, the Creditors Committee and the ATI Note Trustees submit that the Compromise and Settlement embodied by the Plan falls well within the range of reasonableness for a settlement of these complicated issues, and will enable all creditor classes and the estates to avoid the significant costs of litigating highly complex and contentious issues.

(c)           The Creditors Committee Deliberations Regarding the Proposed Compromise and Settlement.  As set forth above, the Creditors Committee consists of five members, including two representatives of trade creditors (one of whom, however, has stated its intention to resign soon from the Creditors Committee because its prepetition contract has been modified on a basis favorable to the Debtors and assumed under section 365 of the Bankruptcy Code), two representatives of Holders of ATI Notes, and one member representing the ATI Note Trustees.  In connection with the Creditors Committee’s analysis and consideration of the Compromise and Settlement, the Creditors Committee’s legal and financial professionals prepared and distributed to the five members of the Creditors Committee numerous legal and factual memoranda regarding various issues relevant to the Compromise and Settlement including, without limitation, the Debtors’ historical treatment of intercompany claims, the bases of the causes of action asserted by the ATI Note Trustees, the potential recoveries to Holders of ATCW Claims and ATI Claims depending the outcome of any litigation commenced by or against the ATI Note Trustee and/or the Holders of Senior Lender Claims, substantive consolidation, recharacterization and a legal analysis of the potential results of the foregoing.  Following the Creditors Committee’s review of all facts and issues relevant to the consideration of the Settlement and Compromise, the Creditors Committee voted unanimously (with one of the five members of the Creditors Committee abstaining) to support the terms of the Compromise and Settlement.

(d)           Position of Certain Creditors With Respect to the Proposed Compromise and Settlement.  Several of the principal providers of telecommunication services to the Debtors that have asserted substantial claims against the Debtors’ Estates (the “Dissenting Creditors”) oppose the proposed Compromise and Settlement contained in the Plan and described herein and have stated their current intention to vote against confirmation of the Plan.(17)  In addition to contending that the Plan is not confirmable as a legal and/or factual matter, these Dissenting Creditors believe that the arguments advanced by the Debtors in support of the proposed Compromise and Settlement set forth in the Plan do not withstand legal analysis and are not reasonable.  In these creditors’ view, the apparent absence of any documentation, such as notes, supporting the Intercompany Claims is itself highly probative that those claims cannot be characterized as debt and must be characterized as equity.

B.            CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

The Plan classifies Claims and Equity Interests separately and provides different treatment for different Classes of Claims and Equity Interests in accordance with the Bankruptcy Code.  As described more fully below, the Plan provides, separately for each Class, that Holders of certain Claims will receive various amounts and types of consideration, thereby giving effect to the different rights of Holders of Claims and Equity Interests in each Class.  The Buyer and the Reorganized Subsidiaries shall not be liable for any Claims against or Equity Interests in the Debtors, except for Assumed Liabilities.

(17)         The Dissenting Creditors are the telephone operating company subsidiaries of Verizon Communications Inc. (“Verizon”), certain of the operating telephone companies affiliated with SBC Telecommunications, Inc., BellSouth Telecommunications, Inc. (“BellSouth”), Qwest Communications Corporation and KMC Telecom XI LLC.

1.     Administrative Expense Claims.  Administrative Expense Claims are Claims for costs and expenses of administration of the Debtors’ Estates under section 503(b) or 1114(e)(2) of the Bankruptcy Code and are entitled to priority under section 507(b) of the Bankruptcy Code, including, but not limited to: (a) any actual and necessary costs and expenses incurred after the Commencement Date of preserving the Debtors’ Estates and operating the business of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a), 331 and 503(b) of the Bankruptcy Code or otherwise to the extent incurred prior to the Initial Effective Date; and (c) all fees and charges assessed against the Debtors’ Estates under section 1930 of title 28 of the United States Code.

Pursuant to the Plan, and subject to the provisions of sections 330(a) and 331 of the Bankruptcy Code, except to the extent that any Entity entitled to the payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each Holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of (i) the Initial Effective Date; (ii) the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; (iii) as soon as practicable thereafter or (iv) on such other date as may be ordered by the Bankruptcy Court; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors (including, but not limited to, real and personal property taxes and franchise fees) or liabilities arising under loans or advances to or other obligations incurred by the Debtors shall be paid in full and performed by the responsible Debtor, Reorganized Subsidiary or Reorganized STFI, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions; provided, further, however, notwithstanding the foregoing the Buyer and the Reorganized Subsidiaries shall not be liable (x) for any of the foregoing liabilities to the extent such liabilities do not constitute Assumed Liabilities, (y) for more than 50% of all Transfer Taxes (as defined in the Purchase Agreement) in accordance with Section 6.10 of the Purchase Agreement and (z) any real or personal property Taxes (as defined in the Purchase Agreement) or similar ad valorem obligations other than those to be borne by Buyer in accordance with the proration provided under Section 6.12 of the Purchase Agreement.  Except as provided under applicable non-bankruptcy law, post-petition interest will not be paid on Allowed Administrative Expense Claims.  In addition, the Break-Up Fee (as defined in the Bid Procedures Order), was paid by the Debtors in full in Cash on February 20, 2004.

2.     Priority Tax Claims.  Priority Tax Claims are Claims of a governmental unit of a kind specified in section 507(a)(8) of the Bankruptcy Code.

Pursuant to the Plan, on the Initial Effective Date or as soon thereafter as practicable, except to the extent that a Holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Initial Effective Date or agrees to a different treatment, each Holder of an Allowed Priority Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Priority Tax Claim, including post-petition interest, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Initial Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon as practicable thereafter, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at the Tax Rate, over a period through the sixth (6th) anniversary of the date of assessment of such Allowed Priority Tax Claim.  Notwithstanding anything to the contrary contained herein, neither the Buyer nor any of the Reorganized Subsidiaries shall be liable for any Priority Tax Claims.

3.     Professional Fee Claims.  Pursuant to the Plan, the Holders of Professional Fee Claims shall file their respective final fee applications for the allowance of compensation for services rendered and reimbursement of expenses incurred through the Initial Effective Date by no later than the date that is forty-five (45) days after the Initial Effective Date, or such other date that may be fixed by the Bankruptcy Court.  If granted by the Bankruptcy Court, such award shall be paid in full in such amounts as are Allowed by the Bankruptcy Court either (a) on the date such Professional Fee Claim becomes an Allowed Professional Fee Claim, or as soon as practicable thereafter, or (b) upon such other terms as may be mutually agreed upon between such Holder of an Allowed Professional Fee Claim and the Debtors. The Bankruptcy Court will review and determine all applications for compensation for services rendered and reimbursement of expenses.  Notwithstanding anything to the contrary contained herein, neither the Buyer nor any of the Reorganized Subsidiaries shall be liable for any Professional Fee Claims.

No applications need to be filed with or considered by the Bankruptcy Court for compensation and reimbursement of expenses by professionals retained by Reorganized STFI and ATLT for services rendered or expenses incurred after the Initial Effective Date, and such compensation and reimbursement shall be paid by Reorganized STFI and ATLT in the ordinary course of business and without the need for Bankruptcy Court approval.

Section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees and other Entities making a “substantial contribution” to a reorganization case and to attorneys for and other professional advisors to such Entities.  The amounts, if any, which may be sought by Entities for such compensation are not known by the Debtors at this time.  Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtors and other parties in interest may participate and object to the allowance of any claims for compensation and reimbursement of expenses.  Requests for compensation under section 503(b) of the Bankruptcy Code must be filed with the Bankruptcy Court and served on the Debtors, the Creditors Committee, the Buyer and other parties in interest by the Administrative Expense Claim Bar Date.

4.     Class 1 – Priority Non-Tax Claims.  Priority Non-Tax Claims are Claims that are accorded priority in right of payment under section 507(a) of the Bankruptcy Code (other than Allowed Administrative Expense Claims and Allowed Priority Tax Claims).  Such Claims include Claims for (a) accrued employee compensation earned within 90 days prior to commencement of the Chapter 11 Cases to the extent of $4,650 per employee and (b) contributions to employee benefit plans arising from services rendered within 180 days prior to the commencement of the Chapter 11 Cases, but only for each such plan to the extent of (i) the number of employees covered by such plan multiplied by $4,650, less (ii) the aggregate amount paid to such employees from the estates for wages, salaries or commissions during the 90 days prior to the Commencement Date.

Pursuant to the Plan, on the later of the Initial Effective Date or the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, each Holder of an Allowed Priority Non-Tax Claim shall be paid in Cash, in full satisfaction, settlement, release and discharge of, and in exchange for such Allowed Priority Non-Tax Claim, and thereby rendered Unimpaired, except to the extent that the Debtors, with the consent of the Creditors Committee which shall not be unreasonably withheld, and any Holder of such Allowed Priority Non-Tax Claim agree to a different treatment.

5.     Class 2 – Secured Claims.  Class 2 consists of all Allowed Secured Claims, other than Claims in Class 3.

Pursuant to the Plan, on the later of the Initial Effective Date or the date on which a Secured Claim becomes an Allowed Secured Claim, or as soon thereafter as practicable, each Allowed Secured Claim shall be, at the election of the Debtors (i) reinstated, (ii) paid in Cash, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Secured Claim together with accrued post-Commencement Date interest, (iii) satisfied by the Debtors’ surrender of the collateral securing such Allowed Secured Claim unless such collateral is an Acquired Asset under the Purchase Agreement with the Lien of such Holder attaching to the proceeds of such Acquired Asset, (iv) offset against, and to the extent of, the Debtors’ claims against the Holder of such Allowed Secured Claim, or (v) otherwise rendered Unimpaired, except to the extent that the Debtors, with the consent of the Creditors Committee which shall not be unreasonably withheld, and a Holder of a Allowed Secured Claim agree to a different treatment.

6.     Class 3 – Senior Lender Claims.  Class 3 consists of all Allowed Senior Lender Claims, other than Claims in Class 2.

Pursuant to the Plan, on the Initial Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Senior Lender Claim shall receive Cash in an amount equal to one hundred percent (100%) of such Holder’s Allowed Senior Lender Claim.  In the event that there is not sufficient Cash to pay Holders of Allowed Senior Lender Claims in full on the Initial Effective Date, pursuant to the ATLT Agreement, ATLT shall sell such shares of XO Common Stock as are necessary to pay the Holders of Senior Lender Claims in full.  Such sales of XO Common Stock shall be conducted in a commercially reasonable manner as determined by the Plan Administrator.

7.     Class 4 – ATCW Unsecured Claims.  Class 4 consists of all Allowed ATCW Unsecured Claims.

For purposes of the Plan, through the deemed consolidation of the ATCW Debtors set forth in Section V.A.1. of this Disclosure Statement, Claims against multiple ATCW Debtors are treated as one Claim against the consolidated ATCW Debtors and guarantee Claims between and among the ATCW Debtors are eliminated.   The total amount of asserted Claims in Class 4 is $185.8 million.  However, based on a preliminary analysis, the Debtors estimate that the aggregate amount of Allowed ATCW Unsecured Claims will be between $148.2 million and $226.2 million.(18)  The Debtors’ estimate of Allowed ATCW Unsecured Claims is based upon an analysis of the ATCW Unsecured Claims and the Debtors’ experience to date in resolving disputes concerning the amount of such Claims.  The ultimate resolution of ATCW Unsecured Claims could result in Allowed ATCW Unsecured Claims in amounts less than or greater than those estimated by the Debtors for purposes of this Disclosure Statement.

Pursuant to the Compromise and Settlement set forth in Section V.A.2. of this Disclosure Statement, Holders of Allowed ATCW Unsecured Claims are being treated pari passu with Holders of Allowed ATI Unsecured Claims.  Pursuant to the Plan, on the later of (i) the Initial Effective Date, (ii) the date such ATCW Unsecured Claim becomes an Allowed ATCW Unsecured Claim, or as soon as practicable thereafter, or (iii) such other date the Bankruptcy Court may order, each Holder of an Allowed ATCW Unsecured Claim shall receive its pro rata share of (x) either the ATLT “A” Trust Interests or the applicable Cash Recovery, (y) either the ATLT “B” Trust Interests or the applicable Cash Recovery, and (z) the ATLT “C” Trust Interests.   The purposes of ATLT and the responsibilities and duties of the Plan Administrator are described in Section V.E. of this Disclosure Statement.

In the event that the Available Cash is insufficient (with such insufficiency being determined as of the Initial Effective Date) to satisfy in full the Claims of all Holders in Class 4 that opted to receive a Cash Recovery (either through an affirmative determination not to elect to receive ATLT Trust Interests or through the default mechanism of the Cash Recovery Election) each such Holder that elected, or was deemed to have elected, a Cash Recovery, shall receive its portion of the Cash Recovery, if applicable, as follows: first to those Holders that elected, or were deemed to have elected, to receive a Cash Recovery in lieu of the receipt of ATLT “B” Trust Interests until all such Holders’ Cash Recovery has been satisfied in full, provided that if the Available Cash is insufficient to satisfy the Cash Recovery for all such Holders, the Available Cash shall be divided pro rata among such Holders, and provided further that the remainder of such Holders’ Claims shall be satisfied with ATLT “B” Trust Interests; and second to those Holders that elected, or were deemed to have elected, to receive a Cash Recovery in lieu of the receipt of ATLT “A” Trust Interests until all such Holders’ Cash Recovery has been satisfied in full, provided that if the Available Cash is insufficient to satisfy the Cash Recovery for all such Holders, the Available Cash shall be divided pro rata among such Holders, and provided further that the remainder of such Holders’ Claims shall be satisfied with ATLT “A” Trust Interests.  Holders of Claims in Class 4 that do not make an election with respect to the Cash Recovery will be deemed to have made the Cash Recovery Election.  For purposes of Section 3.4 of the Plan, the term pro rata shall mean the ratio of such Holder’s Allowed ATCW Unsecured Claim over the sum of all (1) Allowed ATCW Unsecured Claims and (2) Allowed ATI Unsecured Claims.

As described in Section II.C. of this Disclosure Statement, the Cash Recovery for each the ATLT “A” Trust Interests and the ATLT “B” Trust Interests has been valued by the Debtors and the Creditors Committee at a 50% discount from the deemed value of the applicable ATLT Trust Interest for purposes of the Cash Recovery Election (see Section II.C. hereof).  The purpose of ATLT and the responsibilities of the Plan Administrator with respect to the ATLT “A” Trust Interests and the ATLT “B” Trust Interests are set forth in Sections V.E.2. and V.E.6., respectively.  ANY CASH RECOVERY ELECTION MADE BY A HOLDER OF A CLAIM IN CLASS 4 SURVIVES THE PURCHASE, SALE, TRANSFER, OR ASSIGNMENT OF ANY CLAIM IN CLASS 4.  ACCORDINGLY, HOLDERS OF CLAIMS IN CLASS 4 ARE ADVISED TO KEEP A RECORD OF ANY CASH RECOVERY ELECTION.

(18)         The Creditors Committee believes that after the claims reconciliation process is complete, the estimated aggregate amount of Allowed Claims in Class 4 should be lower than the Debtors’ estimate.  Though the Debtors first omnibus objections to claims was filed with the Bankruptcy Court on April 6, 2004, no claims objections have been prosecuted to fruition.

8.     Class 5 - ATI Unsecured Claims.  Class 5 consists of all Allowed ATI Unsecured Claims.

The total amount of asserted Claims in Class 5 is $783.2 million.  However, based on a preliminary analysis, the Debtors believe that the aggregate amount of Allowed ATI Unsecured Claims will approximately $700.1 million (representing $668.7 million of ATI Note Claims and $31.4 million of general unsecured claims against ATI).  The Debtors’ estimate of Allowed ATI Unsecured Claims is based upon an analysis of the ATI Unsecured Claims and the Debtors’ experience to date in resolving disputes concerning the amount of such Claims.  The ultimate resolution of ATI Unsecured Claims could result in Allowed ATI Unsecured Claims in amounts less than or greater than those estimated by the Debtors for purposes of this Disclosure Statement.

Pursuant to the Compromise and Settlement set forth in Section V.A.2. of this Disclosure Statement, Holders of Allowed ATI Unsecured Claims are being treated pari passu with Holders of Allowed ATCW Unsecured Claims. Pursuant to the Plan, on the later of (i) the Initial Effective Date, (ii) the date such ATI Unsecured Claim becomes an Allowed ATI Unsecured Claim, or as soon as practicable thereafter, or (iii) such other date the Bankruptcy Court may order, each Holder of an Allowed ATI Unsecured Claim shall receive its pro rata share of (x) either the ATLT “A” Trust Interests or the applicable Cash Recovery, (y) either the ATLT “B” Trust Interests or the applicable Cash Recovery, and (z) the ATLT “C” Trust Interests.   The purposes of ATLT and the responsibilities and duties of the Plan Administrator are described in Section V.E. of this Disclosure Statement.

In the event that the Available Cash is insufficient (with such insufficiency being determined as of the Initial Effective Date) to satisfy in full the Claims of all Holders in Class 4 that elect, or are deemed to have elected, a Cash Recovery (either through an affirmative determination not to elect to receive ATLT Trust Interests or through the default mechanisms of the Cash Recovery Election), the Holders of Claims in Class 5 will not be entitled to any Cash Recovery.  If the Available Cash is sufficient to satisfy in full the Claims of all Holders in Class 4 that a elect, or are deemed to have elected, a Cash Recovery (with such sufficiency being determined as of the Initial Effective Date) then Holders of Claims in Class 5 that elected, or were deemed to have elected, a Cash Recovery will be entitled to such Cash Recovery, provided however, that in the event that the Available Cash is insufficient to satisfy in full the Claims of all Holders in Class 5 that elect a Cash Recovery (with such insufficiency being determined as of the Initial Effective Date) each such Holder that elected, or was deemed to have elected, a Cash Recovery, shall receive its portion of the Cash Recovery, if applicable, as follows: first to those Holders that elected, or were deemed to have elected, to receive a Cash Recovery in lieu of the receipt of ATLT “B” Trust Interests until all such Holders’ Cash Recovery has been satisfied in full, provided that if the Available Cash is insufficient to satisfy the Cash Recovery for all such Holders, the Available Cash shall be divided pro rata among such Holders, and provided further that the remainder of such Holders’ Claims shall be satisfied with ATLT “B” Trust Interests; and second to those Holders that elected, or were deemed to have elected, to receive a Cash Recovery in lieu of the receipt of ATLT “A” Trust Interests until all such Holders’ Cash Recovery has been satisfied in full, provided that if the Available Cash is insufficient to satisfy the Cash Recovery for all such Holders, the Available Cash shall be divided pro rata among such Holders, and provided further that the remainder of such Holders’ Claims shall be satisfied with ATLT “A” Trust Interests.  Holders of Claims in Class 5 that do not make an election with respect to the Cash Recovery will be deemed to have made the Cash Recovery Election.  For purposes of Section 3.5 of the Plan, the term pro rata shall mean the ratio of such Holder’s Allowed ATI Unsecured Claim over the sum of all (1) Allowed ATI Unsecured Claims and (2) Allowed ATCW Unsecured Claims.

As described in Section II.C. of this Disclosure Statement, the Cash Recovery for each the ATLT “A” Trust Interests and the ATLT “B” Trust Interests has been valued by the Debtors and the Creditors Committee at a 50% discount from the deemed value of the applicable ATLT Trust Interest for purposes of the Cash Recovery Election (see Section II.C. hereof).  The purpose of ATLT and the responsibilities of the Plan Administrator with respect to the ATLT “A” Trust Interests and the ATLT “B” Trust Interests are set forth in Sections V.E.2. and V.E.6., respectively.   ANY CASH RECOVERY ELECTION MADE BY A HOLDER OF A CLAIM IN CLASS 5 SURVIVES THE PURCHASE, SALE, TRANSFER, OR ASSIGNMENT OF ANY CLAIM IN CLASS 4.  ACCORDINGLY, HOLDERS OF CLAIMS IN CLASS 5 ARE ADVISED TO KEEP A RECORD OF ANY CASH RECOVERY ELECTION.

9.     Class 6 – Subordinated Claims.  Class 6 consists of all Claims that are determined to be subordinated to other Claims pursuant to section 510 of the Bankruptcy Code.

Holders of Subordinated Claims, if any, shall receive no distribution of property on account of such Subordinated Claims.

10.  Class 7 - Equity Interests.  Class 7 consists of all ATI, ATCW and STFI Equity Interests.

Holders of Equity Interests shall not be entitled to, and shall not retain, any property or interest in property on account of such Equity Interests.

C.            RESTRUCTURING TRANSACTION

1.     Transfer of Acquired Assets and Common Stock of IT Reorganized Subsidiaries.  On the Initial Effective Date, and in accordance with the terms of the Purchase Agreement and Sale Order, for good and valuable consideration, all of the Acquired Assets (including, without limitation, the common stock of the IT Reorganized Subsidiaries) shall be sold, conveyed, assigned, transferred and delivered to the Buyer free and clear of all Liens, Claims, Equity Interests, and Interests (as defined in the Sale Order) of Entities; provided, however, to the extent that an Early Closing Election (as defined in the Purchase Agreement) has been delivered and the Sale Transaction has closed, then Section 5.3(a) (other than the last sentence thereof), (c), (d) and (e) of the Plan shall be inapplicable.  Notwithstanding anything to the contrary contained herein, (i) prior to the Initial Effective Date, the parties to the Purchase Agreement retain their rights to make such an Early Closing Election (as provided in the Purchase Agreement) and to consummate the transactions contemplated under the Purchase Agreement if such Early Closing Election is made and (ii) the Buyer and the Reorganized Subsidiaries (x) shall not be liable for any Claims against or Equity Interests in the Debtors, other than the Assumed Liabilities, and (y) shall not be deemed to have assumed or be liable for any liabilities of the Reorganized Subsidiaries of the types and in the nature of the Excluded Liabilities (as defined in Section 2.4 of the Purchase Agreement).  After the Initial Effective Date, each IT Reorganized Subsidiary shall have no further obligations under the Plan other than the Assumed Liabilities that relate to such IT Reorganized Subsidiary.

2.     Transfer of Excluded Assets.  On the Initial Effective Date, all of the Excluded Assets (together with the other ATLT Assets but not including any Acquired Assets) shall be transferred to ATLT free and clear of all Liens, Claims and Equity Interests.

3.     Non-Transferred Assets.  On each of the NTA Effective Dates, and in accordance with the terms of the Purchase Agreement and Sale Order, for good and valuable consideration, the common stock of the relevant NTA Reorganized Subsidiary (and any accompanying Non-Transferred Asset(s)) shall be conveyed, assigned, transferred and delivered to the Buyer, free and clear of all Liens, Claims, Equity Interests, and Interests (as defined in the Sale Order) of Entities. After each NTA Effective Date, the relevant NTA Reorganized Subsidiary shall have no further obligations under the Plan other than the Assumed Liabilities that relate to such NTA Reorganized Subsidiary.

4.     Continued Corporate Existence and Remaining of Assets in the Reorganized Subsidiaries.  Each of the IT Reorganized Subsidiaries shall continue to exist after the Initial Effective Date, and each NTA Reorganized Subsidiary shall continue to exist after its NTA Effective Date, as applicable, as a separate legal Entity, with all the powers of a corporation, limited liability company, joint venture, or partnership, as applicable, under the laws of their respective states of incorporation, formation, or organization, and without prejudice to any right that Buyer has to alter or terminate such existence (whether by merger, acquisition, or otherwise) under such applicable state law.  Except as otherwise provided in the Plan or the Purchase Agreement, on and after the Initial Effective Date and each of the NTA Effective Dates, as applicable, all property of the Subsidiaries, other than STFI, the STFI Assets and the Excluded Assets, shall remain in the Reorganized Subsidiaries, free and clear of all Claims, Liens, charges, Equity Interests, Interests (as defined in the Sale Order) and other encumbrances.  On and after the Initial Effective Date or each of the NTA Effective Dates, as applicable, the Reorganized Subsidiaries may operate their businesses and may use, acquire or dispose of their property, without the supervision or approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code.

5.     Reorganized Subsidiaries.  On the Initial Effective Date, the stock of all of the IT Reorganized Subsidiaries (other than those Subsidiaries that hold or constitute Non-Transferred Assets) shall be transferred to

Buyer, in such order and manner as Buyer may choose in its sole discretion in accordance with the Purchase Agreement, in exchange for consideration being given to the Debtors under the Purchase Agreement, which such consideration shall be distributed to Holders of Allowed Claims in accordance with the Plan.  On the NTA Effective Date for each Subsidiary that holds or constitutes Non-Transferred Assets, the stock of such NTA Reorganized Subsidiary shall be transferred to Buyer in the manner chosen by Buyer in its sole discretion in accordance with the Purchase Agreement.  All required corporate actions with respect to the Reorganized Subsidiaries will be determined by Buyer in its sole discretion.

(a)           New Certificates of Incorporation and New By-laws.  On or immediately prior to the Initial Effective Date or each of the NTA Effective Dates, as applicable, the Reorganized Subsidiaries will file their respective New Certificates of Incorporation with the applicable Secretaries of State in their respective states of incorporation in accordance with the relevant sections of the corporate laws of the respective states of incorporation.  After the Initial Effective Date or each of the NTA Effective Dates, as applicable, the Reorganized Subsidiaries may amend and restate their respective New Certificate of Incorporation and other constituent documents as permitted by the laws of their respective states of incorporation.

(b)           Directors and Officers of the Reorganized Subsidiaries.  Subject to section 1129(a)(5) of the Bankruptcy Code, the directors and officers of the Subsidiaries, other than STFI, shall resign as of the applicable effective date of each respective Subsidiary.  As of the Initial Effective Date or each of the NTA Effective Dates, as applicable, the initial board of directors of each of the Reorganized Subsidiaries shall be appointed by the Buyer in accordance with the respective Reorganized Subsidiaries’ New Certificate of Incorporation.  Pursuant to section 1129(a)(5), the Buyer, will disclose by making a filing with the Bankruptcy Court, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial board of directors of each of the Reorganized Subsidiaries.  To the extent any such Person is an “insider” under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed.  Each such director and officer shall serve from and after the Initial Effective Date or each of the NTA Effective Dates, as applicable, pursuant to the terms of the New Certificates of Incorporation and other constituent documents of the Reorganized Subsidiaries.

(c)           Corporate Action.  As of the Initial Effective Date or each of the NTA Effective Dates, as applicable, the adoption and filing of the New Certificates of Incorporation, the approval of the New By-laws, the appointment of directors and officers for each of the Reorganized Subsidiaries, and all actions contemplated hereby shall be deemed to be authorized and approved in all respects (subject to the provisions hereof).  All matters provided for herein involving the corporate structure of the Reorganized Subsidiaries, and any corporate action required by the Reorganized Subsidiaries in connection with the Plan, shall be deemed to have occurred and shall be in effect, pursuant to applicable law, without any requirement of further action by the security holders or directors of the Reorganized Subsidiaries.  On the Initial Effective Date or each of the NTA Effective Dates, as applicable, the appropriate officers of the Reorganized Subsidiaries and members of the board of directors of the Reorganized Subsidiaries are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Subsidiaries.

D.            SECURITIES TO BE ISSUED UNDER THE PLAN

1.     The XO Common Stock and the New STFI Common Stock will be Issued to ATLT.  In connection with the Plan, the XO Common Stock and the New STFI Common Stock will be transferred to ATLT rather than distributed directly to Holders of Allowed Claims in Classes 4 and 5.  Instead, such Holders who do not elect the Cash Recovery or to the extent there is insufficient Cash to fund the Cash Recovery in whole or in part, will receive ATLT “A” Trust Interests (representing the value of the XO Common Stock) and ATLT “B” Trust Interests (representing the value of the New STFI Common Stock).(19)  Unsecured Creditors will receive ATLT Trust Interests rather than the actual shares of XO Common Stock and New STFI Common Stock because the market for such shares is relatively illiquid.  To maximize value, the Plan Administrator will determine whether to liquidate the XO

(19)         Such Holders will also be entitled to receive ATLT “C” Trust Interests, representing the other ATLT Assets.

Common Stock (or such shares of XO Common Stock remaining after selling such shares as and if necessary to pay Holders of Allowed Senior Lender Claims in full) and New STFI Common Stock in an orderly manner and distribute proceeds to the Holders of ATLT “A” Trust Interests and ATLT “B” Trust Interests, as applicable, or whether to distribute shares of XO Common Stock  (or such shares of XO Common Stock remaining after selling such shares as and if necessary to pay Holders of Allowed Senior Lender Claims in full) or New STFI Common Stock to Holders of ATLT “A” Trust Interests and ATLT “B” Trust Interests on some future date.

2.     New STFI Common Stock.  As of the Initial Effective Date, Reorganized STFI shall be authorized to issue up to 10,000,000 shares of common stock, par value $.01 per share, pursuant to the certificate of incorporation of Reorganized STFI.

On the Initial Effective Date, all New STFI Common Stock will be transferred to ATLT.  To the extent that ATLT distributes New STFI Common Stock to Holders of ATLT “B” Trust Interests on some future date, the Plan Administrator will provide such Holders with information regarding their rights as Holders of New STFI Common Stock.  To the extent that New STFI Common Stock is held by ATLT and not distributed to Holders of ATLT “B” Trust Interests, ATLT will distribute any dividends ratably to such Holders of “B” Trust Interests.  However, Reorganized STFI does not presently anticipate that dividends will be paid on New STFI Common Stock for the foreseeable future.  In the event of a sale, liquidation, dissolution or winding up of Reorganized STFI, holders of New STFI Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock of Reorganized STFI.  To the extent that New STFI Common Stock is held by ATLT and not distributed to Holders of ATLT “B” Trust Interests, ATLT will distribute the proceeds of such sale or liquidation, if any, ratably to such Holders of “B” Trust Interests.  Currently, it is not anticipated that Reorganized STFI will issue any preferred stock.  Holders of New STFI Common Stock will have no preemptive, subscription, redemption or conversion rights.  All of the outstanding shares of New STFI Common Stock to be issued pursuant to the Plan will be, upon such issuance and delivery, validly issued, fully paid and nonassessable.

The projected equity value of Reorganized STFI is $40 million and the valuation is set forth on Exhibit I.

3.     XO Common Stock.  As of the Closing, ATLT will receive the XO Common Stock.

To the extent that ATLT distributes XO Common Stock  (or such shares of XO Common Stock remaining after selling such shares as and if necessary to pay Holders of Allowed Senior Lender Claims in full) to Holders of ATLT “A” Trust Interests on some future date, the Plan Administrator will provide such Holders with information regarding their rights as Holders of XO Common Stock.  To the extent that XO Common Stock  (or such shares of XO Common Stock remaining after selling such shares as and if necessary to pay Holders of Allowed Senior Lender Claims in full) is held by ATLT and not distributed to Holders of ATLT “A” Trust Interests, ATLT will distribute such dividends ratably to such Holders of “A” Trust Interests as may be declared by XO’s Board of Directors out of funds legally available for payment of dividends.  In the event of a sale, liquidation, dissolution or winding up of XO, holders of XO Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock of XO.  To the extent that XO Common Stock  (or such shares of XO Common Stock remaining after selling such shares as and if necessary to pay Holders of Allowed Senior Lender Claims in full) is held by ATLT and not distributed to Holders of ATLT “A” Trust Interests, ATLT will distribute the proceeds of such sale or liquidation, if any, ratably to such Holders of “A” Trust Interests.  As of the date hereof, there are no shares of XO preferred stock outstanding.  Holders of XO Common Stock will have no preemptive, subscription or conversion rights.  All of the XO Common Stock will be, upon issuance, validly issued, fully paid and nonassessable.

The projected equity value of the XO Common Stock is $239.6 million and is set forth in more detail in Section IX.D. of this Disclosure Statement.

E.             POST-CONFIRMATION ESTATE

1.     Execution of the ATLT Agreement.  On the Initial Effective Date, the ATLT Agreement shall be executed, and all other necessary steps shall be taken to establish ATLT and the interests therein which shall be for the benefit of the Holders of Allowed Claims in Classes 4 and 5 as provided in Sections 3.4 and 3.5 of the Plan.  In the event of any conflict between the terms of Section 5.4 of the Plan and the terms of the ATLT Agreement, the terms of the ATLT Agreement shall govern.

2.     Purpose of ATLT.  From and after the Initial Effective Date, ATLT shall, in accordance with the ATLT Agreement, (i) wind-down the Debtors’ affairs, including making Distributions as contemplated in the Plan, (ii) (a) liquidate, by conversion to Cash or other methods or (b) distribute directly to Holders of ATLT Trust Interests, the ATLT Assets, to the extent applicable, as expeditiously as reasonably possible in order to maximize the recovery of Holders of ATLT Trust Interests in its sole discretion, (iii) investigate, enforce and prosecute the Avoidance Actions and the Causes of Action, (iv) object to, settle, compromise, dispute and prosecute Disputed Claims, (v) administer the Plan and take such actions as are necessary to effectuate the Plan, and (vi) file appropriate tax returns, each in the exercise of its fiduciary obligations and ATLT shall retain such professionals as are necessary and appropriate in furtherance of such fiduciary obligations.

In the event that there is not sufficient Cash to pay Holders of Allowed Senior Lender Claims in full on the Initial Effective Date, pursuant to the ATLT Agreement, ATLT shall sell such shares of XO Common Stock as are necessary to pay the Holders of Senior Lender Claims in full.  Such sales of XO Common Stock shall be conducted in a commercially reasonable manner as determined by the Plan Administrator.

To maximize the value of the recovery for Holders of Allowed Claims in Classes 4 and 5 that receive ATLT Trust Interests pursuant to the Plan, during the life of ATLT, the Plan Administrator, in consultation with the directors of ATLT, and in the exercise of their fiduciary duties to the Holders of such ATLT Trust Interests, will (a) sell the XO Common Stock and/or the New STFI Common Stock to third-parties and distribute the proceeds of such sale or sales to Holders of the respective ATLT Trust Interests; (b) directly distribute the XO Common Stock and/or the New STFI Common Stock underlying the ATLT Trust Interests to the Holders of the respective ATLT Trust Interests; or (c) engage in combinations of distributions and sales of XO Common Stock and New STFI Common Stock, which in the business judgment of the directors of ATLT, would be most likely to maximize the value of the ATLT Trust Interests.  The Plan Administrator and the directors of ATLT will owe a fiduciary duty to the Holders of Allowed Claims that receive ATLT Trust Interests.

3.     ATLT Assets.  ATLT shall consist of the ATLT Assets, which, for the sake of clarity, shall include (a) the XO Common Stock, (b) the New STFI Common Stock, (c) the Litigation Cash, (d) the Available Cash, (e) all Avoidance Actions and Causes of Action, whether or not such actions are commenced before the Initial Effective Date, and (f) all other assets of the Estates that are not the Acquired Assets.

4.     The ATLT Trust Interests.  On the Initial Effective Date, in accordance with Sections 3.4 and 3.5 of the Plan,  Holders of Allowed (a) ATCW Unsecured Claims and (b) ATI Unsecured Claims (i) that elect to receive ATLT Trust Interests or (ii) as a result of an oversubscription to the Cash Recovery Election will be required to receive ATLT Trust Interests, will receive notification from the Plan Administrator as to the number of ATLT Trust Interests to be allocated to such Holder.  All Holders of Allowed Claims in Class 4 and Class 5 also will receive the ATLT “C” Trust Interests.  The ATLT Trust Interests will not be certificated but, rather, will be reflected through book entries made by the Plan Administrator.

5.     Appointment of Plan Administrator.  The Creditors Committee shall appoint the Plan Administrator who shall be retained effective as of the Initial Effective Date.  The Creditors Committee shall disclose, by filing with the Bankruptcy Court, the name of the Plan Administrator at least ten (10) days prior to the Confirmation Hearing.  The Plan Administrator shall, in accordance with the ATLT Agreement, serve in such capacity through the earlier of the date ATLT is dissolved and the date such Plan Administrator resigns, is terminated or otherwise unable to serve; provided, however, that, in the event that the Plan Administrator resigns, is terminated or unable to serve, then the directors of ATLT shall have the right to select a successor who shall be appointed as the Plan Administrator and shall serve in such capacity until ATLT is dissolved or until such Plan Administrator resigns, is replaced or is terminated.

6.     Responsibilities of Plan Administrator.  As set forth in more detail in the ATLT Agreement, the responsibilities of the Plan Administrator shall include, but shall not be limited to: (i) the wind-down of the Debtors’ affairs, including making Distributions as contemplated herein, (ii) liquidating, in a commercially reasonable manner, such shares of XO Common Stock as are necessary to pay Holders of Allowed Senior Lender Claims in full pursuant to Section 3.3 of the Plan, (iii) maximizing the value of the recovery for Holders of Allowed Claims in Classes 4 and 5 that receive ATLT Trust Interests pursuant to the Plan, by (a) selling the XO Common Stock and/or the New STFI Common Stock to third-parties and distributing the proceeds of such sale or sales to Holders of ATLT Trust Interests; (b) directly distributing the XO Common Stock and/or the New STFI Common Stock underlying the ATLT Trust Interests to the Holders of such ATLT Trust Interests; or (c) engaging in combinations of distributions and sales of XO Common Stock and New STFI Common Stock, each at the direction of the directors of ATLT, (iv) investigating, enforcing and prosecuting the Avoidance Actions and the Causes of Action, (v) conducting the analysis of Claims and objecting to, settling, compromising, disputing and prosecuting Disputed Claims, including asserting equitable subordination claims, as applicable, (vi) resolving Disputed Claims, (vii) administering of the Plan, and (viii) filing appropriate tax returns, each in the exercise of its fiduciary obligations and ATLT shall retain such professionals as are necessary and appropriate in furtherance of such fiduciary obligations.  The Plan Administrator may invest (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code or as otherwise approved by the Bankruptcy Court.

7.     Bonding of Plan Administrator.  The Creditors Committee is analyzing whether to obtain a bond to protect the Holders of Allowed Claims receiving ATLT Trust Interests in the event the Plan Administrator defalcates the Cash and securities held by ATLT.  The Office of the United States Trustee believes the Plan Administrator should be bonded.  In that regard, if the Creditors Committee determines not to obtain such a bond, the Office of the United States Trustee may ask the Bankruptcy Court to direct that such a bond be obtained.

8.     Directors of ATLT.  On the Initial Effective Date, the directors of ATLT shall be appointed by the Creditors Committee.  There shall be three directors of ATLT.  The Creditors Committee will identify the directors of ATLT at least ten (10) days prior to the Confirmation Hearing.

9.     Post-Initial Effective Date Professional Fees and Expenses.  From and after the Initial Effective Date, the attorneys for the Debtors, the attorneys for the Creditors Committee and other Professionals retained in the Chapter 11 Cases may, from time to time, provide legal or other professional services in connection with the Plan as requested by the Plan Administrator.  Such services may be paid without further application to the Bankruptcy Court within ten (10) days after submission of a bill to the Plan Administrator.  If an objection is asserted by the Plan Administrator with respect to a bill and remains unresolved, the Plan Administrator may not pay the amounts requested in such bill; provided, however, that the affected Professional may file an application for allowance with the Bankruptcy Court on ten (10) days’ notice to the Plan Administrator.  After a hearing before the Bankruptcy Court, the fees and expenses will be paid in the amounts fixed by the Bankruptcy Court.  Notwithstanding anything to the contrary contained herein or in the Plan, the Buyer and the Reorganized Subsidiaries shall not be liable for any of such fees and expenses.

10.  Post-Initial Effective Date Fees and Expenses.  From and after the Initial Effective Date, ATLT shall, in the ordinary course of business and without the necessity of Bankruptcy Court approval, pay the reasonable fees and expenses, including the fees and charges assessed against the Debtors’ Estates under section 1930 of title 28 of the United States Code, related to the implementation and consummation of the Plan, other than the professional fees described in Section 5.4(i) of the Plan.  Any dispute with respect to such fees and expenses will be resolved by the Bankruptcy Court.  Notwithstanding anything to the contrary contained herein or in the Plan, the Buyer and the Reorganized Subsidiaries shall not be liable for any of such fees and expenses.

11.  Fiduciary Duties of Plan Administrator and Directors of ATLT.  The Plan Administrator and each of the directors of ATLT shall act in a fiduciary capacity for the interests of all Holders of ATLT Trust Interests.

12.  Dissolution of ATI and ATCW.  On the date that ATI or ATCW no longer holds a Non-Transferred Asset, whether directly or indirectly, the Plan Administrator shall file on behalf of ATI and ATCW, as the case may be, a certification of dissolution with the Bankruptcy Court and, as a result thereof, such Entity will be dissolved without the necessity for any other or further actions to be taken by or on behalf of such Entity or payments to be made in connection therewith; provided, however, that ATI and ATCW shall file with the official public office for keeping corporate records in its state of incorporation or organization a certification of dissolution or equivalent document; provided, further, that ATLT shall be dissolved no later than three years from the Effective Date unless the Bankruptcy Court, upon motion within the six month period prior to the third anniversary (or the end of any extension period approved by the Bankruptcy Court), determines that a fixed period extension (not to exceed three years, together with any prior extensions, without a favorable letter ruling from the IRS that any further extension would not adversely affect the status of ATLT as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the ATLT Assets.  After (a) the Distribution of all Cash, including the Litigation Cash, if any, Excluded Assets (or the proceeds thereof) and the ATLT Trust Interests pursuant to the Plan, (b) the filing by or on behalf of ATLT of a certification of dissolution with the Bankruptcy Court in accordance with this Section, and (c) the taking of all necessary actions to effectuate the closing of the Chapter 11 Cases, ATI and ATCW shall be deemed dissolved for all purposes without the necessity for any other or further actions; provided, however, that ATLT shall file with the official public office for keeping corporate records in the state of incorporation or organization of each of the Debtors a certificate of dissolution or equivalent document.

13.  Closing of the Chapter 11 Cases.  ATLT shall take all necessary actions to effectuate the closing of the Chapter 11 Cases of the Debtors.  Upon the Distribution of all ATLT Assets, the Plan Administrator shall take all necessary actions to effectuate the dissolution of ATLT.

14.  Distributions.  The Plan Administrator shall distribute at least annually and in accordance with the ATLT Agreement, beginning on the Initial Effective Date or as soon thereafter as is practicable, all Cash on hand and permitted investments, except such amounts (i) as would be distributable to holders of Disputed Claims if such Disputed Claims had been Allowed on the Initial Effective Date (but only until such Claims are resolved), (ii) as are reasonably necessary to meet contingent liabilities and to maintain the value of the ATLT Assets during liquidation, (iii) to pay reasonable expenses (including, but not limited to, any taxes imposed on ATLT or in respect of the ATLT Assets), and (iv) to satisfy other liabilities incurred by ATLT in accordance with the Plan or the ATLT Agreement.

15.  Federal Income Tax Treatment.

(a)           General.  If possible, ATLT will be structured to be treated for federal income tax purposes as a “liquidating trust” as defined in Treasury Regulation Section 301.7701-4(d), according to the guidelines established by the Internal Revenue Service in Rev. Proc. 94-45, 1994 2 C.B. 684, for the formation of liquidating trusts.  If ATLT cannot be structured to comply with Rev. Proc. 94-45, then ATLT will be structured as another entity (or entities) intended not to be subject to federal income tax, i.e., a “flow through” entity.

(b)           ATLT Assets Treated as Owned by Creditors.  All parties (including, without limitation, the Debtors, the Plan Administrator, and the Holders of Claims in Classes 4 and 5) shall, for all federal income tax purposes, treat the transfer of the ATLT Assets to ATLT as (a) a transfer of the ATLT Assets directly to the Holders of Allowed Claims in Classes 4 and 5 followed by (b) such Holders’ transfer of the ATLT Assets to ATLT in exchange for Trust Interests in ATLT.  Accordingly, the Holders of such Claims shall be treated for federal income tax purposes as the grantors and owners of their respective shares of the ATLT Assets.

(c)           Tax Reporting.

(i)                    The Plan Administrator shall file the tax returns for ATLT that are required by law to be filed.  The Plan Administrator shall also annually send to each Holder of an ATLT Trust Interest a separate statement setting forth the Holder’s share of items of income, gain, loss, deduction, or credit, and will instruct all such Holders to report such items on their federal income tax returns.  ATLT’s taxable income, gain, loss, deduction, or credit will be allocated (subject to Section 5.4(o)(iii)(C) of the Plan relating to Disputed Claims) to the Holders of Allowed Claims in Classes 4 and 5 in accordance with their relative interests in ATLT.

(ii)                   As soon as possible after the Effective Date, the Plan Administrator shall make a good faith valuation of the ATLT Assets, and such valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Plan Administrator, and the Holders of Allowed Claims in Classes 4 and 5) for all federal income tax purposes.  The

Plan Administrator also shall file (or cause to be filed) any other statements, returns, or disclosures relating to ATLT that are required by any governmental unit.

(iii)                  Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Plan Administrator of a private letter ruling if requested, or the receipt of an adverse determination by the IRS upon audit if not contested), the Plan Administrator shall (i) treat any assets allocable to, or retained on account of, Disputed Claims as held by one or more discrete trusts for federal income tax purposes (the “ATLT Disputed Claims Reserve”), consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the Tax Code (sections 641 et. seq.), (ii) treat as taxable income or loss of the ATLT Dispute Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of ATLT that would have been allocated to the Holders of Disputed Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved), (iii) treat as a Distribution from ATLT for Disputed Claims any increased amounts distributed by ATLT as a result of any Disputed Claims resolved earlier in the taxable year, to the extent such Distributions related to taxable income or loss of ATLT for Disputed Claims determined in accordance with the provisions hereof, and (iv) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes.  All Holders of Claims in Classes 4 and 5 shall report, for tax purposes, consistent with the foregoing.

(iv)                  The Plan Administrator shall be responsible for payments, out of the ATLT Assets of any taxes imposed on ATLT or its assets, including the ATLT Disputed Claims Reserve.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the ATLT Disputed Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims subsequently have been resolved, deducted from any amounts distributable by the Plan Administrator as a result of the resolutions of such Disputed Claims.

(v)                   The Plan Administrator may request an expedited determination of the taxes of ATLT, including the ATLT Disputed Claims Reserve, under section 505(b) of the Bankruptcy Code for all returns for, or on behalf of, ATLT for all taxable periods through the dissolution of ATLT.

F.             PROVISIONS GOVERNING DISTRIBUTIONS

1.     Distributions for Claims and Equity Interests Allowed as of the Initial Effective Date.

Except as otherwise provided in the Plan or as may be ordered by the Bankruptcy Court, Distributions to be made on account of Claims that are Allowed as of the Initial Effective Date shall be made on the Initial Effective Date, or as soon as practicable thereafter.  Unless otherwise specifically provided for or contemplated in the Plan or Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Commencement Date.  For tax purposes, Distributions received in respect of Allowed Claims shall be allocated first to the principal amount of the Allowed Claims with any excess allocated to unpaid interest that accrued on such Claims.

2.     Delivery of Distributions by ATLT.

ATLT shall make all Distributions required to be distributed under the Plan, except that the ATI Note Trustees shall deliver the Distributions, if any, to the Holders of Allowed ATI Note Claims in accordance with the ATI Note Indentures and this Plan.  Any Distribution required to be made pursuant to the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.  ATLT may employ or contract with other Entities to assist in or make the Distributions required by the Plan without further order of the Court.

3.             Delivery and Distributions and Undeliverable or Unclaimed Distributions

(a)           Delivery of Distributions in General.  Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on the records of the Debtors or, if such Holder holds such Claims through a Nominee, Distributions with respect to such Claims will be made to such Nominee and such Nominee shall in turn, make appropriate book entries to reflect such Distributions to such Holders.

(b)           Undeliverable Distributions.

(i)                    Holding and Investment of Undeliverable Distributions.  If a Distribution of Cash is returned to ATLT as undeliverable or is otherwise unclaimed for one (1) year after the Initial Effective Date, such Cash shall be distributed on a pro rata basis to Holders of Allowed Unsecured Claims in accordance with the Sections 3.4(a) and 3.5(a) of the Plan.  Undeliverable Distributions shall remain in the possession of ATLT until the earlier of such time as a Distribution becomes deliverable or the first anniversary of the Initial Effective Date.  Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind.  As soon as reasonably practicable, ATLT shall make all Distributions that become deliverable.

(ii)                   Failure to Claim Undeliverable Distributions.  Any Holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable or unclaimed Distribution within one (1) year after the Initial Effective Date shall be deemed to have forfeited its Claim for such undeliverable or unclaimed Distribution and shall be forever barred from asserting any such Claim against any of the Debtors or their Estates, Reorganized STFI or its property.  Nothing contained herein shall require ATLT, or any other party, to attempt to locate any Holder of an Allowed Claim.

4.             Compliance with Tax Requirements/Allocations.  In connection with the Plan, to the extent applicable, ATLT shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant hereto shall be subject to such withholding and reporting requirements.  In addition, ATLT will pay taxes on the taxable net income or gain allocable to Holders of Disputed Claims on behalf of such Holders and, when such Disputed Claims are ultimately resolved, Holders whose Disputed Claims are determined to be Allowed Claims will receive Distributions from ATLT net of the taxes that ATLT had paid previously on their behalf.

5.             Record Date for Distribution.  At the close of business on the Initial Effective Date, the transfer register for the ATI Notes shall be closed and there shall be no further changes in the record Holders of any ATI Notes.  Moreover, ATLT shall have no obligation to recognize the transfer of any ATI Notes occurring after the Initial Effective Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Initial Effective Date.

6.             De Minimis Distributions.  No Cash payment of less than $500.00 shall be required to be made to the Holder of any Allowed Claim until the final date on which Cash is distributed to Holders of Allowed Claims pursuant to this Plan.

7.             Set-offs and Recoupments.  The Debtors or ATLT may, but shall not be required to, set-off against or recoup from any Allowed Claim on which payments are to be made pursuant to the Plan, any claims of any nature whatsoever (except for those claims and rights (including, without limitation, set off rights) constituting Acquired Assets), the Debtors or ATLT may have against the Holders of such Claim that is not released under Article X of the Plan and the Distributions to be made pursuant hereto on account of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claim the Debtors may have against the Holder of such Claim.  The deemed substantive consolidation of the ATCW Debtors shall not adversely affect the right of set-off of any Holder of an Allowed Claim; on the contrary, because of the deemed substantive consolidation of the ATCW Debtors, any creditor holding an Allowed prepetition Claim against an ATCW Debtor shall be entitled to offset that claim against any debt owing by that creditor to any ATCW Debtor.  Pursuant to Section 3.5(a) of the Purchase Agreement, all pre-Commencement Date accounts receivable of the

Debtors owed by ILECs (defined herein) shall be set off against the ILEC Cure Amounts (as defined in the Purchase Agreement) and thereby used as currency to pay the ILEC Cure Amounts.  However, certain ILECs contend that, in the event that they have both “cure” claims to be paid in full arising under executory contracts to be assumed and other claims that will not be paid in full as cures of defaults under executory contracts, they have the right to offset the latter claims against any prepetition debts they may owe to the Debtors and to receive payment in Cash of all ILEC Cure Amounts.  If the ILECs prevail on this issue, the Debtors will in fact pay such ILEC Cure Amounts in Cash if they elect to assume such contracts.

8.             Surrender of Canceled Instruments or Securities..  As a condition precedent to receiving any Distribution pursuant to the Plan on account of an Allowed Claim, the Holder of such Claim shall tender the applicable instruments, securities or other documentation evidencing such Claim to ATLT, and in the case of the Credit Agreement, the agent under the Credit Agreement shall have either (a) delivered such release documents as requested by the Debtors (at the Debtors expense) or (b) provided a letter of authorization to the Debtors to execute and release any instruments, securities or other documentation securing the Senior Lenders Claim.  Any Distribution to be distributed pursuant to the Plan on account of any such Claim shall, pending such surrender, be treated as an undeliverable Distribution pursuant to Section 7.3 of the Plan. Any Holder of such Claim that fails to (i) surrender such instrument, security, note, or other documentation evidencing such Claim or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Plan Administrator, before the first (1st) anniversary of the Initial Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan.  Any distribution so forfeited shall become property of ATLT.

9.             ATI Notes.  The Distributions to Holders of Allowed ATI Note Claims shall be made by the ATI Note Trustees as agents and shall be made in accordance with the ATI Note Indentures and this Plan.

G.            PROCEDURES FOR TREATING DISPUTED CLAIMS

1.             Objections to Claims.  After the Initial Effective Date and on or before the Claims Objection Deadline, ATLT shall have the authority to file objections to Claims or Equity Interests.  ATLT may settle, compromise, withdraw or litigate to judgment objections to Claims without further Bankruptcy Court approval.

2.             No Distributions Pending Allowance.  Notwithstanding any other provision of the Plan, if any portion of a Claim is a Disputed Claim, no payment or Distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim, in whole or in part; provided, however, that the resolution of a Disputed Claim shall not preclude ATLT from commencing an Avoidance Action against the Holder of such Disputed Claim.  No interest shall accrue on such Disputed Claim until the date that such Disputed Claim becomes an Allowed Claim.

3.             Personal Injury Claims.  Notwithstanding anything to the contrary contained herein, all Personal Injury Claims are Disputed Claims.  No Distributions shall be made on account of any Personal Injury Claim unless and until such Claim is liquidated and becomes an Allowed Claim.  Any Personal Injury Claim which has not been liquidated prior to the Initial Effective Date and as to which a proof of Claim was timely filed in the Chapter 11 Cases, shall be determined and liquidated either (i) in the Bankruptcy Court or United States District Court for the Southern District of New York, as appropriate, or (ii) in the administrative or judicial tribunal in which it is pending on the Initial Effective Date or, if no action was pending on the Initial Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction.  Any Personal Injury Claim determined and liquidated (a) pursuant to a judgment obtained in accordance with Section 8.3 of the Plan and applicable nonbankruptcy law which is no longer applicable or subject to review, or (b) in any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction, shall be deemed, to the extent applicable, an Allowed Claim in Class 4, in such liquidated amount and treated in accordance with Section 3.4(a) of the Plan.  Nothing contained in Section 8.3 of the Plan shall constitute or be deemed a waiver of any Claim, right, or Cause of Action that the Debtors may have against any person in connection with or arising out of any Personal Injury Claim, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

4.             Estimation of Claims  The Debtors or the Creditors Committee (prior to the Initial Effective Date) or ATLT (after the Initial Effective Date) may, at any time, and from time to time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether an objection was previously filed with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim against any party or Entity, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors, the Creditors Committee, or ATLT, with the consent of the Creditors Committee or Debtors, as applicable, which shall not be unreasonably withheld, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.  To the extent that any Disputed Claim constitutes an Assumed Liability under the Purchase Agreement, the Debtors, the Creditors Committee or ATLT, as applicable, will consult with the Buyer in connection with any objection to or any estimation of such Disputed Claim.

5.             Distributions Relating to Allowed Insured Claims.  Distributions under the Plan to each Holder of an Allowed Insured Claim shall be in accordance with the treatment provided under Section 3.4(a) of the Plan for Class 4.  Nothing contained herein shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including, without limitation, insurers under any policies of insurance.

6.             Disputed Claims Reserve.  On the Initial Effective Date (or as soon thereafter as is practicable), ATLT shall establish the Disputed Claims Reserve, which may be established through one or more accounts, and shall reserve in respect of each Disputed Claim, Cash, ATLT Trust Interests, as applicable, that would have been distributed to the Holder of such Disputed Claim if such Disputed Claim had been an Allowed Claim on the Initial Effective Date in an amount equal to the least of (i) the amount of the Claim filed with the Bankruptcy Court, or, if no amount was specified, an amount determined by the Debtors and the Creditors Committee, (ii) if no Claim was filed, the amount listed by the Debtors in the Schedules as not disputed, contingent or unliquidated, or (iii) the amount, if any, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code.  Any Cash reserved by ATLT on account of Disputed Claims shall be set aside, segregated and held in interest-bearing accounts or certificates of deposit.  Notwithstanding anything to the contrary contained herein, the amount of Cash (including interest actually earned thereon) and the ATLT Trust Interests reserved in respect of any Disputed Claim shall constitute the maximum amount of Cash and ATLT Trust Interests to be distributed to the Holder of such Disputed Claim.

7.             Distributions After Allowance.  ATLT shall distribute from the Disputed Claims Reserve to the Holder of any Disputed Claim that has become an Allowed Claim, no later than the fifth business day after the end of the calendar month in which such Disputed Claim becomes an Allowed Claim, Cash plus any interest actually earned on such Cash or ATLT Trust Interests, as applicable in amounts equal to the Cash or ATLT Trust Interests that such Holder would have received on account of such Claim if such Claim had been an Allowed Claim on the Initial Effective Date.

8.             Distributions After Disallowance.  If a Disputed Claim is disallowed, in whole or in part, ATLT shall, on a quarterly basis if aggregate distribution in the first quarter are over $5 million (otherwise, the Plan Administrator may determine in its discretion), redistribute to the Holders of Allowed Unsecured Claims in accordance with the terms of this Plan each such Holder’s pro rata share of the Cash (including interest actually earned thereon) and ATLT Trust Interests reserved in respect of such disallowed Disputed Claim.

9.             Controversy Concerning Impairment.  If a controversy arises as to whether any Claims are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

H.            TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

1.             Assumption or Rejection of Executory Contracts and Unexpired Leases.

(a)           Executory Contracts and Unexpired Leases.  Schedules 1, 2, 3, and 4 to the Plan will be filed with the Bankruptcy Court and served on all parties listed on such Schedules at least twenty (20) days prior to the Confirmation Hearing in accordance with the requirements of the Bid Procedures Order, as modified by the Sale Order.  Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, and subject to the terms and conditions of the Purchase Agreement, all executory contracts and unexpired leases between the Debtors and any Person or Entity that are not listed on Schedules 2, 3 and 4 shall be deemed rejected by the Debtors on the Initial Effective Date.  Contracts and leases listed on Schedule 1 shall be deemed rejected as of the Initial Effective Date.  Contracts and leases listed on Schedule 2 shall be deemed assumed and (where necessary in accordance with the Purchase Agreement and Sale Order) assigned to Buyer on the Initial Effective Date.  Contracts and leases listed on Schedule 3 shall be deemed assumed and (where necessary in accordance with the Purchase Agreement and Sale Order) assigned to Buyer on the date that Buyer obtains the regulatory consents set forth in Section 2.5 of the Purchase Agreement relating to such contract or lease.  Contracts and leases listed on Schedule 4 shall be deemed rejected on the later of (i) 180 days after the Initial Effective Date and (ii) the date reflected on Schedule 4; provided, however, that the Buyer must perform under such rejected contract or lease, as the case may be, until the applicable effective date of rejection; provided, further, that in the event that notice of a rejection of any contract or lease on Schedule 4 is given by the Debtors to the counterparty to such contract or lease, then such contract or lease shall be deemed rejected on the date that is twenty (20) days after the counterparty receives such notice.  Pursuant to Section 6.3(e) of the Purchase Agreement, Schedule 4 to the Plan may be modified at any time by the Buyer prior to the Initial Effective Date in accordance with the terms and conditions of the Purchase Agreement; however, such modification may only be made with respect to the applicable effective date of the rejection of the contracts and leases listed on Schedule 4 as of the twentieth (20th) day prior to the Confirmation Hearing.  The effective dates of the assumptions and/or rejections of various contracts and leases, as set forth above, may be the subject of disputes raised by certain of the Debtors’ counter-parties to those contracts and leases.  In accordance with the terms of the Purchase Agreement and the Sale Order, the Debtors and the Buyer shall cooperate with each other in the preparation of such Schedules 1, 2, 3 and 4.

(b)           Claims Based on Rejection of Executory Contracts or Unexpired Leases.  All proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of notice of the entry of the Confirmation Order or other order approving such rejection.  Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such time will be forever barred from assertion against the Debtors, their Estates and property, or ATLT, unless otherwise ordered by the Bankruptcy Court or provided herein.  Solely for purposes of voting on the Plan, any contract that is not a Tariff shall be deemed an executory contract.

(c)           Cure of Defaults for Executory Contracts and Unexpired Leases Assumed.  Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the later of (i) the Initial Effective Date, (ii) the date the Bankruptcy Court determined by Final Order the default amount, or (iii) on such other terms as the parties to such executory contracts or unexpired leases and the Buyer may otherwise agree.  In the event of a dispute regarding: (a) the amount of any cure payments, (b) the ability of Reorganized STFI or any assignee, including Buyer, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.  The Bidding Procedures Order (as defined in and modified by the Sale Order) provides, and the Confirmation Order shall provide, as applicable, for notices of proposed assumption and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court.  Disputes with respect to cure between the Debtors and the Buyer shall be governed by the terms and conditions of Section 3.5 of the Purchase Agreement.  The Buyer shall have standing in the Chapter 11 Cases with regard to cure amounts and all other matters relating to the assumption or assignment of executory contracts or unexpired leases, including, without limitation, adequate assurance matters.

(d)           Insurance Policies.  All of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, are treated as executory contracts under the Plan.  On the Initial Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents and instruments relating to coverage of all Insured Claims and shall be deemed to have assigned all of the Debtors’ rights thereunder to ATLT.  Notwithstanding the foregoing, Distributions under the Plan to any Holder of an Insured Claim shall be in accordance with the treatment provided under Article III of the Plan.

2.             Utility Services.  Utility Companies shall not be entitled to request any additional deposits, payments or other financial security from the Debtors, Reorganized STFI, the Reorganized Subsidiaries or Buyer as a result of, arising out of, or in connection with, the Chapter 11 Cases.  On and after the Initial Effective Date, all Utility Companies that provided Utility Services pursuant to Tariffs prior to the Initial Effective Date shall continue to provide such services to the Debtors, Reorganized STFI, the Reorganized Subsidiaries or Buyer after the Initial Effective Date without interruption in the same manner as they did prior to the Initial Effective Date and as the Tariffs for such Utility Services may be amended from time to time in accordance with applicable law.  On and after the Initial Effective Date, all Utility Companies that provided Utility Services pursuant to an unexpired contract, which has been assumed or assumed and assigned by the Debtors to the Buyer, shall continue to provide to the Debtors, Reorganized STFI, the Reorganized Subsidiaries or Buyer without interruption all Utility Services provided pursuant to such contract in accordance with the terms of such contract and applicable law; provided, however, that to the extent such contracts are deemed to be executory contracts, the Debtors have cured all defaults and otherwise satisfied the requirements for the assumption or assumption and assignment of such contracts under section 365 of the Bankruptcy Code.  To the extent that a contract for Utility Services has expired, has been rejected, or has been terminated by Debtors prior to the Initial Effective Date, no action will be taken by the Debtors, Reorganized STFI, the Reorganized Subsidiaries or Buyer with respect to such expired, rejected, or terminated Utility Services contract.  Any Claim against a Debtor by a Utility Company (or a Holder of a Claim of a Utility Company) for the provision of Utility Services prior to the Commencement Date to such Debtor pursuant to a Tariff or expired, terminated, or rejected contract shall be deemed to be an ATCW Unsecured Claim and shall be treated in accordance with Section 3.4 of the Plan.  The Buyer shall have standing with respect to Claims arising out of Utility Services.  During the Chapter 11 Cases, a number of interconnection agreements (“ICAs”) between the Debtors and certain telecommunication providers terminated by their terms or by notice.  As such, the Debtors adopted new ICAs.  The Debtors believe that any Claims arising out of the ICAs that terminated during these Chapter 11 Cases are prepetition claims.  The telecommunications providers may take a different position, which, if decided unfavorably to the Debtors, may ultimately result in the Debtors paying more cure costs.

3.             Tariff Services.  After the Initial Effective Date, all Access Providers shall continue to provide to the Debtors, Reorganized STFI, Buyer or the Reorganized Subsidiaries, as the case may be, without interruption all Tariff Services, specifically including usage-sensitive access services, provided to the Debtors prior to the Initial Effective Date and as the Tariffs for such services may be amended from time to time.  Access Providers shall not be entitled to request any additional deposits or other financial security from the Debtors, Reorganized STFI, the Reorganized Subsidiaries or Buyer as a result of, arising out of, or in connection with, the Chapter 11 Cases.  Any Claim against a Debtor by an Access Provider (or a Holder of a Claim of an Access Provider) for the provision of Tariff Services to such Debtor prior to the Commencement Date shall be deemed to be an ATCW Unsecured Claim and shall be treated in accordance with Section 3.4 of the Plan.  The Buyer shall have standing with respect to Claims arising out of Tariff Services.  Certain telecommunications providers may take the position that their claims under Tariffs must be cured under section 365 of the Bankruptcy Code as a condition to their being required to continue to provide such services.  If this issue is decided unfavorably to the Debtors and the Debtors decide to assume or assume and assign such Tariffs as executory contracts, the Debtors may pay more cure costs.

4.             Risks of Litigation Relating to Utility Services and Tariff Services.  The principal providers of telecommunications services to the Debtors have asserted that the Plan violates the Bankruptcy Code, is contrary to customary practice in other telecommunications bankruptcy cases, and cannot be confirmed because it purports to require them, as well as other Utility Companies and Access Providers, to continue providing services to the Debtors, Reorganized STFI, the Reorganized Subsidiaries and Buyer, without the assumption (and/or assumption and assignment) and cure of substantial alleged monetary defaults under various Tariffs and agreements, which, they contend must be treated as executory contracts within the meaning of the Bankruptcy Code and that, therefore, the Debtors, Reorganized STFI, the Reorganized Subsidiaries and/or Buyer may not continue to demand the provision of such services post-Confirmation without assuming the executory contracts and paying all amounts owed to these providers and otherwise curing all defaults relating thereto.  The Debtors and the Creditors Committee dispute these contentions and believe that notwithstanding these arguments, the Plan is confirmable because it complies with the requirements of the Bankruptcy Code.  The Debtors acknowledge, however, that the services generally provided by these telecommunications providers are critical to the Debtors’ ongoing operations and to those of the Reorganized Subsidiaries.

5.             Tariff Services Determined to be Executory Contracts.  To the extent the Court determines a Utility Service provided pursuant to a Tariff is provided pursuant to an executory contract within the meaning of section 365 of the Bankruptcy Code, such Utility Services shall be treated in accordance with the provisions of Section 6.1 of the Plan and the Debtors shall provide the Utility Company with notice of their intent to reject, assume or assume and assign such Tariffed Utility Services within fifteen (15) days after the determination by the Court.

I.              RETENTION OF CAUSES OF ACTION/RESERVATION OF RIGHTS

Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtors, ATLT, or Reorganized STFI may have or which ATLT may choose to assert on behalf of the Debtors’ Estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, (i) any and all Claims against any Person or Entity, to the extent such Person or Entity asserts a crossclaim, counterclaim, and/or Claim for set-off which seeks affirmative relief against the Debtors, ATLT, the Buyer, Reorganized Subsidiaries, Reorganized STFI, their officers, directors, or representatives, or (ii) the turnover of any property of the Debtors’ Estates.  To the extent this provision conflicts with the Purchase Agreement, the terms and conditions of the Purchase Agreement shall control.  Without limiting the generality of the immediately preceding sentence, ATLT may not assert any Cause of Action, Claim, right of set off or other legal or equitable defense that constitutes an Acquired Asset.

Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of set-off, or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left Unimpaired by the Plan.  ATLT shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of set-off, and other legal or equitable defenses which the Debtors had immediately prior to the Commencement Date fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights respecting any Claim left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.  To the extent this provision conflicts with the Purchase Agreement, the terms and conditions of the Purchase Agreement shall control. Without limiting the generality of the immediately preceding sentence, ATLT may not assert any Cause of Action, Claim, right of set off or other legal or equitable defense that constitutes an Acquired Asset.

The Debtors are in the process of analyzing potential Causes of Action and, as of the date hereof, the Debtors have not completed this analysis.  Accordingly, the Debtors cannot ascribe a value to the Causes of Action and it is possible that the Estates do not hold any valuable or valid Causes of Action.  However, as noted, all Causes of Action are preserved and transferred to ATLT.

J.             RELEASES

1.             RELEASES BY THE DEBTORS.  AS OF THE INITIAL EFFECTIVE DATE, THE DEBTORS AS DEBTORS IN POSSESSION, WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHTS OF THE DEBTORS OR ATLT TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED HEREUNDER) WHETHER DIRECT OR DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE INITIAL EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN, OR THE DISCLOSURE STATEMENT, AND THAT COULD HAVE BEEN ASSERTED BY OR ON BEHALF OF THE DEBTORS, OR THEIR ESTATES AGAINST (A) THE CURRENT OR FORMER REPRESENTATIVES, DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTORS AND THE

DEBTORS’ AGENTS, ADVISORS AND PROFESSIONALS, IN EACH CASE IN THEIR CAPACITY AS SUCH, (B) THE HOLDERS OF ATI NOTE CLAIMS AND THE ATI NOTE TRUSTEES, IN EACH CASE IN THEIR CAPACITY AS SUCH, (C) THE HOLDERS OF THE SENIOR LENDER CLAIMS, (D) THE CURRENT OR FORMER MEMBERS OF THE CREDITORS COMMITTEE AND THE ADVISORS AND ATTORNEYS FOR THE CREDITORS COMMITTEE, IN EACH CASE IN THEIR CAPACITY AS SUCH, (E) THE BUYER, AND (F) THE RESPECTIVE AFFILIATES AND CURRENT OR FORMER REPRESENTATIVES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, MEMBERS, DIRECT AND INDIRECT SHAREHOLDERS, ADVISORS, ATTORNEYS AND PROFESSIONALS OF THE FOREGOING, IN EACH CASE IN THEIR CAPACITY AS SUCH; PROVIDED, HOWEVER, NOTHING IN SECTION 10.5 OF THE PLAN SHALL EFFECT A RELEASE IN FAVOR OF ANY PERSON OTHER THAN THE DEBTORS WITH RESPECT TO CAUSES OF ACTION BASED ON WILLFUL MISCONDUCT, CRIMINAL CONDUCT, MISUSE OF CONFIDENTIAL INFORMATION THAT CAUSES DAMAGE, FRAUD, ULTRA VIRES ACTS OR GROSS NEGLIGENCE.

2.             RELEASES BY HOLDERS OF CLAIMS RECEIVING DISTRIBUTIONS.  ON THE INITIAL EFFECTIVE DATE, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS UNDER THE PLAN, AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THE PLAN, EACH PERSON WHO, DIRECTLY OR INDIRECTLY, IS ENTITLED TO RECEIVE A DISTRIBUTION UNDER THE PLAN, INCLUDING PERSONS ENTITLED TO RECEIVE A DISTRIBUTION VIA AN ATTORNEY, AGENT, INDENTURE TRUSTEE, OR SECURITIES INTERMEDIARY, SHALL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES, WHETHER DIRECT OR DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE INITIAL EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT AGAINST (A) THE CURRENT OR FORMER REPRESENTATIVES, DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTORS AND THE DEBTORS’ AGENTS, ADVISORS AND PROFESSIONALS, IN EACH CASE IN THEIR CAPACITY AS SUCH; (B) THE HOLDERS OF ATI NOTE CLAIMS AND THE ATI NOTE TRUSTEES, IN EACH CASE IN THEIR CAPACITY AS SUCH, (C) THE HOLDERS OF THE SENIOR LENDER CLAIMS, (D) THE CURRENT OR FORMER MEMBERS OF THE CREDITORS COMMITTEE AND THE ADVISORS AND ATTORNEYS FOR THE CREDITORS COMMITTEE, IN EACH CASE IN THEIR CAPACITY AS SUCH, (E) THE BUYER, IN THEIR CAPACITY AS SUCH, (F) THE ATI NOTE TRUSTEES, IN THEIR CAPACITY AS SUCH, AND (G) THE RESPECTIVE AFFILIATES AND CURRENT OR FORMER REPRESENTATIVES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, MEMBERS, DIRECT AND INDIRECT SHAREHOLDERS, ADVISORS, ATTORNEYS AND PROFESSIONALS OF THE FOREGOING, IN EACH CASE IN THEIR CAPACITY AS SUCH; PROVIDED, HOWEVER, NOTHING IN SECTION 10.6 OF THE PLAN SHALL EFFECT A RELEASE IN FAVOR OF ANY PERSON OTHER THAN THE DEBTORS WITH RESPECT TO CAUSES OF ACTION BASED ON WILLFUL MISCONDUCT, CRIMINAL CONDUCT, MISUSE OF CONFIDENTIAL INFORMATION THAT CAUSES DAMAGE, FRAUD, ULTRA VIRES ACTS OR GROSS NEGLIGENCE.

3.             RELEASE OF BUYER.  ON THE INITIAL EFFECTIVE DATE, IN CONSIDERATION FOR THE CASH AND XO COMMON STOCK TO BE PROVIDED UNDER THE PURCHASE AGREEMENT, (A) BUYER, ITS AFFILIATES (AS DEFINED IN THE PURCHASE AGREEMENT) AND ALL OF BUYER’S DIRECT AND INDIRECT SUBSIDIARIES, (B) BUYER’S AND ALL OF BUYER’S AFFILIATES’ (AS DEFINED IN THE PURCHASE AGREEMENT) AND ALL OF BUYER’S DIRECT AND INDIRECT SUBSIDIARIES’ MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, PARTNERS, REPRESENTATIVES (AS DEFINED IN THE PURCHASE AGREEMENT), CONSULTANTS, ATTORNEYS, ACCOUNTANTS, EXPERTS, FINANCIAL ADVISORS, INVESTMENT BANKERS, DEALER-MANAGERS, PLACEMENT AGENTS, AND AGENTS (EACH IN

THEIR RESPECTIVE CAPACITIES AS SUCH), AND (C) SUCH OTHER PARTIES RELATED TO BUYER AND BUYER’S AFFILIATES (AS DEFINED IN THE PURCHASE AGREEMENT) AND BUYER’S DIRECT AND INDIRECT SUBSIDIARIES TO WHICH SECTION 10.8 OF THE PLAN APPLIES (EACH IN THEIR RESPECTIVE CAPACITIES AS SUCH), ARE RELEASED FROM ALL CLAIMS, CAUSES OF ACTION, AND OTHER ASSERTIONS OF LIABILITY OF ANY PERSON OR ENTITY WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY, CONTRACTUALLY, STATUTORILY, AND/OR OTHERWISE BASED ON ANY ACTIONS TAKEN OR NOT TAKEN, OR ON ANY OTHER MATTER OR CIRCUMSTANCE WHATSOEVER OCCURRING, ON OR PRIOR TO THE INITIAL EFFECTIVE DATE, RELATING TO THE DEBTORS, THE DEBTORS’ BUSINESS, THE CHAPTER 11 CASES, THE PLAN OR DISCLOSURE STATEMENT; PROVIDED, HOWEVER, THAT NOTHING SHALL RELIEVE BUYER OF ITS OBLIGATIONS UNDER THE PURCHASE AGREEMENT AND NOTHING IN SECTION 10.7 OF THE PLAN SHALL BE CONSTRUED AS A RELEASE OF ANY ENTITY’S FRAUD, MALPRACTICE, CRIMINAL CONDUCT OR WILLFUL MISCONDUCT.  IN NO EVENT SHALL BUYER HAVE ANY LIABILITY OR OBLIGATION FOR ANY CLAIM OR EQUITY INTEREST IN THE DEBTORS ARISING PRIOR TO THE INITIAL EFFECTIVE DATE, OTHER THAN THE ASSUMED LIABILITIES.

4.             Exculpation and Limitation of Liability.  Except as provided in the Plan or the Confirmation Order, none of the Debtors, the Buyer, the Holders of ATI Note Claims, the ATI Note Trustees, the Holders of the Senior Lender Claims, the Creditors Committee nor the individual members thereof, nor any of their respective present or former members, representatives, officers, directors, shareholders, employees, advisors, attorneys or agents acting in such capacity, shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Equity Interest, or any other party in interest, or any of their respective agents, direct or indirect shareholders, employees, representatives, financial advisors, attorneys or affiliates, or any of their respective successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, criminal conduct, misuse of confidential information that causes damage, fraud, ultra vires acts or gross negligence, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan.

5.             INJUNCTION.  ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES PURSUANT TO SECTIONS 105 AND 362 OF THE BANKRUPTCY CODE OR OTHERWISE AND IN EFFECT ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT, PURSUANT TO SECTION 350(A) OF THE BANKRUPTCY CODE, UNTIL THE EARLIEST OF (A) THE TIME THE CHAPTER 11 CASES ARE CLOSED, (B) THE TIME THE CHAPTER 11 CASES ARE DISMISSED, OR (C) THE TIME A DISCHARGE IS GRANTED OR DENIED.  SUBJECT TO THE OCCURRENCE OF THE INITIAL EFFECTIVE DATE, THE ENTRY OF THE CONFIRMATION ORDER SHALL PERMANENTLY ENJOIN FOREVER ALL PERSONS AND ENTITIES THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM OR AN EQUITY INTEREST IN THE DEBTORS FROM TAKING ANY OF THE FOLLOWING ACTIONS BASED ON SUCH CLAIM OR EQUITY INTEREST, WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY, CONTRACTUALLY, STATUTORILY AND/OR OTHERWISE: (A) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST ANY OR ALL OF THE DEBTORS, THE REORGANIZED SUBSIDIARIES, REORGANIZED STFI, THE BUYER (TOGETHER WITH ITS AFFILIATES AND ITS AFFILIATES’ RESPECTIVE MEMBERS, SHAREHOLDERS, PARTNERS AND REPRESENTATIVES (AS DEFINED IN THE PURCHASE AGREEMENT)), THE CREDITORS COMMITTEE OR THE INDIVIDUAL MEMBERS THEREOF, ATLT OR THEIR RESPECTIVE PROPERTY OR ASSETS; (B) ENFORCING, LEVYING, ATTACHING, COLLECTING OR OTHERWISE RECOVERING IN ANY MANNER OR BY ANY MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST ANY OR ALL OF THE DEBTORS, THE BUYER (TOGETHER WITH ITS AFFILIATES AND ITS AFFILIATES’ RESPECTIVE MEMBERS, SHAREHOLDERS, PARTNERS AND REPRESENTATIVES (AS DEFINED IN THE PURCHASE AGREEMENT)), ATLT OR THEIR RESPECTIVE PROPERTY OR ASSETS; (C) CREATING, PERFECTING OR ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN AGAINST ANY OR ALL OF THE DEBTORS, THE REORGANIZED SUBSIDIARIES, REORGANIZED STFI, THE BUYER (TOGETHER WITH ITS

AFFILIATES AND ITS AFFILIATES’ RESPECTIVE MEMBERS, SHAREHOLDERS, PARTNERS AND REPRESENTATIVES (AS DEFINED IN THE PURCHASE AGREEMENT)), ATLT OR THEIR RESPECTIVE PROPERTY OR ASSETS; (D) ASSERTING ANY SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND, DIRECTLY OR INDIRECTLY, AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTORS, THE REORGANIZED SUBSIDIARIES, REORGANIZED STFI, THE BUYER (TOGETHER WITH ITS AFFILIATES AND ITS AFFILIATES’ RESPECTIVE MEMBERS, SHAREHOLDERS, PARTNERS AND REPRESENTATIVES (AS DEFINED IN THE PURCHASE AGREEMENT)), ATLT OR THEIR RESPECTIVE PROPERTY; AND (E) PROCEEDING IN ANY MANNER IN ANY PLACE WHATSOEVER THAT DOES NOT CONFORM TO OR COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN OR THE PURCHASE AGREEMENT.  NOTWITHSTANDING THIS SECTION V.L.5., THE SET OFF RIGHTS OF ANY HOLDERS OF ALLOWED CLAIMS ARE PRESERVED TO THE EXTENT OF APPLICABLE LAW.

K.            RETENTION OF JURISDICTION

1.             Retention of Jurisdiction.  The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases, the Plan and the Purchase Agreement pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)   To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of cure amounts and Claims resulting therefrom;

(b)   To hear and determine the allowance of Claims arising out of or relating to Utility Services and Tariff Services;

(c)   To hear and determine any and all adversary proceedings, applications and contested matters;

(d)   To hear and determine any objections to Administrative Expense Claims, or any objections to or requests to estimate, any Claims;

(e)   To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(f)    To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(g)   To consider any amendments to, or modifications of, the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including without limitation, the Confirmation Order or in the Plan;

(h)   To hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 328, 330, 331 and 503(b) of the Bankruptcy Code;

(i)    To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, any documents contained in the Plan Supplement, the Purchase Agreement and the Confirmation Order, including but not limited to Claims for indemnification thereunder;

(j)    To hear and determine disputes involving ATLT;

(k)   To recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(l)    To hear and determine all Avoidance Actions and Causes of Action which may be brought by ATLT;

(m)  To hear and determine all disputes relating to Section 10.12 of the Plan including, but not limited to, disputes relating to the validity and enforcement of Buyer’s liens on the Non-Transferred Assets and the entering, implementing, and/or enforcing of such orders and/or injunctions as may be appropriate hereunder.  Buyer shall have standing to assert claims or actions which are in any way related to or arising out of or based on or in any way connected with this provision, the Plan (including without limitation, Section 10.12 of the Plan) and the Purchase Agreement.

(n)   To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(o)   To hear and determine matters concerning the Disputed Claims Reserve;

(p)   To hear any other matter not inconsistent with the Bankruptcy Code; and

(q)   To enter a final decree closing the Chapter 11 Cases.

L.            MODIFICATION, REVOCATION OR WITHDRAWAL OF PLAN

Subject to the limitations contained in the Plan and the Purchase Agreement (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to alter, amend or modify the Plan prior to the entry of the Confirmation Order, provided, however, that any material alteration, amendment or modification of the Plan shall be subject to (i) the consent of the Creditors Committee, which shall not be unreasonably withheld, and (ii) the prior written consent of the Buyer, and (b) after the entry of the Confirmation Order, the Debtors, ATLT, the Reorganized Subsidiaries or Reorganized STFI, as the case may be, may (in each case with the consent of the Creditors Committee and the Senior Lenders, which consent may not be unreasonably withheld, delayed or conditioned by either the Creditors Committee or the Senior Lenders, and the prior written consent of the Buyer), upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.  A Holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date with the prior written consent of the Buyer, unless the Purchase Agreement shall have been terminated.  If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void.  In such event, nothing contained in the Plan shall constitute or be deemed a waiver or release of any claims by or against the Debtors or any other Person or Entity or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.

VI.  SHARED TECHNOLOGIES ALLEGIANCE, INC.

A.            THE REORGANIZATION OF SHARED TECHNOLOGIES ALLEGIANCE, INC.

Reorganized STFI shall continue to exist after the Initial Effective Date as a separate legal Entity, with all powers of a corporation under the laws of the State of Delaware, and without prejudice to any right to alter or terminate such existence (whether by merger, acquisition, or otherwise) under the laws of the State of Delaware.  Except as otherwise provided in the Plan or any related document, on and after the Initial Effective Date, the STFI Assets shall vest in Reorganized STFI free and clear of all Claims and Liens.  On and after the Initial Effective Date, Reorganized STFI may operate the STFI Assets and may use, acquire or dispose of the STFI Assets without the supervision or approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

1.             Issuance of New Securities.  On the Initial Effective Date, Reorganized STFI shall issue all securities, notes, instruments, certificates, and other documents of Reorganized STFI required to be issued pursuant to the Plan, including, without limitation, the New STFI Common Stock, which shall be distributed to ATLT for the benefit of Holders of ATLT “B” Trust Interests in accordance with Sections 3.4(a) and 3.5(a) of the Plan.

2.             New Certificate of Incorporation and New By-laws.  On or immediately prior to the Initial Effective Date, STFI will file its New Certificate of Incorporation with the Secretary of State for the State of Delaware in accordance with the relevant sections of the corporate laws of the State of Delaware.  After the Initial Effective Date, Reorganized STFI may amend and restate its New Certificate of Incorporation and other constituent documents as permitted by the laws of the State of Delaware.  The New Certificate of Incorporation will prohibit the issuance of nonvoting equity securities.

3.             Directors and Officers of the Debtors and Reorganized STFI.  Subject to section 1129(a)(5) of the Bankruptcy Code, the directors and officers of Reorganized STFI shall resign as of the Initial Effective Date.  As of the Initial Effective Date, the initial board of directors of Reorganized STFI shall be appointed by the Creditors Committee and in accordance with Reorganized STFI’s New Certificate of Incorporation.  Pursuant to section 1129(a)(5), the Creditors Committee will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial board of directors of Reorganized STFI.  To the extent any such Person is an “insider” under the Bankruptcy Code, the nature of any compensation for such Person will also be disclosed.  Each such director and officer shall serve from and after the Initial Effective Date pursuant to the terms of the New Certificate of Incorporation and other constituent documents of Reorganized STFI.

4.             Corporate Action.  As of the Initial Effective Date, the adoption and filing of the New Certificate of Incorporation, the approval of the New By-laws, the appointment of directors and officers for Reorganized STFI, and all actions contemplated hereby shall be deemed to be authorized and approved in all respects (subject to the provisions of the Plan).  All matters provided for in the Plan involving the corporate structure of Reorganized STFI, and any corporate action required by the Debtors or Reorganized STFI in connection with the Plan, shall be deemed to have occurred and shall be in effect, pursuant to applicable law, without any requirement of further action by the security holders or directors of the Debtors or Reorganized STFI.  On the Initial Effective Date, the appropriate officers of Reorganized STFI and members of the board of directors of Reorganized STFI are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of Reorganized STFI.

5.             Working Capital.  On the Initial Effective Date, to provide Reorganized STFI with the working capital to operate the STFI Assets on a going-forward basis and, to the extent applicable, to fund any obligations under Section 4980B of the Internal Revenue Code to provide continuation of group medical coverage with respect to any employee or former employee employed by or in connection with any of the Debtors or other qualified beneficiary, the Debtors shall deposit Cash in an amount equal to the STFI Cash Amount into a bank account of Reorganized STFI or allow Reorganized STFI to retain Cash in its bank accounts equal to the STFI Cash Amount.  Reorganized STFI shall not be funded with Cash provided under the Operating Agreement to fund the Non-Transferred Assets set forth in the Purchase Agreement and such Cash shall at all times be held in separate bank accounts from Cash used to fund Reorganized STFI and ATLT.

VII.  CONFIRMATION PROCEDURE

Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A.            THE CONFIRMATION HEARING

Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on June 7, 2004, commencing at 10:00 a.m., prevailing Eastern Time, before the Honorable Robert D. Drain, United States Bankruptcy Judge, in Room 610 of the United States Bankruptcy Court for the Southern District of New York, Alexander Hamilton Custom House, One Bowling Green, New York, New York  10004-1408.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.  Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of Common Stock held by the objector.  Any such objection must be Filed with the Bankruptcy Court and served upon the Persons designated in the notice of the Confirmation Hearing, in the manner and by the deadline described therein.  Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

B.            CONDITIONS PRECEDENT TO EFFECTIVENESS

1.             Conditions Precedent to Initial Effective Date.  The Plan shall become effective with respect to (i) ATI, (ii) ATCW, and (iii) any Subsidiary that does not hold or constitute a Non-Transferred Asset, after the following conditions have been satisfied or waived pursuant to Section 9.4 of the Plan:

(a)   The Confirmation Order, in form and substance reasonably acceptable to the Debtors, the Senior Lenders, the Creditors Committee and, if applicable, the Buyer shall have been entered by the Bankruptcy Court and shall have become a Final Order.  Without limiting the generality of the foregoing, the Confirmation Order shall be in accordance with the terms and conditions of the Purchase Agreement, including but not limited to Section 6.3(a) and 6.3(b) of the Purchase Agreement.

(b)   All actions, documents, instruments, and agreements, including the Certificates of Incorporation and By-laws of Reorganized STFI and each of the IT Reorganized Subsidiaries, each of the other Plan Documents and the Transaction Documents (as defined in the Purchase Agreement) necessary to implement and effectuate the Plan and the Purchase Agreement shall have been taken or executed and delivered, as the case may be.

(c)   The Debtors shall have received all authorizations, consents, regulatory approvals, rulings or documents that are necessary to implement and effectuate the Plan and the Purchase Agreement.

(d)   If applicable, each of the conditions to Closing under the Purchase Agreement shall have been satisfied or waived in accordance with the provisions thereof.

(e)   The Closing (including the Early Funding Date) under the Purchase Agreement shall occur prior to or simultaneously with the effectiveness of the Plan.

2.             Conditions Precedent to NTA Effective Date.  With respect to each Subsidiary that holds or constitutes a Non-Transferred Asset, the Plan shall become effective after the following conditions have been satisfied or waived pursuant to Section 9.4 of the Plan:

(a)   The Initial Effective Date shall have occurred.

(b)   All actions, documents, instruments, and agreements, including the Certificates of Incorporation and By-laws of the Reorganized Subsidiaries that hold or constitute Non-Transferred Assets, each of the other Plan Documents and the Transaction Documents (as defined in the Purchase Agreement) necessary to implement and effectuate the Plan and the Purchase Agreement with respect to the Non-Transferred Assets shall have been taken or executed and delivered, as the case may be.

(c)   The Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are necessary to implement and effectuate the Plan and the Purchase Agreement with respect to the Non-Transferred Assets relating to such NTA Reorganized Subsidiary.

3.             Effect of Failure of Conditions.  In the event that one or more of the conditions specified in Section 9.1 of the Plan have not occurred or been waived on or before the date that is one (1) year after the Confirmation Date but subject to the terms and conditions of the Purchase Agreement (including, without limitation, the Early Closing Election rights of the Buyer thereunder): (a) the Confirmation Order shall be vacated; (b) no Distributions under the Plan shall be made; (c) the Debtors (with respect to their rights in connection with Claims and Equity Interests) and all Holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred; provided, however, that such restoration shall not in any way whatsoever affect the Sale Transaction, shall not restore any Interest (as defined in the Sale Order) against the Acquired Assets, shall not restore liens held by any Entity against the Acquired Assets and shall not affect the assumption or assignment of any Assumed Contracts or the cure amounts associated with such assumption or assignment; and (d) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or Entity or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.

4.             Waiver of Conditions.  The Debtors, with the consent of the Creditors Committee and XO, if applicable, which shall not be unreasonably withheld, may waive one or more of the conditions precedent set forth in Section 9.1 of the Plan.

C.            CONFIRMATION

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met.  Among the requirements for confirmation of a plan are that the plan is (i) accepted by all Impaired classes of claims and equity interests or, if rejected by an Impaired class, that the plan “does not discriminate unfairly” and is “fair and equitable” as to such class, (ii) feasible and (iii) in the “best interests” of creditors and stockholders that are Impaired under the plan.

1.             Acceptance.  Classes 1, 2 and 3 under the Plan are Unimpaired and, therefore are conclusively presumed to have voted to accept the Plan.  Classes 4 and 5 under the Plan are Impaired under the Plan and are entitled to vote to accept or reject the Plan.  Classes 6 and 7 under the Plan shall receive no Distribution under the Plan and, therefore, is conclusively presumed to have voted to reject the Plan.

The Debtors reserve the right to supplement and amend the Plan in accordance with Section 12.4 of the Plan or seek nonconsensual confirmation of the Plan under section 1129(b) of the Bankruptcy Code or both with respect to any Class of Claims that is entitled to vote to accept or reject the Plan, if such Class rejects the Plan.  The determination as to whether to seek confirmation of the Plan under such circumstances will be announced before or at the Confirmation Hearing.

2.             Unfair Discrimination and Fair and Equitable Tests.  To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each Impaired, nonaccepting Class.  The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable.” The Bankruptcy Code establishes “cram down” tests for secured creditors, unsecured creditors and equity Holders, as follows:

(a)   Secured Creditors.  Either (a) each Holder of an Impaired Secured Claim retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (b) each Impaired secured creditor realizes the “indubitable equivalent” of its allowed secured claim or (c) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (a) or (b) above.

(b)   Unsecured Creditors.  Either (a) each Holder of an Impaired Unsecured Claim receives or retains under the plan property of a value equal to the amount of its allowed claim or (b) the Holders of claims and equity interests that are junior to the claims of the dissenting class will not receive any property under the plan.

(c)   Equity Interests.  Either (a) each Holder of an equity interest will receive or retain under the plan property of a value equal to the greater of the fixed liquidation preference to which such Holder is entitled, or the fixed redemption price to which such Holder is entitled or the value of the interest or (b) the Holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

A plan of reorganization does not “discriminate unfairly” with respect to a nonaccepting class if the value of the cash and/or securities to be distributed to the nonaccepting class is equal to, or otherwise fair when compared to, the value of the distributions to other classes whose legal rights are the same as those of the nonaccepting class.

3.             Feasibility.  Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the Plan is not likely to be followed by the liquidation or further financial reorganization of the Debtors (unless such liquidation or reorganization is proposed by the Plan).  For purposes of determining whether the Plan meets this requirement, the Debtors analyzed their ability to meet their obligations under the Plan.  The Debtors believe that they will be able to meet their obligations under the Plan.

4.             Best Interests Test.  With respect to each Impaired Class of Claims or Equity Interests, confirmation of the Plan requires that each Holder of a Claim or Equity Interest either (a) accept the Plan or (b) pursuant to the Plan, receive or retain property of a value, as of the Initial Effective Date, that is not less than the value such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.  To determine what Holders of Claims and Equity Interests in each Impaired Class would receive if the Debtors were liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be available for distribution following a hypothetical liquidation of the Debtors’ assets and properties in the context of a chapter 7 liquidation case.  The Cash amount that would be available for satisfaction of Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets and properties of the Debtors, augmented by the unencumbered Cash held by the Debtors at the time of the commencement of the liquidation case.  Such Cash amount would be reduced by the costs and expenses of liquidation and by such additional administrative and priority claims that might result from the termination of the Debtors’ business and the use of chapter 7 for the purposes of liquidation.

The Debtors’ costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those fees that might be payable to attorneys and other professionals that such a trustee might engage.  In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtors during the pendency of the Chapter 11 Cases.  The foregoing types of claims and other claims that might arise in a liquidation case or result from the pending Chapter 11 Cases, including any administrative claims and unpaid expenses incurred by the Debtors during the Chapter 11 Cases, such as compensation for attorneys, financial advisors and accountants for the Debtors and the Creditors Committee, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Claims.

To determine if the Plan is in the best interests of each Impaired class, the present value of the distributions from the proceeds of a liquidation of the Debtors’ unencumbered assets and properties, after subtracting the amounts attributable to the foregoing claims, must be compared with the value of the property offered to such Classes of Claims under the Plan.

After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, including (a) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (b) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the “forced sale” atmosphere that would prevail and (c) the substantial increases in claims that would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Cases, the Debtors have determined that confirmation of the Plan will provide each Holder of an Allowed Claim with a recovery that is not less than such Holder would receive pursuant to the liquidation of the Debtors under chapter 7.

The Debtors also believe that the value of any distributions to Allowed Claims in Classes 4 and 5 in a chapter 7 case would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time.  It is likely that there would be a substantial delay between the completion of any liquidation of the distribution of the proceeds thereof.

The Liquidation Analysis is annexed hereto as Exhibit H.  The information set forth in Exhibit H provides a summary of the liquidation values of the Debtors’ assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ Estates.  Reference should be made to the Liquidation Analysis for a complete discussion and presentation of the Liquidation Analysis.  The Liquidation Analysis was prepared by the Debtors with the input of their professional advisors.

Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Debtors’ management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management.  The Liquidation Analysis also is based on assumptions with regard to liquidation decisions that are subject to change.  Accordingly, the values reflected might not be realized if the Debtors were, in fact, to undergo such a liquidation.  The chapter 7 liquidation period is assumed to be a period of one year, allowing for, among other things, the discontinuation and wind-down of operations, the sale of assets and the collection of receivables.

VIII.  VALUATION

A.            VALUATION OF THE DEBTORS

The valuation analysis with respect to value of the Debtors for the purpose of determining value available for distribution to creditors pursuant to the Plan and to analyze the relative recoveries to creditors is based on the Purchase Price (as defined in the Purchase Agreement).

B.            VALUATION OF SHARED TECHNOLOGIES ALLEGIANCE, INC.

The Debtors have undertaken their valuation analysis with respect to STFI for the purpose of determining the value of the New STFI Common Stock that will be transferred to ATLT for the benefit of Holders of ATLT “B” Trust Interests.  A chart reflecting the enterprise value of STFI is attached hereto as Exhibit I.

The reorganization value of STFI reflects the going concern value of STFI’s business after giving effect to the implementation of the Plan.  In determining this value, Greenhill evaluated various valuation methodologies, including a (i) discounted cash flow analysis (“DCF”), (ii) comparable company trading analysis, (iii) comparable transaction analysis and (iv) liquidation analysis.  Although the Debtors conducted a review and analysis of their business, operating assets, liabilities and business plans for STFI, the Debtors assumed and relied on the accuracy and completeness of all (a) financial and other information furnished to it by the Debtors’ management and (b) publicly available information.  The Debtors did not independently verify management’s projections in connection with such valuation and no independent evaluations or appraisals of the Debtors’ assets were sought or were obtained in connection therewith.

The Debtors’ valuation of STFI is based on the assumption that the operating results anticipated by management can be achieved in all material respects, including revenue growth improvements in operating margins, earnings, and cash flow.  To the extent that the valuation is dependent upon Reorganized STFI’s achievement of the projections contained in the Disclosure Statement, the valuation should be considered speculative.  In addition to relying on management’s projection assumptions, STFI’s valuation analysis is based on a number of assumptions including, but not limited to: (i) a successful and timely reorganization of STFI’s capital structure, (ii) the plan becoming effective in accordance with its proposed terms, and (iii) the continuity of certain operating management of STFI following consummation of the Plan.

Because of the nature of the comparable transaction analysis and lack of applicability of the liquidation analysis, Greenhill deemed these analyses as not applicable, and therefore, relied most substantially on the DCF and comparable company trading analysis.  In performing the DCF analysis, Greenhill calculated free cash flow based on the Debtor’s 2004 STFI financial projections and applied certain free cash flow and growth assumptions going forward following consultation with the Debtors.  Greenhill assigned a terminal value growth rate of 3.0% and a discount rate range of 12.5% to 15.5%.  In performing the comparable company trading analysis, Greenhill evaluated various comparable companies on an enterprise value to revenue and EBITDA basis and based on this analysis, applied the appropriate multiples to STFI 2004 projected revenue and EBITDA.  Based on the aforementioned assumptions and Greenhill’s analysis, the Debtors estimate the reorganization value of STFI for purposes of the Plan to be approximately $35 million to $45 million, with a midpoint value of $40 million.  The reorganization value does not include Cash remaining, if any, in STFI after the projected Cash distributions to be made under the Plan.  The Debtors are of the view that such Cash is necessary to run the business and, therefore, should not be included for valuation purposes.

Accordingly, based on the reorganization value set forth above, the Debtors have estimated the reorganization equity value which is set forth in Exhibit I hereto.  The valuation is based on a number of assumptions, including a successful reorganization of Debtors’ businesses in a timely manner, the achievement of the forecasts reflected in the Projections, the continuation of current market conditions through and after the Initial Effective Date, the Plan becoming effective in accordance with its terms, and STFI’s ability to attract and retain qualified employees, borrow under credit facilities, purchase equipment at reasonable prices, maintain good relations with its vendors, customers and employees and successfully market its services to its existing and new customers.

The estimated reorganization value does not purport to be an appraisal or necessarily reflect the value which may be realized if assets are sold.  The estimated value represents a hypothetical reorganization value for Reorganized STFI.  Such estimate reflects the application of various valuation techniques and does not purport to reflect or constitute an appraisal, a liquidation value or an estimate of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different from the amounts set forth herein.  The value of an operating business such as the Debtors’ business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business.  AS A RESULT, THE ESTIMATE OF REORGANIZATION VALUE SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ANY ACTUAL VALUE, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THAT SET FORTH HEREIN.  BECAUSE SUCH ESTIMATE IS INHERENTLY SUBJECT TO UNCERTAINTIES, NONE OF THE DEBTORS, ATLT OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, ATTORNEYS OR ADVISORS, OR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR ITS ACCURACY.  IN ADDITION, THE VALUATION OF NEWLY-ISSUED SECURITIES SUCH AS THE NEW STFI COMMON STOCK IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT.  Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of Debtors’ creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities.

THE VALUATION REPRESENTS THE ESTIMATED REORGANIZATION VALUE OF STFI AND DOES NOT NECESSARILY REFLECT THE VALUE THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS.  THESE SECURITIES WILL NOT BE PUBLICLY TRADED.  THERE MAY BE NOT MARKET FOR THESE SECURITIES.  THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE.  SUCH TRADING VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE EQUITY VALUE SET FORTH IN THIS VALUATION ANALYSIS.

IX.  CERTAIN RISK FACTORS TO BE CONSIDERED

HOLDERS OF CLAIMS AGAINST THE DEBTORS ENTITLED TO VOTE ON THE PLAN SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.  THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.            CERTAIN BANKRUPTCY LAW CONSIDERATIONS

1.             Risk of Delayed Confirmation of Plan.  Exhibit J to the Purchase Agreement, as amended, requires that the Confirmation Order is entered by the Bankruptcy Court on or before June 9, 2004.  In the event that the

Confirmation Order is not entered on or before June 9, 2004, XO will have the right to make the Early Closing Election (as defined in the Purchase Agreement).  XO’s exercise of the Early Closing Election would significantly increase costs to the Debtors’ estates in connection with confirmation of a plan of reorganization.  Additionally, the Debtors estimate that XO’s exercise of the Early Closing Election may result in a reduction of the Available Cash in the amount of approximately $40 million to the extent that the Debtors were unable to transfer certain Tariffs and or if certain contracts and Tariffs without consent were deemed to be executory contracts requiring the Debtors to assume and assign such Tariffs to XO and cure outstanding amounts thereunder.

2.             Risk of Non-Confirmation of the Plan.  Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion.  Moreover, there can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes.

3.             Non-Consensual Confirmation.  In the event any Impaired Class of Claims does not accept the Plan, the Bankruptcy Court may nevertheless confirm the Plan at the Debtors’ request if at least one Impaired Class has accepted the Plan (such acceptance being determined without including the vote of any “insider” in such Class), and as to each Impaired Class that has not accepted the Plan, if the Bankruptcy Court determines that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting Impaired classes.  The Debtors believe that the Plan satisfies these requirements, but there can be no assurance that the Bankruptcy Court will reach the same conclusion.

4.             Risk of Insufficient Cash to Pay Holders of Allowed Senior Lender Claims in Full.  There is a risk that the Debtors might not have sufficient Cash to fund the Distribution to Holders of Allowed Senior Lender Claims as provided in Section 3.3 of the Plan.  A number of factors will affect the amount of Cash available for such Distribution, including, without limitation, the amount of Cash that the Debtors are ultimately required to use to cure defaults under certain contracts that the Debtors are transferring or assigning to XO pursuant to the Purchase Agreement.  The Debtors estimate that this potential Cash shortfall should not exceed $15 million assuming a reasonable worst case scenario.  In the event such a Cash shortfall occurs, ATLT will sell such shares of XO Common Stock as are necessary to satisfy the Cash shortfall and render the Senior Lenders Unimpaired.  Specifically, the ATLT Agreement will provide that ATLT shall sell such shares of XO Common Stock and distribute the proceeds therefrom to the collateral agent for the Senior Lenders for Distribution to the Holders of Allowed Senior Lender Claims.  The sale of such XO Common Stock by ATLT shall be conducted in a commercially reasonable manner as determined by the Plan Administrator.

5.             Cures.  There can be no assurance that the Bankruptcy Court will concur with the Debtors’ view that the Utility Services and the Tariff Services shall be treated in the manner provided in the Plan.  If the treatment of these issues is different, the distributions under the Plan may be different.

B.            CLOSING CONDITIONS TO THE SALE OF THE ASSETS   The Closing Conditions set forth in Sections 7.1, 7.2, 7.3 and 7.4 of the Purchase Agreement must be satisfied or waived in accordance with the Purchase Agreement.  Since many of these conditions have not yet been achieved, there can be no assurance when the conditions will be met and that there will not be a reduction in the distributions under the Plan.

C.            RISKS TO RECOVERY BY HOLDERS OF CLAIMS WITH RESPECT TO REORGANIZED STFI

1.             Risks relating to ATLT’s holding of New STFI Common Stock.  There are several risk inherent in ATLT’s holding of New STFI Common Stock.  The New STFI Common Stock represents an illiquid security due to the fact that: (a) it will not be traded in a public exchange and (b) ATLT will represent the majority shareholder of pro forma Reorganized STFI.  Monetization events of the New STFI Common Stock are most likely limited to the acquisition of Reorganized STFI by another party or an initial public offering of New STFI Common Stock, both of which would be subject to the consent of the majority of the shareholders and may take a long time to effectuate.

2.             Technological changes and new product offerings may adversely affect Reorganized STFI sales.  The market for communications products and services are characterized by technological change and frequent new product introductions. Accordingly, Reorganized STFI believes that its future success will depend on its ability to identify and incorporate in a timely manner new products and enhancements to existing products and services that gain market acceptance. There can be no assurance that the products and services that it offers will not become technologically obsolete, or that it will be able to identify, market or support new products successfully, that such new products will gain market acceptance or that it will be able to respond effectively to technological change. Reorganized STFI’s ability to keep pace with technological changes or offer products with market acceptance may adversely affect it’s sales revenues, profitability and stock price.

3.             The success of Reorganized STFI depends on key personnel and it may not be able to retain and/or replace key employees.  Reorganized STFI’s success depends in large part on its ability to attract, develop, motivate and retain highly skilled and educated professionals possessing technical expertise and business generation skills. Qualified consultants, telecommunications systems installers and other technical resources are in great demand and are likely to remain a limited resource for the foreseeable future. There can be no assurance that Reorganized STFI will be able to attract and retain sufficient numbers of qualified personnel in the future. The loss of services of one or more of key individuals could materially and adversely affect its business and prospects. Most of Reorganized STFI’s key employees do not have employment agreements.  The loss of a significant number of consultants, selling professionals and systems installers could have a material adverse effect on Reorganized STFI’s business.

4.             The success of Reorganized STFI depends on retaining good relations with the employees.  STFI has collective bargaining agreements with certain of its employees.  Although the Debtors’ management believes that the Debtors relationships with these employees are good, a disruption in these collective bargaining agreements may have an adverse effect on the Reorganized STFI.

5.             Reorganized STFI is dependent on effective billing, customer service and information systems and it may have difficulties in developing, maintaining and enhancing these systems.  Sophisticated back office information and processing systems are vital to Reorganized STFI’s growth and its ability to control and monitor costs, bill and service customers, initiate, implement and track customer orders and achieve operating efficiencies. Over the next year, Reorganized STFI will need to upgrade and integrate its billing and information systems.  Reorganized STFI believes that a new billing system will enhance its ability to accurately and efficiently bill for its products and services.  Although Reorganized STFI cannot ensure that the transition to a new billing system will not have any adverse impact on its business, it believes a new billing system will be more effective and accurate in delivering the quality billing functions that it needs.  If Reorganized STFI is unable to develop, acquire and integrate its operations and financial systems, its customers could experience billing issues and/or lower levels of client service. Reorganized STFI also cannot ensure that any of its systems will be successfully implemented on a timely basis or at all, that migrating will be transparent to its users or that its systems will perform as expected.  Reorganized STFI’s failure to successfully implement these systems would have a material adverse effect on its business and prospects.

6.             Reorganized STFI is dependent on many vendors and suppliers and their financial difficulties may adversely affect its business.  Reorganized STFI depends on many vendors and suppliers to conduct its business. For example, Reorganized STFI purchases its customer premise equipment from equipment manufacturers and other suppliers. Many of these third parties have experienced substantial financial difficulties in recent months, in some cases leading to bankruptcies and liquidations. The financial difficulties of these companies could have a material adverse effect on Reorganized STFI’s business and prospects.

7.             Reorganized STFI’s financial results could be adversely affected by the termination of its maintenance service contracts and the financial difficulties of its customers.  Reorganized STFI’s ability to retain its customers is dependent on a number of factors, including, but not limited to, (a) its ability to provide quality service, customer care and accurate and timely billing, (b) its ability to offer competitive pricing, (c) its ability to timely meet the needs and demands of its customers, (d) its ability to properly incentivize its sales force to build strong customer relationships, (e) the economic viability of its customers, (f) the strength and recovery of the United States economy, (g) its ability to limit service disruptions as Reorganized STFI optimizes its organization and migrate its existing customers to a new billing platform and (h) an ability to overcome its customers’ concerns regarding its bankruptcy and emergence as a stand alone company. A large portion of its profit is dependant on long term contracts for the provision of maintenance services. Reorganized STFI can make no assurances that its customer’s will not terminate their maintenance service contracts. If its customers leave in significant numbers, this could have a material adverse effect on its business and prospects.

Reorganized STFI provides services to small, medium and large-sized businesses. Many of these businesses have experienced substantial financial difficulties in recent months, in some cases leading to bankruptcies and liquidations. The financial difficulties of these companies could have a material adverse effect on Reorganized STFI’s financial results if it is unable to collect revenues from these customers or if such customers reject the customer’s contract with Reorganized STFI in their bankruptcies. In addition, among other things, Reorganized STFI believes companies in financial difficulty are less likely to expand their operations and related demand for communications services.

8.             Reorganized STFI may need to acquire new businesses in order to grow which in turn creates certain business risks.  Reorganized STFI may seek to acquire other businesses that will contribute to the depth and versatility of its product and service offerings and the locations from which it can offer them. However, there can be no assurance that Reorganized STFI will be able to identify suitable acquisition candidates or that, if identified, it will be able to acquire such businesses on acceptable terms. Moreover, other companies are competing for acquisition candidates which could increase the price of acquisition targets and decrease the number of attractive businesses available for acquisition.

There can be no assurance that the anticipated economic, operation and other benefits of any future acquisitions will be achieved or that Reorganized STFI will be able to successfully integrate acquired businesses in a timely manner without substantial costs, delays or other operational or financial problems. The difficulties of such integration may initially be increased by the necessity of integrating personnel with disparate business backgrounds and cultures. In addition, acquisitions may involve the expenditure of significant funds. Failure to effectively integrate the acquired companies may adversely affect Reorganized STFI’s ability to secure new business or retain its existing customers. In addition, there can be no assurance that the acquired companies will operate profitably. Acquisitions also involve a number of additional risks, including diversion of management attention, potential loss of key customers or personnel, risks associated with unanticipated problems, liabilities or contingencies, and risks of entering markets in which Reorganized STFI has limited or no direct expertise. The occurrence of some or all of the events described in these risks would have a material adverse effect on Reorganized STFI’s business, operating results, financial condition and stock price.

9.             Reorganized STFI’s success will be dependant on strategic alliances that may not continue.  STFI has a series of agreements authorizing it to act as a distributor of communications equipment from a variety of manufacturers. Periodically, these distribution agreements expire and new agreements must be negotiated.  There can be no assurance that any manufacturer with whom STFI does business will elect to continue its relationship with Reorganized STFI on substantially the same terms and conditions as contained in the parties’ prior agreements.  The Debtors believe that an interruption, or substantial modification, of its distribution relationship with any of STFI’s manufacturers could have a material adverse effect on its business, operating results and financial condition. In addition, much of Reorganized STFI success will be derived from market acceptance of each manufacturer’s products. These products compete with those offered by several other communications equipment manufacturers. Reduced market acceptance for the products Reorganized STFI distributes, as a result of competition or other factors, could adversely affect its business, operating results, financial condition and stock price.

10.          Reorganized STFI’s inability to successfully compete in its market place may cause sales and profits to decline.  The communications industry is intensely competitive and rapidly changing. Reorganized STFI’s primary competitors in this area include Nextira One, Norstan, and the Regional Bell Operating Companies. Many of Reorganized STFI’s competitors have longer operating histories, greater financial and human resources, and greater name recognition than Reorganized STFI.

11.          Varying results from quarter to quarter and seasonal swings in sales may cause volatility in Reorganized STFI’s stock price.  Variations in Reorganized STFI’s revenues and operating results occur from quarter to quarter as a result of a number of factors, including equipment sales and installations commenced and completed during a quarter, the number of business days in a quarter, the size and scope of assignments and general economic conditions. Because a significant portion of Reorganized STFI’s expenses will be relatively fixed, a variation in the number of product sales or the timing of the initiation or completion of system installations or consulting projects can cause significant fluctuations in operating results from quarter to quarter. Furthermore, STFI has historically experienced a seasonable fluctuation in its operating results, with a larger proportion of its revenues and operating income occurring during the fourth quarter of the fiscal year. Such fluctuations may contribute to the volatility of Reorganized STFI’s stock price and the risk of loss assumed by investors in this offering.

12.          Projected Financial Information.  The financial projections included in this Disclosure Statement are dependent upon the successful implementation of the Business Plan and the validity of the other assumptions contained therein.  These projections reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Reorganized STFI, industry performance, certain assumptions with respect to competitors of Reorganized STFI, general business and economic conditions and other matters, many of which are beyond the control of Reorganized STFI.  In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of Reorganized STFI.  Although the Debtors believe that the projections are reasonably attainable, variations between the actual financial results and those projected may occur and be material.

13.          Under certain circumstances, Reorganized STFI will need additional capital and such capital may not be available.  Reorganized STFI may need additional capital to fund capital expenditures, working capital, debt service and cash flow deficits to operate its business and to deploy its services and systems.  In the event it has to repay amounts borrowed under its financing agreements earlier than expected or if its estimates of capital requirements and revenues are inaccurate, it may need to access alternative sources of capital, reduce or delay capital expenditures, sell assets, refinance or restructure its debt and/or modify its business plan, which may have a material adverse effect on it.  If Reorganized STFI cannot obtain alternative financing when needed, this would have a material adverse impact on its business.

14.          Reorganized STFI may have future operating and net losses which will require additional financing.  The STFI business has incurred net losses every year since it was acquired by the Debtors.  Reorganized STFI may continue to have significant net losses in its business until it establishes a sufficient revenue-generating customer base to cover its costs.  Reorganized STFI can make no assurances that it will achieve or sustain profitability or generate sufficient operating income to meet its working capital, capital expenditure and debt service requirements, and if it is unable to do so, this would have a material adverse effect on its business, financial condition and results of operations.

15.          The stock of Reorganized STFI may be publicly traded.  The stock of Reorganized STFI may be publicly traded.  Currently, the stock of STFI is not publicly traded and no market may exist for such securities.

16.          Reorganized STFI may be subject to competition from new providers and services.  Reorganized STFI may be face competition from entirely new products and services delivered by non-traditional competitors, such as Voice Over Internet Protocol (VOIP) providers.  Reorganized STFI may not be able to effectively develop competing products and services and such failure could have a material adverse effect on Reorganized STFI’s business.

D.            RISKS TO RECOVERY BY HOLDERS OF CLAIMS WITH RESPECT TO XO COMMON STOCK

These risk factors are substantially taken from the XO Form 10-K annual report for the fiscal year ended December 31, 2003.

As of the close of the market on April 21, 2004, the price per share of XO Common Stock was $5.28.  Based on such quoted price and the total number of shares to be distributed to ATLT, the market value of such shares on April 21, 2004 was approximately $239.6 million.  Between April 21, 2003 and April 21, 2004, the value of XO Common Stock has fluctuated materially over time, reaching a value as low as $4.48 per share and as high as $8.36 per share.  The volatility of XO Common Stock may or may not continue and such stock may or may not have a value within the range realized within the preceding twelve-month period at anytime in the future, including any date or dates on which the XO Common Stock is distributed to Holders of Allowed Unsecured Claim or sold by ATLT.

1.             XO’s common stock trades less frequently than the common shares of many companies of similar size.  Based on the current amount of XO Common Stock outstanding, collectively, creditors of the Allegiance Telecom, Inc. will own through ATLT approximately 25% of the total outstanding pro forma shares of XO Communications, Inc.  The collective pro forma ownership of 25% of XO represents a material portion of XO’s total outstanding common shares.  Mr. Carl Icahn and related affiliates hold the majority of XO’s common stock, and these shares either do not trade or have historically traded in only very small amounts in the public market.  If following the issuance of shares to ATLT XO shareholders were to sell a substantial number of XO Common Stock, a sufficient number of buyers at a given price may not exist, and any such lack of liquidity could result in a material devaluation of XO common stock, which may or may not be temporary in nature.

2.             The failure of XO’s operations support systems, including the systems for sales tracking, order entry and provisioning, and billing that XO is currently in the process of updating and replacing, to perform as XO’s expects could impair XO’s ability to retain customers and obtain new customers, or provision their services, or result in increased capital expenditures, which would adversely affect XO’s revenues or capital resources.  XO’s operations support systems are an important factor in XO’s operations. Critical information systems used in daily operations perform sales and order entry, provisioning, billing and accounts receivable functions, and cost of service verification and payment functions, particularly with respect to facilities leased from Incumbent Local Exchange Carriers (“ILECs”).  If any of these systems fail or do not perform as expected, such failures would impact XO’s ability to process orders and provision sales, and to bill for services efficiently and accurately, which could, in turn, cause XO to suffer customer dissatisfaction, loss of business or the inability to add new customers or additional services to existing customers in a timely basis, any of which would adversely affect XO’s revenues.  In addition, system failure or performance issues could impact XO’s ability to effectively audit and dispute invoicing and provisioning data provided by service providers from whom XO lease facilities.

XO believes that XO’s Disaster Recovery framework to control and address systems risks is not fully redundant, and XO may incur the costs, delays and customer complaints associated with system failures.  In addition, XO’s ability to efficiently and accurately provision new orders for services on a timely basis is necessary for XO to begin to generate revenue related to those services.  XO has experienced, and may continue to experience, delays and related problems in processing service orders, provisioning sales and billing in connection with the transition to these new systems.  If the delays or related problems continue, or if any unforeseen problems emerge in connection with XO’s migration to the new provisioning software and systems, delays and errors may occur in the provisioning process, which could significantly increase the time until an order for new service can begin to generate revenue, which could have a material adverse effect on XO’s operations.

3.             XO’s rights to the use of the unlit capacity that make up XO’s network may be affected by the financial health of XO’s fiber providers.  XO possess the right to use the unlit capacity that is included in XO’s network, particularly in XO’s intercity network, through long-term leases or indefeasible right of use agreements.  A bankruptcy or financial collapse of one of these fiber providers could result in a loss of XO’s rights under such leases and agreements with the provider, which in turn could have a negative impact on the integrity of XO’s network, XO’s ability to expand the capacity of XO’s network as XO’s business grows, and ultimately on XO’s results of operations.  For example, XO leases or has indefeasible rights of use on networks owned and maintained by Level 3 Communications.  If Level 3 were to encounter financial difficulties, XO may not be able to maintain, or protect XO’s rights in important components of XO’s intercity network.  In such an event, there can be no assurance that XO will be able to lease comparable strands of unlit capacity if XO is not able to retain XO’s rights to use the existing unlit capacity XO has obtained from Level 3, nor that XO will be able to lease such strands from another provider at competitive or economical rates.

4.             XO may not be able to continue to connect XO’s network to the incumbent carrier’s network or maintain Internet peering arrangements on favorable terms, which would impair XO’s growth and performance.  XO is required to be a party to interconnection agreements with the incumbent carrier and certain independent carriers or ILECs in order to connect XO’s customers to the public telephone network.  If XO is unable to renegotiate or maintain interconnection agreements in all of XO’s markets on favorable terms, it could adversely affect XO’s ability to provide services in the affected markets.

Peering agreements with Internet service providers allow XO to access the Internet and exchange transit with these providers.  Depending on the relative size of the carriers involved, these exchanges may be made without settlement charge.  Recently, many Internet service providers that previously offered peering have reduced or eliminated peering relationships or are establishing new, more restrictive criteria for peering and an increasing number of these service providers are seeking to impose charges for transit.  Increases in costs associated with Internet and exchange transit could have a material adverse effect on XO’s margins for XO products that require Internet access.  XO may not be able to renegotiate or maintain peering arrangements on favorable terms, which would impair XO’s growth and performance.

5.             If XO’s selection of IP technology is incorrect, ineffective or unacceptably costly, implementation of XO’s business strategy could be delayed, which would adversely affect XO’s growth and operating results.  XO relies on IP technology as the basis for XO’s metro and intercity networks.  Integrating this technology into XO’s network may prove difficult and may be subject to delays.  In addition, affordable IP customer premise equipment may not become available in a timely fashion, if at all.  If the technology choices XO makes prove to be incorrect, ineffective or unacceptably costly, XO’s strategy of meeting XO’s customer’s demand for existing and future telecommunications services using IP technology could fail, which would adversely affect XO’s growth and operating results.

6.             XO may be unable to adequately protect XO’s intellectual property or rights to licenses for use of third-party intellectual property, and may be subject to claims that XO infringes the intellectual property of others, which could substantially harm XO’s business.  XO relies on a combination of patents, copyrights, and other proprietary technology that XO licenses from third parties.  XO has been issued several United States and foreign trademarks and may consider abandoning some trademarks and/or filing for additional trademarks in the future.  XO has also been issued one United States patent and may consider filing for additional patents in the future, however, XO cannot assure you that any additional patents or trademarks will issue or that XO’s issued patent or trademarks will be upheld in all cases.  XO cannot guarantee that these and other intellectual property protection measures will be sufficient to prevent misappropriate of XO’s trademark or technology or that XO’s competitors or licensors will not independently develop technologies that are substantially equivalent to or superior to XO’s.  In addition, the legal systems in many other countries do not protect intellectual property rights to the same extent as the legal system of the United States.  If XO is unable to adequately protect XO’s proprietary interests and business information or XO’s present license arrangements, XO’s business, financial condition and results of operations could be materially adversely affected.  Further, the dependence of the communications industry on proprietary technology has resulted in frequent litigation based on allegations of the infringement of patents and other intellectual property.  In the future, XO may be subject to litigation to defend against claimed infringement of the rights of others or to determine the scope and validity of the proprietary rights of others.  Future litigation also may be necessary to enforce and protect XO’s trade secrets and other intellectual property rights.  Any intellectual property litigation could be costly and cause diversion of XO’s management’s attention from the operation of XO’s business.  Adverse determinations in any litigation could result in the loss of proprietary rights, subject XO to significant liabilities or require XO to seek licenses from third parties that may be available on commercially reasonable terms, if at all.  XO could also be subject to court orders preventing XO from providing certain services in connection with the delivery of XO’s services to XO’s customers.

7.             XO incurred a substantial net loss in 2003 and, in the near term, will not generate funds from operations sufficient to meet all of XO’s cash requirements.  For each period since inception, XO has incurred substantial net losses.  For 2003, XO posted a net loss attributable to common stockholders of approximately $102.6 million.  In the near term, XO expects to use cash to fund XO’s expected operating losses, and XO’s ongoing capital expenditure requirements.

8.             As a result of XO’s commitment to purchase substantially all of the assets of the Debtors, XO has committed to expend a majority of the cash reflected on XO’s balance sheet as of December 31, 2003, and, as a result, XO may be required to seek additional capital to fund XO’s operations.  As discussed above, XO has committed to purchase substantially all of the assets of Debtors for an aggregate purchase price that includes approximately $311.0 million in cash.  If the asset acquisition had been consummated immediately prior to the end of XO’s most recently ended fiscal year, XO would have had approximately $209.6 million in cash, cash equivalents and marketable securities on XO’s balance sheet as of December 31, 2003.  XO believes that, upon the consummation of the asset acquisition, XO’s remaining cash and cash equivalents as of that date will be significantly less than that figure based upon XO’s need to fund XO’s ongoing losses from operations.  If XO is required to use a significant amount of XO’s remaining cash to repay some or all of XO’s outstanding debt or to fund any unforeseen, necessary capital expenditures, XO may lack sufficient cash to continue to fund XO’s losses from operations. XO cannot assure you that XO will be able to obtain additional financing.  Even if XO could obtain additional financing, XO cannot assure you that it would be on terms that are favorable to XO. If XO cannot obtain additional financing when needed, this would have a material adverse effect on XO.

9.             The covenants in XO’s Credit Agreement restrict XO’s financial and operational flexibility, which could have an adverse affect on XO’s results of operations.  XO’s Credit Agreement contains covenants that restrict, among other things, the amount of XO’s capital expenditures, XO’s ability to borrow money, grant additional liens on XO’s assets, make particular types of investments or other restricted payments, sell assets or merge or consolidate.  A company controlled by Mr. Carl Icahn holds more than 90% of the principal amount of the loans outstanding under XO’s Credit Agreement.  Because amendments to or waivers of covenants under XO’s Credit Agreement generally require the approval or consent of holders of only a majority of the outstanding principal amount under XO’s Credit Agreement, decisions whether to amend or waive compliance with such covenants by the holders of loans under XO’s Credit Agreement can be made by Mr. Icahn, whether or not the other holders agree.

The security for XO’s Credit Agreement consists of substantially all of the assets of XO and XO’s subsidiaries.  A default under XO’s Credit Agreement could adversely affect XO’s rights under other commercial agreements.

XO’s Credit Agreement and the existence of the loans under XO’s Credit Agreement also could affect XO’s financial and operational flexibility, as follows:

•      they may impair XO’s ability to obtain additional financing in the future;

•      they may limit XO’s flexibility in planning for or reacting to changes in market conditions; and

•      they may cause XO to be more vulnerable in the event of a downturn in XO’s business.

10.          XO may not successfully consummate the acquisition of the Acquired Assets.  While the Early Funding Date has occurred, and the Bankruptcy Court has approved XO’s acquisition of substantially all of the assets of the Debtors, the final closing has not yet occurred and is subject to approval of the Plan (unless XO or Debtors deliver an Early Closing Election).  XO’s acquisition of certain of the Acquired Assets is contingent upon the approval of the relevant state public utility commissions.  There can be no assurance that the final closing will occur, or that XO will obtain the governmental approvals and clearances required to consummate XO’s acquisition of those certain Acquired Assets.  If XO is not able to consummate the closing of the acquisition of the Acquired Assets, then XO will not be able to realize the improvements in XO’s network infrastructure and resulting competitive advantages associated with XO’s ownership of the Acquired Assets.  If XO is not able to consummate the acquisition of those certain Acquired Assets due to inability to obtain governmental consents, then XO’s ability to realize such improvements will be limited to the extent of the Acquired Assets that XO can acquire.

11.          XO may not realize the network and selling, operating, and administrative synergies that XO estimates in connection with the acquisition of the Acquired Assets.  While XO is confident that XO has correctly estimated the potential network and selling, operating, and administrative synergies that XO can realize in connection with the acquisition of the Acquired Assets, it is possible that XO’s estimates could prove to be incorrect.  For example, XO may discover during the process of integrating the Acquired Assets into XO’s network and business infrastructures that some of the Acquired Assets require greater maintenance or earlier replacement than originally anticipated.  In addition, unanticipated growth in XO’s business as a result of the acquisition of the Acquired Assets may require that some facilities or support functions that XO currently anticipates will be combined or reduced may be necessary to retain for XO to maintain XO’s operations.  The synergies that XO anticipates to realize are also dependent on XO’s ability to combine the Acquired Assets with XO’s own network infrastructure in a manner that permits XO to realize those synergies.  If XO has not estimated the potential synergies correctly, or if XO is not able to integrate the Acquired Assets into XO’s network infrastructure effectively, XO may not realize any synergies in connection with the acquisition of the Acquired Assets, or such synergies may take longer to realize.

12.          Technological advances and regulatory changes are eroding traditional barriers between formerly distinct telecommunications markets, which could increase the competition XO faces and put downward pressure on prices, which could impair XO’s results.  New technologies, such as voice-over-IP, and regulatory changes — particularly those permitting incumbent local telephone companies to provide long distance services — are blurring the distinctions between traditional and emerging telecommunications markets.  In addition, the increasing importance of data services has focused the attention of most telecommunications companies on this growing sector.  As a result, a competitor in any of XO’s business areas is potentially a competitor in XO’s other business areas, which could impair XO’s prospects, put downward pressure on prices and adversely affect XO’s operating results.

XO faces competition in each of XO’s markets principally from the incumbent carrier in that market, but also from recent and potential market entrants, including long distance carriers seeking to enter, reenter or expand entry into the local exchange marketplace and incumbent carriers seeking to enter into the long distance market as they are granted the regulatory authority to do so.  This competition places downward pressure on prices for local and long distance telephone service and data services, which can adversely affect XO’s operating results.  In addition, XO could face competition from other companies, such as other competitive carriers, cable television companies, microwave carriers, wireless telephone system operators and private networks built by large end-users.  XO is much smaller in size and resources than many of XO’s competitors.  If XO is not able to compete effectively with these industry participants, XO’s operating results could be adversely affected.

13.          XO’s company and industry are highly regulated, which restricts XO’s ability to compete in XO’s target markets and imposes substantial compliance costs on XO that adversely impact XO’s results.  XO is subject to varying degrees of regulation from federal, state and local authorities.  This regulation imposes substantial compliance costs on XO.  It also restricts XO’s ability to compete.  For example, in each state in which XO desires to offer XO’s services, XO is required to obtain authorization from the appropriate state commission.  If any required authorization for any of XO’s markets or services is revoked or otherwise terminated, XO’s ability to operate in the affected markets would be adversely affected.

14.          Attempts to limit the basic competitive framework of the Telecom Act could interfere with the successful implementation of XO’s business plan.  Successful implementation of XO’s business plan is predicated on the assumption that the basic framework for competition in the local exchange services market established by the Telecom Act will remain in place.  XO expects that there will be attempts to limit or eliminate this basic framework through a combination of federal legislation, new rulemaking by the FCC and challenges to existing and proposed regulations by the RBOCs.  It is not possible to predict the nature of any such action or its impact on XO’s business and operations.

15.          An entity owned and controlled by Mr. Carl C. Icahn is XO’s majority stockholder.  An entity owned and controlled by Mr. Carl C. Icahn, Chairman of XO’s board of directors, has filed Form 13D with the Securities and Exchange Commission indicating that it owns over 60% of XO’s outstanding Common Stock as of January 31, 2004.  As a result, Mr. Icahn has the power to elect all of XO’s directors.  Under applicable law and XO’s certificate of incorporation and by-laws, certain actions cannot be taken without the approval of holders of a majority of XO’s voting stock including, without limitation, mergers and the sale of substantially all of XO’s assets and amendments to XO’s certificate of incorporation and by-laws.  XO anticipates that Mr. Icahn will continue to control a majority of XO’s outstanding capital stock following the issuance of XO Communications, Inc. shares in connection with XO’s acquisition of the Acquired Assets and consequently will continue to have these governance rights.

16.          Future sales of XO’s Common Stock could adversely affect its price and/or XO’s ability to raise capital.  Future sales of substantial amounts of XO Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the XO Common Stock and XO’s ability to raise capital.

As of February 20, 2004, there were 136,510,535 shares of XO Common Stock outstanding.  The shares of XO Common Stock owned by an entity owned and controlled by Mr. Icahn, are restricted shares that may be sold only under a registration statement or an exemption from federal securities registration requirements.  Mr. Icahn, through various entities that he owns or controls, has the right to require XO to register, under the Securities Act of 1933, shares of XO Common Stock held by such entities and to include shares of XO Common Stock held by them in certain registration statements filed by XO, pursuant to a Registration Rights Agreement approved by the Bankruptcy Court in connection with XO’s Chapter 11 proceedings.

Pursuant to XO’s Plan of Reorganization, XO has issued three series of warrants to purchase up to an aggregate of approximately 9.5 million, 7.1 million and 7.1 million additional shares of XO Common Stock, at exercise prices of $6.25, $7.50 and $10.00 per share, respectively.  The warrants will expire on January 16, 2010.

XO has options outstanding to purchase approximately 9.5 million shares of XO Common Stock outstanding under XO’s 2002 Stock Incentive Plan as of February 20, 2004.  Unless surrendered or cancelled earlier under the terms of the stock incentive plan, those options will expire beginning in 2013.  In addition, XO’s stock incentive plan authorizes future grants of options to purchase XO Common Stock, or awards of restricted XO Common Stock, with respect to an additional 6.3 million shares of XO Common Stock in the aggregate.

17.          There may be risks related to XO’s use of Arthur Andersen as XO’s independent auditors for the year ended December 31, 2001 and prior periods.  Arthur Andersen, LLP, XO’s former independent public accountants, which audited XO’s financial statements for the year ended December 31, 2001, was found guilty on June 15, 2002 of federal obstruction of justice charges in connection with the federal government’s investigation of Enron Corp.  Arthur Andersen ceased practicing before the SEC effective August 31, 2002.  Based on XO’s understanding of Arthur Andersen’s financial condition, it may be unable to satisfy any claims that arise out of its provision of auditing and other services to XO, including claims that may arise out of Arthur Andersen’s audits of XO’s consolidated financial statements in years prior to 2002.  The SEC has said that it will continue to accept financial statements audited or reviewed by Arthur Andersen in compliance with applicable rules and orders issued by the SEC in March 2002 in connection therewith.

X.  CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following is a summary of certain United States federal income tax consequences of the Plan to the Holders of Allowed Senior Lender Claims and Unsecured Claims and to the Debtors. The description of tax consequences below is for informational purposes only and, due to a lack of definitive judicial and administrative authority in a number of areas, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. Only the principal consequences of the Plan for the Debtors and for Holders of Allowed Senior Lender Claims and Unsecured Claims who are entitled to vote to accept or reject the Plan are described below.  No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan.  No rulings or determinations of the Internal Revenue Service (the “IRS”) or any other tax authorities have been or will be sought or obtained with respect any tax consequences of the Plan. The Debtors are not making any representations regarding the particular tax consequences of the confirmation and consummation of the Plan as to any Holder and are not rendering any form of legal opinions as to such tax consequences.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein.

The discussion of the United States federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury Regulations promulgated thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS as in effect on the date hereof.  Legislative, judicial or administrative changes or interpretations enacted or promulgated after the date hereof could alter or modify the analyses set forth below with respect to the United States federal income tax consequences of the Plan.  Any such change or interpretation may be retroactive and could significantly affect the United States federal income tax consequences discussed below.

This informational summary does not apply to Holders of Allowed Senior Lender Claims or Unsecured Claims that are not United States persons (as defined in the Internal Revenue Code) or that are otherwise subject to special treatment under U.S. federal income tax law (including, for example, banks, governmental authorities or agencies, financial institutions, insurance companies, pass-through entities, tax-exempt organizations, brokers and dealers in securities, mutual funds, small business investment companies, and regulated investment companies).  Moreover, this summary does not purport to cover all aspects of United States federal taxation that may apply to Holders of Allowed Senior Lender Claims or Unsecured Claims based upon their particular circumstances.  Additionally, this summary does not discuss any tax consequences that may arise under state, local, or foreign tax law.

THE FOLLOWING SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED ON THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF ALLOWED SENIOR LENDER CLAIMS OR UNSECURED CLAIMS.  ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS ANY APPLICABLE STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES, OF THE PLAN.

A.            CONSEQUENCES TO DEBTORS

1.             Sale of Assets and Transfers to ATLT

The sale of the Acquired Assets to XO and the transfers of the ATLT Assets to ATLT may result in the recognition of taxable gain or loss by the Debtors.  Nevertheless, due to available net operating losses (“NOLs”) and other loss carryforwards, the Debtors do not anticipate that a significant federal income tax liability, if any, will be incurred as a result of such transactions.  To the extent that any federal income tax liability results from such transactions, the Debtors will pay the resulting tax to the IRS.  The Debtors will not be required to include in income any cancellation of indebtedness income (“CODI”) from the discharge of Claims because the Internal Revenue Code provides an exclusion for CODI that arises in a title 11 proceeding.  In connection with this exclusion, a debtor normally must reduce its tax attributes by the amount of CODI that it excluded from gross income (after calculating the taxable income of the debtor for the taxable year in which such discharge occurs).  However, the Plan provides that the ATI and ATCW will be liquidated and dissolved and, accordingly, such attribute reduction will not be applicable.

The Sale Transaction, followed by the transfer of XO Common Stock and Cash to ATLT, may constitute a reorganization described in section 368(a)(1)(G) of the Internal Revenue Code (a “G Reorganization”), provided certain requirements are satisfied.  One such requirement is the preservation of sufficient continuity of proprietary interest.  In order for continuity to be preserved, a sufficient percentage of the value of the distribution must consist of stock in the acquiring corporation.

If the Debtors’ transfer and distribution constitute a G Reorganization, the Debtors would recognize no gain or loss with respect to such transactions, and their taxable year would end on the Initial Effective Date (with a new taxable year beginning the day after the Initial Effective Date).  Moreover, all of the tax attributes relating to the transferred assets, including adjusted basis therein and (with respect to any Debtors that are transferred) net operating loss carryovers, would be transferred to XO (subject to any applicable reduction and/or limitation) as of the close of the Initial Effective Date.

2.             Tax Consequences to STFI

STFI should not recognize any CODI under the Plan and therefore will not be required to reduce its tax attributes.  However, STFI’s ability to use NOLs and certain built-in losses after the Initial Effective Date will be limited as a result of the Distribution of New STFI Common Stock to ATLT for the benefit of certain Holders of Allowed Claims.  If a corporation undergoes an “ownership change,” then Section 382 of the Internal Revenue Code generally limits the corporation’s use of its NOLs that exist at the time of such ownership change (and may limit a corporation’s use of certain built-in losses existing at the time of the ownership change if such built-in losses are recognized within a five-year period following the ownership change) (the “Section 382 Limitation”).  The Section 382 Limitation on the use of pre-change losses (NOLs and certain built-in losses recognized within the five year post-ownership change period) in any “post change year” generally is equal to the product of the fair market value of the loss corporation’s outstanding stock immediately before the ownership change and the long-term tax-exempt rate in effect for the month in which the ownership change occurs (which is published monthly by the Treasury Department and is 4.31% for April 2004).  Code Section 382(1)(6) provides, however, that in the case of an ownership change resulting from a bankruptcy proceeding of a debtor, the value of the debtor’s stock for the purpose of computing the Section 382 Limitation generally will be calculated by reference to the net equity value of the debtor’s stock immediately after the ownership change.

In general, an ownership change occurs when the percentage of the corporation’s stock owned by certain “5 percent shareholders” increases by more than 50 percentage points over the lowest percentage owned by such holders at any time during the applicable “testing period” (generally, the shorter of (a) the three-year period preceding the testing date and (b) the period between the most recent ownership change of the corporation and the testing date). A “5 percent shareholder” for these purposes includes, generally, an individual or entity that directly or indirectly owns 5 percent or more of a corporation’s stock during the relevant period, and may include one or more groups of shareholders each of which owns less than 5 percent of the value of the corporation’s stock.  Under these rules, the issuance of New STFI Common Stock to ATLT for the benefit of certain Holders of Allowed Claims will cause STFI to undergo an ownership change, and, consequently, Section 382 will limit STFI’s use of any pre-change losses.

B.            TAX TREATMENT OF POST-CONFIRMATION ESTATE

1.             Classification of ATLT

Pursuant to the Plan, the Debtors will transfer the ATLT Assets to ATLT, and ATLT will become obligated to make Distributions in accordance with the Plan.  The Plan provides, and this discussion assumes, that ATLT will be treated for federal income tax purposes as a “liquidating trust,” as defined in Treasury Regulation Section 301.7701-4(d) or as another entity that is treated as a flow through entity for federal income tax purposes.  Accordingly, no federal income tax should be imposed on ATLT itself on the income or gain recognized by ATLT. Instead, the beneficiaries of the liquidating trust, or the owners of such entity, as the case may be, will be taxed on their allocable shares of such net income or gain in each taxable year, whether or not they receive any Distributions from ATLT in such taxable year.

2.             Tax Reporting

The Plan Administrator will file tax returns with the IRS for ATLT as required by law.  The Plan Administrator also will send to each Holder of an interest in ATLT a separate statement setting forth the Holder’s allocable share of items of income, gain, loss, deduction or credit and will instruct the Holder to report such items on such Holder’s federal income tax return.

3.             Reserve for Disputed Claims

The Plan Administrator must establish a reserve on account of any distributable amounts required to be set aside on account of Disputed Claims.  Such amounts, net of certain expenses, shall be distributed as such Disputed Claims are resolved in the manner that such amounts would have been distributed had the Disputed Claims been Allowed Claims as of the Initial Effective Date, together with any net earnings related thereto.  ATLT will pay taxes on the taxable net income or gain allocable to Holders of Disputed Claims on behalf of such Holders and, when such Disputed Claims are ultimately resolved, Holders whose Disputed Claims are determined to be Allowed Claims will receive Distributions from ATLT net of the taxes that ATLT had paid previously on their behalf.

C.            CONSEQUENCE TO HOLDERS OF ALLOWED CLAIMS

1.             Recognition of Gain or Loss

The transfer of the ATLT Assets to ATLT by the Debtors should be treated for federal income tax purposes as a transfer of such assets to the Holders of Allowed Claims to the extent they are beneficiaries of ATLT, followed by a deemed transfer of such assets by such Holders to ATLT.  As a result of such treatment, such Holders of Allowed Claims will have to take into account their pro rata share of the ATLT Assets transferred on their behalf to ATLT in determining the amount of gain or loss recognized upon consummation of the Plan, subject to the discussion below under “Tax-Free Treatment.”  In addition, because a Holder’s share of the assets held by ATLT may change depending upon the resolution of the Disputed Claims, the Holder may be prevented from recognizing any loss in connection with consummation of the Plan until the time that all such Disputed Claims have been resolved.  The Plan Administrator will provide the Holders of Allowed Claims with valuations of the assets transferred to ATLT on behalf of and for the benefit of such Holders, as required by the Plan and the ATLT Agreement, and such valuations should be used consistently by ATLT and such Holders for all federal income tax purposes.

Subject to the discussion below under “Tax-Free Treatment,” a Holder of an Allowed Claim generally will recognize gain or loss equal to the difference between the “amount realized” by such Holder and such Holder’s adjusted tax basis in the Allowed Claim.  The “amount realized” by a Holder is equal to the sum of the Cash and the fair market value of any property received under the Plan in respect of a Holder’s Allowed Claim (including the Holder’s proportionate share of the ATLT Assets transferred to ATLT on behalf of and for the benefit of the Holder), to the extent that such Cash or property is not allocable to any portion of the Allowed Claim representing accrued but unpaid interest (see discussion below).

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE RECOGNITION OF GAIN OR LOSS, FOR FEDERAL INCOME TAX PURPOSES, ON THE SATISFACTION OF THEIR ALLOWED CLAIMS.

2.             Distributions in Discharge of Accrued but Unpaid Interest

Pursuant to the Plan, Distributions received with respect to Allowed Claims will be allocated first to the principal amount of such Allowed Claims, with any excess allocated to accrued but unpaid interest.  However, there is no assurance that the IRS will respect such allocation for federal income tax purposes.  Holders of Allowed Claims not previously required to include in their taxable income any accrued but unpaid interest on an Allowed Claim may be treated as receiving taxable interest, to the extent any consideration they receive under the Plan is allocable to such accrued but unpaid interest.  Holders previously required to include in their taxable income any accrued but unpaid interest on an Allowed Claim may be entitled to recognize a deductible loss, to the extent that such accrued but unpaid interest is not satisfied under the Plan.  HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE ALLOCATION OF CONSIDERATION RECEIVED IN SATISFACTION OF THEIR CLAIMS AND THE FEDERAL INCOME TAX TREATMENT OF ACCRUED BUT UNPAID INTEREST.

3.             Character of Gain or Loss; Tax Basis; Holding Period

The character of any gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss recognized by a Holder of Allowed Claims under the Plan will be determined by a number of factors, including, but not limited to, the status of the Holder, the nature of the Allowed Claim in such Holder’s hands, the purpose and circumstances of its acquisition, the Holder’s holding period in the Allowed Claim, whether the Allowed Claim was acquired at a market discount and the extent to which the Holder previously claimed a deduction for the worthlessness of all or a portion of the Allowed Claim.  The Holder’s aggregate tax basis for any XO Common Stock received under the Plan generally will equal its fair market value.  The holding period for any XO Common Stock received under the Plan generally will begin on the day following its receipt.

4.             Tax-Free Treatment

As discussed above, the Sale Transaction and transfer of Assets to ATLT may qualify for treatment as a G Reorganization.  In this case, the U.S. federal income tax treatment to Holders of Allowed Claims would depend on whether or to what extent such Claims constitute “securities” for such purposes. The term “security” is not defined in the Internal Revenue Code or Treasury Regulations promulgated thereunder and has not been clearly defined by judicial decision.  The determination of whether an instrument constitutes a “Security” is determined based on all the facts and circumstances but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for federal income tax purposes.  These authorities have indicated that a term of five years or less is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security.  In addition to maturity, other factors taken into account are the nature of the debt, the degree of participation and continuing interest in the business represented by the debt, the extent of proprietary interest compared with the similarity of the debt to a cash payment, and the purpose of the advance.  The ATI Notes have a term of ten years and therefore it is more likely that they will be treated as “securities” for these purposes.

In the event that the Sale Transaction and the transfer of consideration to ATLT qualify as a G Reorganization, then each Holder of an Allowed Claim that is a security generally (i) will not recognize loss upon the exchange of such Allowed Claim, but (ii) will recognize gain (as computed above under “Recognition of Gain or Loss”), if any, only to the extent of consideration received other than XO Common Stock (other than in respect of any accrued but unpaid interest).  In general, the Holder’s aggregate tax basis in any XO Common Stock received in satisfaction of its Allowed Claim will equal the Holder’s aggregate tax basis in such Allowed Claim, increased by the amount of any gain recognized and decreased by any consideration received (other than XO Common Stock) that is not allocable to accrued but unpaid interest.  In general, the Holder’s holding period for XO Common Stock will include the Holder’s holding period for the Allowed Claim exchanged therefore, except to the extent that the XO Common Stock was issued in respect of an Allowed Claim for accrued but unpaid interest.  To the extent that an Allowed Claim that had been acquired with market discount is exchanged in a G Reorganization, any market discount that accrued on the Allowed Claim but was not recognized by the Holder should be carried over to the property received therefor and any gain recognized on the subsequent sale or other taxable disposition of such property should be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged Allowed Claim.

D.            WITHHOLDING

All Distributions to Holders of Allowed Claims under the Plan are subject to any applicable withholding, including employment tax withholding.  The Debtors and/or ATLT will withhold appropriate employment taxes with respect to payments made to a Holder of an Allowed Claim that constitutes a payment for compensation.  Any payments made to a Holder of an Allowed Claim may be subject to backup withholding tax, currently at a rate of 28%, if the Holder (a) fails to furnish the correct social security number or other taxpayer identification number (“TIN”) of the Holder, (b) furnishes an incorrect TIN, (c) has failed to report properly interest or dividends to the IRS in the past, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is the correct number and that the Holder is not subject to backup withholding tax.  Backup withholding tax is not an additional tax but merely an advance payment, which may be refunded to the extent that it results in an overpayment of tax.  Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

AS INDICATED ABOVE, THE FOREGOING IS INTENDED TO BE A SUMMARY ONLY AND NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL.  THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN SOME CASES, UNCERTAIN. ACCORDINGLY, EACH HOLDER OF A CLAIM IS URGED TO CONSULT SUCH HOLDER’S TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

XI.  SECURITIES LAWS MATTERS

THE FOLLOWING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS DO NOT MAKE ANY REPRESENTATIONS CONCERNING, AND DO NOT PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DESCRIBED BELOW.  THE DEBTORS ENCOURAGE EACH PERSON WHO IS TO RECEIVE ATLT “A” TRUST INTERESTS, ATLT “B” TRUST INTERESTS, OR ATLT “C” TRUST INTERESTS PURSUANT TO THE PLAN TO CONSIDER CAREFULLY AND CONSULT WITH HIS, HER OR ITS OWN LEGAL ADVISOR(S) WITH RESPECT TO SUCH (AND ANY RELATED) MATTERS, IN VIEW OF THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND EQUIVALENT STATE SECURITIES AND “BLUE SKY” LAWS TO A RECIPIENT OF ATLT “A” TRUST INTERESTS, ATLT “B” TRUST INTERESTS, OR ATLT “C” TRUST INTERESTS WHO MAY BE DEEMED TO BE AN “UNDERWRITER” (WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1145(B)(1)) AND/OR AN “AFFILIATE” OF, OR A PERSON WHO EXERCISES “CONTROL” OVER, ANY OF THE DEBTORS UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

The initial issuance and the resale of ATLT “A” Trust Interests, ATLT “B” Trust Interests, and ATLT “C” Trust Interests raise certain securities law issues under the Bankruptcy Code and federal and state securities laws that are discussed in this section.  The information in this section should not necessarily be considered applicable to all situations or to all holders of Claims receiving ATLT “A” Trust Interests, ATLT “B” Trust Interests, and ATLT “C” Trust Interests.  Holders of Claims should consult their own legal counsel concerning the facts and circumstances relating to the transfer of these securities.

A.            Issuance of XO Common Stock to ATLT

The Debtors and the Creditors Committee believe that that issuance of XO Common Stock to ATLT is not exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under section 1145(a)(1) of the Bankruptcy Code.  Consequently, if the issuance of the XO Common Stock is not registered under the Securities Act, such shares of XO Common Stock will be deemed to be “restricted securities” within the meaning of the Securities Act and may not be sold by the ATLT unless an exemption under the Securities Act is available or a registration statement is filed and deemed effective.  Even if the exemption from registration under section 1145(a)(1) of the Bankruptcy Code is available, XO Common Stock issued under the Plan to Persons or Entities who are deemed to be underwriters under section 1145(b) of the Bankruptcy Code will be subject to restriction under the Securities Act and therefore may not be sold by such Persons or Entities unless an exemption under the Securities Act is available or a registration statement is filed and declared effective.  Section 6.28(a) of the Purchase Agreement provides that if XO is unable to obtain assurance to its satisfaction that the issuance and distribution of the XO Common Stock will be exempt from registration under Section 5 of the Securities Act, as provided in section 1145 of the Bankruptcy Code, XO will promptly and diligently file and cause to become effective, a registration statement registering the XO Common Stock under the Securities Act.  As the Debtors and the Creditors Committee believe that the issuance of the XO Common Stock to ATLT or otherwise was not or will not be exempt from the registration requirements of the Securities Act under section 1145(a)(1) of the Bankruptcy Code, the Debtors and the Creditors Committee believe that XO is required to file a registration statement in accordance with Section 6.28(a) of the Purchase Agreement.  In the event that a registration statement is declared effective with respect to the issuance of the XO Common Stock, then the XO Common Stock should be freely tradable unless held by a Person or Entity who is an “affiliate” of XO under the Securities Act.  The sale of XO Common Stock by a Person or Entity who is an “affiliate” of XO under the Securities Act requires that such XO Common Stock be registered, or sold pursuant to an applicable exemption from registration, under the Securities Act.

XO has made requests to receive any proposed documentation relating to ATLT, the entity which will hold the XO Common Stock on the Effective Date and the terms by which such XO Common Stock may be held or disposed of pursuant thereto.  The Creditors Committee, which will be drafting the ATLT documentation, has advised the Debtors that as of the date of this Disclosure Statement, the ATLT trust agreement is not complete, but that such documentation will be filed with the Bankruptcy Court within ten days prior to the Confirmation Hearing as provided for in the Plan and this Disclosure Statement. As such, XO has advised the Debtors that it is not currently is a position to determine whether the issuance of the XO Common Stock to ATLT will be exempt from registration under section 1145 of the Bankruptcy Code or whether the XO Common Stock must be registered under the Securities Act under the terms of the Purchase Agreement, in order for the XO Common Stock to be issued to, sold by and/or distributed by ATLT.  Accordingly, XO has advised the Debtors that it is reserving its rights as to whether it has any obligation under the Purchase Agreement to register (for sale or resale) the XO Common Stock under the Securities Act until the Confirmation Hearing.

To the extent XO asserts that it is not required to file a registration statement with respect to the XO Common Stock under the terms of the Purchase Agreement, a resolution of the issue may need to be determined by the Bankruptcy Court at the Confirmation Hearing.  If the Bankruptcy Court determines that XO is not required to file such a registration statement because the issuance and distribution of the XO Common Stock was exempt under section 1145 of the Bankruptcy Code, then the XO Common Stock will not be freely transferable by ATLT, which would constitute an affiliate of the Debtors and, as such, in order for ATLT to sell the XO Common Stock, it would be required to do so under an exemption from Section 5 of the Securities Act.  However, in such a scenario, if ATLT distributed the shares to Holders of Allowed Unsecured Claims that did not elect and receive a Cash Recovery, the XO Common Stock distributed to such Holders would be exempt under section 1145 of the Bankruptcy Code and, thus, such XO Common Stock would be freely tradable by such Holders who are not “affiliates” of XO.

B.            Issuance of New STFI Common Stock to ATLT

The Debtors and the Creditors Committee believe that that issuance of New STFI Common Stock to ATLT is not exempt from the registration requirements of the Securities Act under section 1145(a)(1) of the Bankruptcy Code.  Therefore, the New STFI Common Stock will be deemed to be “restricted securities” within the meaning of the Securities Act and may not be sold by ATLT unless an exemption under the Securities Act is available or a registration statement is filed and deemed effective.  Even if the exemption from registration under section 1145(a)(1) of the Bankruptcy Code is available, New STFI Common Stock issued under the Plan to Persons or Entities who are deemed to be underwriters under section 1145(b) of the Bankruptcy Code will be considered “restricted securities” and therefore may not be sold by such Persons or Entities unless an exemption under the Securities Act is available or a registration statement is filed and declared effective.  Accordingly, in order for the New STFI Common Stock to be freely tradable, (a) a registration statement must be filed and declared effective with respect to the issuance of the New STFI Common Stock, unless the New STFI Common Stock is held by a Person or Entity who is an “affiliate” of STFI under the Securities Act or (b) the New STFI Common Stock must be distributed by ATLT to Holders of Allowed Unsecured Claims that did not elect and receive a Cash Recovery; provided, however, that in such instance, absent the filing and effectiveness of a registration statement or availability of another exemption from registration, the New STFI Common Stock distributed to any Person or Entities who are deemed to be underwriters under section 1145(b) of the Bankruptcy Code would remain “restricted securities” and would not be freely tradable.  In the event that the Plan Administrator and the directors of ATLT believe, in the exercise of their fiduciary duties, that it would be in the best interests of Holders of ATLT “B” Trust Interests for the New STFI Common Stock to be registered, the ATLT will take appropriate actions to register the New STFI Common Stock.

C.            Applicable Law

Section 1145(a)(1) of the Bankruptcy Code exempts the offer or sale of securities pursuant to a plan of reorganization from the registration requirements of the Securities Act and from registration under state securities laws if the following conditions are satisfied: (1) the securities are issued by a company (a “debtor” under the Bankruptcy Code) (or its affiliates or successors) under a plan of reorganization; (2) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor; and (3) the securities are issued in exchange for the recipients’ claim against or interest in the debtor, or principally in such exchange and partly for cash or property.  In general, offers and sales of securities made in reliance on the exemption afforded under section 1145(a)(1) of the Bankruptcy Code are deemed to be made in a public offering, so that the recipients thereof, other than underwriters, are free to resell such securities without registration under the Securities Act.  In addition, such securities may be resold without registration under state securities laws, provided that such resale is made in accordance with an available exemption provided by the respective laws of the several states.  However, recipients of XO Common Stock or New STFI Common Stock issued under the Plan are advised to consult with their own legal counsel as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.  The exemption from the registration requirements of the Securities Act for resales provided by section 1145(a) is not available to a recipient of XO Common Stock or New STFI Common Stock if such individual or entity is deemed to be an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines the term “underwriter” as one who (a) purchases a claim with a view toward distribution of any security to be received in exchange for the claim, or (b) offers to sell securities issued under a plan for the holders of such securities, or (c) offers to buy securities issued under a plan from Persons or Entities receiving such securities, if the offer to buy is made with a view toward distribution, or (d) is a control person of the issuer of the securities.

Notwithstanding the foregoing, statutory underwriters may be able to sell securities without registration pursuant to Rule 144 under the Securities Act (subject, however, to the applicable resale limitations contained therein) which, in effect, permits the resale of securities (including those securities received by statutory underwriters pursuant to a chapter 11 plan), subject to applicable volume limitations, notice and manner of sale requirements and certain other conditions.  Recipients of XO Common Stock or New STFI Common Stock under the Plan which believe they may be statutory underwriters as defined by section 1145 of the Bankruptcy Code are advised to consult with their own counsel as to the availability of the exemption provided by Rule 144.

If the shares of XO Common Stock or New STFI Common Stock are deemed “restricted securities,” or are held by “affiliates” of XO or Reorganized STFI, then the certificates evidencing such XO Common Stock or New STFI Common Stock will bear a legend substantially in the form below:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS XO COMMUNICATIONS, INC. OR REORGANIZED STFI, AS APPLICABLE, RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.”

Any holder of a certificate evidencing XO Common Stock or New STFI Common Stock bearing such legend may present such certificate to the transfer agent for XO Common Stock or New STFI Common Stock for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (a) such securities are sold pursuant to an effective registration statement under the Securities Act or (b) such holder delivers to XO or Reorganized STFI, as applicable, an opinion of counsel reasonably satisfactory to XO or Reorganized STFI, as applicable, that such securities may be sold without registration under the Securities Act, in which event the certificate issued to the transferee shall not bear such legend unless otherwise specified in such opinion.

Whether any particular Person or Entity would be deemed an “affiliate” of XO or Reorganized STFI under the Securities Act or an “underwriter” with respect to any security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that Person or Entity.  Accordingly, the Debtors express no view as to whether any Person or Entity would be an “affiliate” of XO or Reorganized STFI or an “underwriter” with respect to any security to be issued pursuant to the Plan.

GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON OR ENTITY MAY BE AN UNDERWRITER OR AN AFFILIATE OF XO OR REORGANIZED STFI, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON OR ENTITY TO TRADE IN THE XO COMMON STOCK OR NEW STFI COMMON STOCK.  THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF XO COMMON STOCK OR NEW STFI COMMON STOCK CONSULT THEIR OWN COUNSEL CONCERNING THE FEDERAL AND STATE SECURITIES LAWS CONSEQUENCES CONCERNING THE TRANSFERABILITY OF XO COMMON STOCK OR NEW STFI COMMON STOCK.

D.            ATLT Likely Not an Investment Company

The Investment Company Act of 1940, as amended (the “1940 Act”), requires registration for companies (including trusts that issue securities) primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities.  A company may be an investment company if it holds securities (excluding majority owned subsidiaries and government securities) (“investment securities”) with a value exceeding 40% of the value of its total assets (excluding majority owned subsidiaries and government securities) on an unconsolidated basis, unless an exemption from registration applies.  On the Initial Effective Date, substantially all of ATLT’s assets will consist of investment securities.  However, ATLT does not intend to engage in the business of investing, reinvesting, owning, holding or trading in securities.  Instead, ATLT intends liquidate its assets and distribute them to Holders of ATLT Trust Interests in an orderly manner over a limited time period and to conduct only such operations and transactions which are merely incidental to its dissolution (“liquidating vehicle”).

A liquidating vehicle should not be required to register under the 1940 Act as an investment company since the operations of such vehicle are merely incidental to its dissolution.  If ATLT did not qualify as a liquidating vehicle it may be required to register under the 1940 Act, which imposes significant legal and operational restrictions on investment companies, including with respect to management, capital structure, distributions to owners and the ability to enter into certain affiliated transactions.  In addition, failure to register as an investment company if required may subject an issuer to significant adverse regulatory or other penalties and collateral consequences.  If ATLT were required to register as an investment company, such requirement would have a material adverse effect on ATLT.

XII.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

If the Plan is not confirmed and consummated, the Debtors’ alternatives include (i) liquidation of the Debtors under chapter 7 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan or plans of reorganization.

A.            LIQUIDATION UNDER CHAPTER 7

If no chapter 11 plan can be confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtors.  A discussion of the effect that a chapter 7 liquidation would have on the recoveries of Holders of Claims and Equity Interests is set forth herein.  The Debtors believe that liquidation under chapter 7 would result in, among other things, (i) smaller distributions being made to creditors and equity interest Holders than those provided for in the Plan because of additional administrative expenses attendant to the appointment of a trustee and the trustee’s employment of attorneys and other professionals, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors’ operations and (iii) the failure to realize the greater, going concern value of the Debtors’ assets.

B.            ALTERNATIVE PLAN OF REORGANIZATION

If the Plan is not confirmed, the Debtors or any other party in interest could attempt to formulate a different plan of reorganization.  Such a plan might involve either a reorganization and continuation of the Debtors’ business or an orderly liquidation of the Debtors’ assets.  The Debtors have concluded that the Plan represents the best alternative to protect the interests of creditors, equity interest Holders and other parties in interest.

The Debtors believe that the Plan enables the Debtors to successfully and expeditiously emerge from chapter 11, preserves their business and allows creditors to realize the highest recoveries under the circumstances.  In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtors would be sold in an orderly fashion which could occur over a more extended period of time than in a liquidation under chapter 7 and a trustee need not be appointed.  Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation.  Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, the Debtors believe that a liquidation under chapter 11 is a much less attractive alternative to creditors and equity interest Holders because a greater return to creditors and equity interest Holders is provided for in the Plan.

XIII.  CONCLUSION AND RECOMMENDATION

The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to Holders of Allowed Claims and Equity Interests.  Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs.  The Debtors urge Holders of Impaired Claims entitled to vote on the Plan to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received no later than 5:00 p.m., prevailing Eastern Time, on June 1, 2004.

Allegiance Telecom, Inc.
(for itself and on behalf of each of the Debtors)

By:	/s/ Mark B. Tresnowski
Name:	Mark B. Tresnowski
Title:	Executive Vice President,
General Counsel and Secretary